As filed with the Securities and Exchange Commission on
                                  July 23, 2007

                               File No. 811-21067

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM N-2
                        (Check appropriate box or boxes)

|X|     REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940

|X|                      Post-effective Amendment No. 5

                   Torrey International Strategy Partners, LLC
               (Exact Name of Registrant as Specified in Charter)

             505 Park Avenue, Fifth Floor, New York, New York 10022
                    (Address of Principal Executive Offices)

                                 (212) 644-7800
                         (Registrant's Telephone Number)

                           Corporation Service Company
                        2711 Centerville Road, Suite 400
                           Wilmington, Delaware 19808
                     (Name and Address of Agent for Service)

                          Copies of Communications to:
                              Patricia A. Poglinco
                               Seward & Kissel LLP
                             One Battery Park Plaza
                            New York, New York 10004

This Registration Statement has been filed by Registrant pursuant to Section 8(b) of the Investment Company Act of 1940, as amended (the "1940 Act"). Interests in the Registrant are not being registered under the Securities Act of 1933, as amended (the "1933 Act"), and will be issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Investments in Registrant may only be made by individuals or entities that are "accredited investors" within the meaning of Regulation D under the 1933 Act and "qualified clients" within the meaning of Rule 205-3 under the 1940 Act or "qualified purchasers" within the meaning of Section 2(a)(51)(A) of the 1940 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, interests in Registrant.

Torrey International Strategy Partners, LLC is filing this Post-Effective Amendment No. 5 to the Registration Statement on Form N-2, registration number 811-21066 (the "Registration Statement") with two private placement memoranda which are identical except for the identity and certain descriptive information regarding the Placement Agent.

                                            Name of Offeree:____________________

                                          Memorandum Copy No.:__________________

                       TORREY U.S. STRATEGY PARTNERS, LLC
                   TORREY INTERNATIONAL STRATEGY PARTNERS, LLC

                 Private Investment Limited Liability Companies

               Registered Under the Investment Company Act of 1940

                          PRIVATE PLACEMENT MEMORANDUM

                          Wachovia Securities, LLC and
                   Wachovia Securities Financial Networks, LLC
                                 Placement Agent

                             TORREY ASSOCIATES, LLC

                       ----------------------------------

                       TORREY U.S. STRATEGY PARTNERS, LLC
                   TORREY INTERNATIONAL STRATEGY PARTNERS, LLC

                       ----------------------------------

                          PRIVATE PLACEMENT MEMORANDUM

TORREY U.S. STRATEGY PARTNERS, LLC and TORREY INTERNATIONAL STRATEGY PARTNERS, LLC (each, a "Fund" and collectively, the "Funds") are private investment limited liability companies registered under the Investment Company Act of 1940, as amended, as closed-end, non-diversified, management investment companies. The Funds are multi-manager funds that seek to achieve capital appreciation over the long-term by allocating their assets among a select group of investment managers with special expertise investing in a variety of investment strategies and techniques.

Units in the Funds are not registered or approved for sale in any jurisdiction. The Funds are not offering units in the Funds for sale in any jurisdiction where such offer or sale is not permitted. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed on the accuracy or adequacy of this Private Placement Memorandum. Any representation to the contrary is a criminal offense.

UNITS IN THE FUNDS ARE NOT DEPOSITS OR OBLIGATIONS OF, GUARANTEED BY, OR ENDORSED BY ANY BANK, AND ARE NOT FEDERALLY INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, FEDERAL RESERVE BOARD, OR ANY OTHER AGENCY. INVESTMENT IN THE FUNDS INVOLVES INVESTMENT RISKS, INCLUDING THE POSSIBLE LOSS OF THE AMOUNT INVESTED. THE NET ASSET VALUE OF THE FUNDS WILL FLUCTUATE.

This Private Placement Memorandum provides information that you should know before investing in the Funds. You should read this Private Placement Memorandum carefully and retain it for future reference.

                                    July 2007

     THE UNITS OF TORREY U.S. STRATEGY PARTNERS, LLC AND TORREY INTERNATIONAL STRATEGY PARTNERS, LLC WHICH ARE DESCRIBED IN THIS PRIVATE PLACEMENT MEMORANDUM HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY OF THE STATES OF THE UNITED STATES. THE OFFERINGS CONTEMPLATED BY THIS PRIVATE PLACEMENT MEMORANDUM WILL BE MADE IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT FOR OFFERS AND SALES OF SECURITIES WHICH DO NOT INVOLVE ANY PUBLIC OFFERING, AND ANALOGOUS EXEMPTIONS UNDER STATE SECURITIES LAWS.

     THIS PRIVATE PLACEMENT MEMORANDUM SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF UNITS OF THE FUNDS IN ANY JURISDICTION IN WHICH SUCH OFFER, SOLICITATION OR SALE IS NOT AUTHORIZED OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER, SOLICITATION OR SALE. NO PERSON HAS BEEN AUTHORIZED TO MAKE ANY REPRESENTATIONS CONCERNING THE FUNDS THAT ARE INCONSISTENT WITH THOSE CONTAINED IN THIS PRIVATE PLACEMENT MEMORANDUM. PROSPECTIVE INVESTORS SHOULD NOT RELY ON ANY INFORMATION NOT CONTAINED IN THIS PRIVATE PLACEMENT MEMORANDUM.

     THIS PRIVATE PLACEMENT MEMORANDUM IS INTENDED SOLELY FOR THE USE OF THE PERSON TO WHOM IT HAS BEEN DELIVERED FOR THE PURPOSE OF EVALUATING A POSSIBLE INVESTMENT BY THE RECIPIENT IN THE UNITS OF THE FUNDS DESCRIBED HEREIN, AND IS NOT TO BE REPRODUCED OR DISTRIBUTED TO ANY OTHER PERSONS (OTHER THAN PROFESSIONAL ADVISERS OF THE PROSPECTIVE INVESTOR RECEIVING THIS DOCUMENT).

     PROSPECTIVE INVESTORS SHOULD NOT CONSTRUE THE CONTENTS OF THIS PRIVATE PLACEMENT MEMORANDUM AS LEGAL, TAX OR FINANCIAL ADVICE. EACH PROSPECTIVE INVESTOR SHOULD CONSULT HIS OR HER OWN PROFESSIONAL ADVISERS AS TO THE LEGAL, TAX, FINANCIAL OR OTHER MATTERS RELEVANT TO THE SUITABILITY OF AN INVESTMENT IN THE FUND(S) FOR SUCH INVESTOR.

     IN MAKING AN INVESTMENT DECISION, INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE FUND(S) AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THESE SECURITIES HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     THESE SECURITIES ARE SUBJECT TO SUBSTANTIAL RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT OF EACH FUND, THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

ATTENTION RESIDENTS OF FLORIDA:
------------------------------

     THE FOLLOWING NOTICE IS PROVIDED TO SATISFY THE NOTIFICATION REQUIREMENT SET FORTH IN SUBSECTION 11(A)(5) OF SECTION 517.061 OF THE FLORIDA STATUTES, 1987, AS AMENDED.

     UPON THE ACCEPTANCE OF FIVE (5) OR MORE FLORIDA INVESTORS, AND IF THE FLORIDA INVESTOR IS NOT A BANK, A TRUST COMPANY, A SAVINGS INSTITUTION, AN INSURANCE COMPANY, A DEALER, AN INVESTMENT COMPANY AS DEFINED IN THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED, A PENSION OR PROFIT-SHARING TRUST, OR A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES
ACT), THE FLORIDA INVESTOR ACKNOWLEDGES THAT ANY SALE OF AN INTEREST TO THE FLORIDA INVESTOR IS VOIDABLE BY THE FLORIDA INVESTOR EITHER WITHIN THREE DAYS AFTER THE FIRST TENDER OF CONSIDERATION IS MADE BY THE FLORIDA INVESTOR TO THE ISSUER, OR AN AGENT OF THE ISSUER, OR WITHIN THREE DAYS AFTER THE AVAILABILITY OF THAT PRIVILEGE IS COMMUNICATED TO THE FLORIDA INVESTOR, WHICHEVER OCCURS LATER.

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----

SUMMARY OF TERMS...............................................................1

GLOSSARY OF SELECTED TERMS....................................................17

THE FUNDS.....................................................................19

STRUCTURE.....................................................................19

INVESTMENT PROGRAM............................................................20

TYPES OF INVESTMENTS AND RELATED RISK FACTORS.................................23

INVESTMENT RESTRICTIONS.......................................................31

ADDITIONAL RISK FACTORS  RELATING TO THE FUNDS' STRUCTURE.....................32

THE MANAGERS..................................................................35

THE ADVISOR...................................................................39

CONFLICTS OF INTEREST.........................................................46

FEES AND EXPENSES.............................................................49

CAPITAL ACCOUNTS AND ALLOCATIONS..............................................52

SUBSCRIPTION FOR UNITS........................................................55

REPURCHASES AND TRANSFERS OF UNITS............................................58

TAX ASPECTS...................................................................61

ERISA CONSIDERATIONS..........................................................71

SUMMARY OF LIMITED LIABILITY COMPANY AGREEMENTS...............................72

Appendix A:  Form Of Limited Liability Company Agreement

                                SUMMARY OF TERMS

     The following summary is qualified entirely by the detailed information appearing elsewhere in this Private Placement Memorandum and by the terms and conditions of each Fund's Amended and Restated Limited Liability Company Agreement (the "Limited Liability Company Agreement"), each of which should be read carefully by each investor and retained for future reference.

The Funds                    Torrey U.S. Strategy Partners, LLC and Torrey
                             International Strategy Partners, LLC (each, a
                             "Fund" and collectively, the "Funds") are private investment limited liability companies, organized under the laws of the State of Delaware and registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as closed-end, non-diversified, management investment companies.
                             Torrey U.S. Strategy Partners, LLC commenced operations in September 2002 and Torrey
                             International Strategy Partners, LLC commenced operations in November 2002.

Investment Objectives        Torrey U.S. Strategy Partners, LLC seeks to achieve
                             long-term capital appreciation by investing primarily in U.S. securities and financial markets.
                             See "Investment Program" below. Torrey
                             International Strategy Partners, LLC seeks to achieve long-term capital appreciation by investing primarily in non-U.S. securities and financial markets.

Multi-Manager                Each Fund seeks to achieve its objective by
Investment Program           allocating its assets among a professionally
                             selected group of investment vehicles which employ a variety of investment techniques and strategies and are managed by highly skilled portfolio
                             Corporation Service Company

                             its assets among a number of Portfolio Managers, each Fund seeks to achieve its investment objective with less risk and lower volatility than if the Fund utilized a single manager approach.

Advisor Torrey Associates, LLC (the "Advisor") selects the Portfolio Managers and allocates the assets of the Funds among them from time to time based upon an evaluation of each Portfolio Manager.

                             The Advisor is registered as an investment adviser with the Securities and Exchange Commission and is also registered as a commodity pool operator with the CFTC. As of March 31, 2007, the Advisor had approximately $1 billion in assets under management. Predecessor operating entities of the Advisor controlled by James A. Torrey, including sole proprietorships, have been in the "fund of funds" business since 1990. The Advisor was organized by Mr. Torrey and began managing multi-manager investment portfolios in March 1998. See "The Advisor" below.

Management                   The power to manage and control the business
                             affairs of each Fund is vested in a Board of Managers (each, a "Manager" and together, the "Board" of each Fund), including the exclusive authority to oversee and to establish policies regarding the management, conduct and operation of the business of each Fund.

Selection of Portfolio       The Advisor considers a wide range of factors in
Managers                     evaluating each Portfolio Manager, including:

                               o past investment performance during various market conditions
                               o  investment strategies and processes used
                               o structure of portfolios and risk management procedures
                               o correlation of results with other Portfolio Managers
                               o reputation, experience and training of key personnel
                               o personal investment by principals of the Portfolio Manager in the investment program o compensation and expense structures
                               o  assets under management and number of clients

                             The Funds currently intend to invest their assets primarily in unregistered investment partnerships (also referred to as "hedge funds"), that have investors other than the Funds, and in other registered investment companies (collectively, the "Portfolio Funds"). In particular, the Funds will invest their assets in Portfolio Funds and with Portfolio Managers that generally pursue investment strategies consisting largely of long/short equity positions. The Funds also may invest a portion of their assets directly pursuant to investment advisory agreements, granting Portfolio Managers discretionary investment authority on a managed account basis. In addition, the Funds may invest in a special purpose investment vehicle created for a Portfolio Manager in which the Portfolio Manager serves as general partner/manager and a Fund is the sole limited partner/member. (Portfolio Managers for which such an investment vehicle is formed, and Portfolio Managers who manage assets directly on a managed account basis, are collectively referred to as "Sub-Advisors".) The Funds may invest directly in liquid investments, including securities, futures, forward contracts, money market instruments and other liquid assets under the management of the Advisor, pending allocation or reallocation of investments to Portfolio Funds or in order to ensure that sufficient cash is available for repurchases of limited liability company interests in the Funds ("Units").

                             The Advisor monitors the performance of each Portfolio Manager. The Advisor may reallocate the assets of each Fund among that Fund's Portfolio Managers, terminate existing Portfolio Managers and select additional Portfolio Managers at its discretion.

Investment Strategies        The Portfolio Managers may invest and trade in a
Used by Portfolio            wide range of securities, financial instruments and
Managers                     markets in accordance with the investment objective
                             of each Fund. These securities, instruments and markets may include, but are not limited to, domestic and foreign equity securities and equity-related financial instruments, including options and warrants, and fixed income and other debt-related instruments. Portfolio Managers will not be limited in the markets in which they invest
                             (either by location or type, such as large capitalization, small capitalization or non-U.S.
                             markets) or the investment disciplines that they may employ (such as value or growth or bottom-up or top-down analysis).

                             Each Portfolio Manager may use various investment techniques for hedging and non-hedging (i.e., speculative) purposes. For example, each Portfolio Manager may sell securities short and purchase and sell options and futures contracts and engage in other derivative transactions, subject to certain limitations described elsewhere in this Private Placement Memorandum. Each Portfolio Manager may use leverage, which also entails risk. As unregistered private investment funds, the Portfolio Funds may engage in more aggressive investment strategies, involving greater risk, than typical mutual funds.

Subscription for Units       To subscribe for Units of the Funds, an investor
                             must complete and execute the Subscription
                             Agreement, which includes representations made by the investor as to the investor's eligibility and suitability to subscribe and a power of attorney in favor of the Board. Both initial and additional subscriptions for Units by eligible investors may be accepted at such times as the Board may determine, subject to the receipt of cleared funds on or before the acceptance date set by the Board.
                             The Funds reserve the right to reject any subscription for Units for any reason in their sole discretion.

Minimum Investment           Generally, the minimum initial investment is
                             $100,000 in the aggregate for the Funds. If an investor invests in both of the Funds at the same time, the minimum initial investment in any particular Fund is $25,000. The minimum additional investment is $25,000 in the aggregate for the Funds, subject to meeting the $25,000 minimum in any particular Fund. For employees, officers, managers or directors of the Advisor or the Placement Agent and their respective affiliates, and members of their immediate families, and, in the sole discretion of the Board, other investors, the minimum initial investment is $25,000 in the aggregate for the Funds, subject to meeting a $10,000 minimum in any particular Fund. The Funds may suspend subscriptions for Units at any time.
                             Units will be issued at their net asset value per Unit.

Eligible Investors           Only investors who are "eligible investors" as
                             defined herein and in the Funds' subscription documents may purchase Units. Among other required qualifications, each prospective investor will be required to certify as to its status as an "accredited investor" as defined in Regulation D under the Securities Act, and that such investor
                             (and certain of the owners of equity in such investor, in certain instances) at the time of subscription, (i) has a net worth of more than $1.5 million, (ii) has at least $750,000 under the discretionary investment management of the Advisor and its affiliates or (iii) is a "qualified purchaser" as that term is defined in Section
                             2(a)(51)(A) of the 1940 Act (a "Qualified
                             Purchaser"), or (iii) has at least $750,000 under the discretionary investment management of the Advisor and its affiliates. Eligible investors may invest in the Funds through an Individual
                             Retirement Account ("IRA"). The Funds do not accept subscriptions from, or for the benefit of, charitable remainder trusts. The Board of each Fund reserves the right to reject subscriptions, in whole or in part, in its absolute discretion.

Closing Date                 Closings of each Fund are expected to occur
                             monthly.

Term Each Fund's term is perpetual unless the Fund is otherwise dissolved under the terms of its Limited Liability Company Agreement.

Placement Agent              Wachovia Securities, LLC and Wachovia Securities
                             Financial Networks, LLC (together, the "Placement
                             Agent") acts as a non-exclusive Placement Agent for each of the Funds. The Advisor will make quarterly payments from its own resources to the Placement
                             Agent for its services in connection with the placement of Units. The Funds are offered by other placement agents through a separate private placement memorandum.

Sales Charges                The Placement Agent may, at its discretion, charge
                             a front-end sales charge in an amount up to 3% of the gross investment in a Fund. The specific maximum amount of the sales charge is dependent upon the size of each individual investment, as set forth below:

                                                                      Front-End
                               Amount of Investment                 Sales Charge
                               --------------------                 ------------
                               up to $499,999                          3.0%
                               $500,000 - $999,999                     2.5%
                               $1 million to less than $2 million      2.0%
                               $2 million to less than $5 million      1.0%
                               $5 million and over                       0%

                             Sales charges may be adjusted or waived at the sole discretion of the Placement Agent and may be waived for employees, officers, managers and directors of the Advisor or the Placement Agent, their respective affiliates and certain related persons. At the option of the prospective investor, the sales charge, which does not constitute part of an investor's capital contribution to the Fund or part of the assets of the Fund, will be added to or deducted from the prospective investor's subscription amount. For example, (i) if an investor chooses to have the sales charge added to its subscription amount of $1,000,000, the investor will be charged a $20,000 sales charge in addition to the $1,000,000 invested; or (ii) if an investor chooses to have the sales charge deducted from its subscription amount of $1,000,000, a $20,000 sales charge will be deducted from that subscription amount and $980,000 will be invested in the Fund.

Fees and Expenses

            Management Fee   Under the Investment Advisory Agreement between
                             each Fund and the Advisor, the Fund pays the Advisor a quarterly management fee at the annual rate of 2% of the Fund's net assets (the
                             "Management Fee"). The Management Fee is payable quarterly in arrears within 10 business days after the end of the relevant quarter, calculated on the basis of net asset value as of the end of such quarter.

    Investor Servicing Fee   The Fund pays the Placement Agent a quarterly
                             investor servicing fee at the annual rate of 0.10% of the Fund's net assets on the last business day of the relevant quarter and to Torrey Associates, LLC, acting in its capacity as Investor Support
                             Service Agent, a quarterly investor servicing fee at the annual rate of 0.05% of the Fund's net assets on the last business day of the relevant quarter. The services to be provided by the Placement Agent and the Adviser include answering inquiries regarding the Funds, providing reports and other information, and investor support services related to the subscription and repurchase of Units and the maintenance of investor accounts.

        Administrative Fee   The Fund has entered into an administration
                             agreement with Price Meadows Incorporated
                             ("Administrator"), to perform certain financial, accounting, administrative and other services on behalf of the Fund, including the preparation of interim financial statements, the calculation of Fund investment performance, the calculation of any fees payable to the Advisor, and the preparation of interim reports. In consideration for these services, each of the Funds pays the Administrator an annual fee of between 0.06% and 0.15% based on the net assets as of the beginning of each month.
                             Each Fund also reimburses the Administrator for reasonable out-of-pocket expenses.

   Compliance Support Fees   HedgeOp Compliance, LLC ("HedgeOp") performs
                             certain operational and compliance support services for the Funds and may provide similar compliance support services to the underlying Portfolio Funds invested in by the Funds. In consideration for these services provided to the Funds, each of the Funds pays HedgeOp an annual fee of between 0.10% and 0.125% of the average net assets of the Funds, subject to a minimum monthly fee, and will reimburse HedgeOp for certain of HedgeOp's expenses.

        Operating Expenses   Each Fund bears all expenses incurred in its
                             business, including, but not limited to: all costs and expenses related to portfolio transactions and positions for the Fund's account (including the fees and pro rata share of the expenses of the Portfolio Funds); costs and expenses related to the establishment of any Portfolio Funds managed by Sub-Advisors; legal fees; accounting fees;
                             operational and compliance support fees and expenses; costs of insurance; organizational and registration expenses; offering costs (including the expenses of the Placement Agent and the fees paid to its counsel); and expenses of meetings of Managers and investors of the Fund (the "Members").

   Portfolio Fund Expenses   The Portfolio Funds bear all expenses incurred in
                             the business of the Portfolio Funds, which are similar to those expenses incurred by the Funds in the business of the Funds. Each Portfolio Manager generally charges the Fund whose assets it manages an asset-based fee and some or all of the Portfolio
                             Managers receive performance-based fees or allocations. The asset-based fees of the Portfolio
                             Managers are expected generally to range from 1% to 2% of net assets each year and the performance-based fees or allocations of the Portfolio Managers are expected generally to range from 15% to 20% of net profits (including unrealized gains) each year.

Borrowing by the Funds       Subject to the Limited Liability Company Agreement
                             of each Fund and provisions of applicable law, each Fund reserves the right to arrange for a line or lines of credit and to make borrowings thereunder as may be deemed necessary by the Board in its sole discretion for the management of the Fund's business activities.

Future Interests             Each Fund reserves the right to issue additional
                             classes of Units in the future subject to fees, charges, redemption rights, and other characteristics different from those of the Units offered in this Private Placement Memorandum.

Transfers                    A Member may not redeem, transfer, sell, assign,
                             pledge or otherwise dispose of or encumber all or part of its Units, other than by operation of law pursuant to the death, bankruptcy, insolvency or dissolution of a Member, or with the prior written consent of the Board, which consent may be withheld in its sole and absolute discretion, except that the Board will generally not withhold its consent to a transfer of Units to a beneficiary of the Member's estate or to a trust or partnership established by the Member for estate planning purposes. No Member has the right to require any Fund to redeem the Member's Units. The Fund may redeem all or any portion of a Member's Units at any time and for any reason, in the Board's sole and absolute discretion.

Repurchases                  Each Fund from time to time may offer to repurchase
                             Units pursuant to written tenders by Members. These repurchases will be made at such times and on such terms as may be determined by the Board. In determining whether the Funds should repurchase
                             Units from Members pursuant to written tenders, the Managers will consider the recommendation of the Advisor. The Advisor expects that it will generally recommend to the Managers that each Fund offer to repurchase Units from Members two times each year, in June and December. When a Fund does determine to offer to repurchase Units, it is expected that notice of such offer will be provided to Members of the Fund not less than 45 days prior to the date of such repurchase, and that Members wishing to accept such offer will be required to accept such offer not less than 15 days prior to the date of such repurchase. A Fund may also repurchase Units if the Board determines that it would be in the best interests of the Fund. See "Repurchases and Transfers--No Right of Redemption" and
                             "--Repurchases of Units." The Limited Liability
                             Company Agreement of each Fund provides that the Fund shall be dissolved if the Units held by any Member that has submitted a written request, in accordance with the terms of the Limited Liability
                             Company Agreement, to tender all of the Units held by such Member for repurchase by the Fund has not been repurchased within a period of two years of such request.

Risk Factors                 The Funds' investment programs are speculative and
                             involve substantial risks, some of which are discussed below. No assurance can be given that the Funds' investment objectives will be achieved.

                             Multi-Manager Funds: The performance of each Fund will depend on the ability of the Advisor to select Portfolio Managers and Portfolio Funds, and on the success of the Portfolio Managers in managing the assets of each Fund allocated to them. See "Additional Risk Factors Relating to the Funds' Structure" below.

                             Aggressive Investment Strategies: Each Portfolio Manager may use investment strategies that involve greater risks than the strategies used by typical mutual funds, including short sales (which involve the risk of an unlimited increase in the market price of the security sold short, which could result in a theoretically unlimited loss), leverage and derivative transactions. Although many of the Portfolio Managers use hedged strategies, there is no assurance that hedged strategies will protect against losses or perform better than unhedged strategies, and some Portfolio Managers may use long-only or short-only strategies. See "Types of Investments and Related Risk Factors" below.

                             Fees: The Funds incur advisory fees to the Portfolio Managers in addition to the Management Fee payable to the Advisor. Each Portfolio Manager generally will receive both a fixed management fee and a performance-based fee or allocation. Such arrangements may create incentives for Portfolio Managers to engage in riskier transactions on behalf of the Funds than would otherwise be the case if such performance-based compensation were not paid. Each Fund may incur performance-based fees or allocations to some Portfolio Managers even though the performance of other Portfolio Managers or the Fund as a whole in a given year is negative. By investing in Portfolio Funds indirectly through a Fund, the investor bears a proportionate share of the fees and expenses of the Fund and, indirectly, similar expenses of the Portfolio Funds. Investors could avoid the additional level of fees at the Fund level by investing directly with the Portfolio Funds, although in many cases access to these Portfolio Funds may be limited or unavailable. See "Fees and Expenses" below.

                             Valuation of Portfolio Funds: The valuation of the Funds' investments in Portfolio Funds is ordinarily determined based upon valuations provided by the Portfolio Managers for such Portfolio Funds. Certain securities in which the Portfolio Funds invest may not have a readily ascertainable market price and will be valued by the Portfolio Managers. In this regard, a Portfolio Manager may face a conflict of interest in valuing the securities, as their value will affect the Portfolio Manager's compensation. Although the Advisor will review the valuation procedures used by all Portfolio Managers, the Advisor and the Managers will not be able to confirm the accuracy of valuations provided by Portfolio Managers. In addition, the net asset values or other valuation information received by the Advisor from a Portfolio Fund will typically be estimates, and may be subject to later adjustment or revision by the Portfolio Manager. Any such adjustment or revision will either increase or decrease the net asset value of the relevant Fund at the time that the Fund is provided with information regarding the adjustment. The Funds do not expect to restate their previous net asset values per Unit to reflect an adjustment or revision by a Portfolio Fund.

                             Limited Liquidity: Units are not traded on any securities exchange or other market and are subject to substantial restrictions on transfer. The Funds may offer to repurchase a portion of the outstanding Units from time to time, but are not required to do so. See "Liquidity Risks" below.

                             No Registration of Portfolio Funds: The Portfolio Funds generally are not registered as investment companies under the 1940 Act and, therefore, the Funds are not entitled to the protections of the 1940 Act with respect to the Portfolio Funds. See "Additional Risk Factors Relating to the Funds' Structure" below.

                             Investments Outside the United States: Investments by Torrey International Strategy Partners, LLC in foreign financial markets, including markets in developing countries, present political, regulatory and economic risks which are significant and which may differ in kind and degree from the risks presented by investments in the United States. These may include changes in foreign currency exchange rates or controls, greater price volatility, differences in accounting standards and policies, and in the type and nature of disclosures required to be provided by foreign issuers, substantially less liquidity, controls on foreign investment, and limitations on repatriation of invested capital. The exposure of Torrey International Strategy Partners, LLC to developing country financial markets may involve greater risk than investment in a portfolio investing only in developed country financial markets. See "Risks of Investing in Global and Emerging Markets" below.

                             Limited Diversification: Although each Fund seeks to diversify risk by allocating assets among different Portfolio Managers, each Fund is a non-diversified investment company. There are no percentage limitations on the portion of the assets of each Fund that may be invested in the securities of any one issuer. However, each Fund will adhere to a policy of investing not more than 20% of its assets (measured at the time of investment and valued at cost) in any one Portfolio Fund that is not advised by a Sub-Advisor (See "Investment Restrictions" below) or with any one Portfolio Manager. As a result, the investment portfolio of each Fund may be subject to greater risk and volatility than if investments had been made in the securities of a broader range of issuers. See "Non-Diversified Status" below.

                             Portfolio Fund Limitations: The Advisor is not able to control or continuously monitor the activities of the Portfolio Funds. Portfolio Funds may restrict redemptions of their interests under certain circumstances. Since the Funds may make additional investments in Portfolio Funds only at certain times pursuant to limitations set forth in the partnership agreements or other documents governing the Portfolio Funds, the Funds from time to time may have to invest some of their assets temporarily in money market securities. See "Special Risks of Multi-Manager Structure" below under "Additional Risk Factors Relating to the Funds' Structure".

Conflicts of Interest        The investment activities of the Advisor, the
                             Portfolio Managers and their affiliates for their own accounts and the other accounts they manage may give rise to conflicts of interest which may disadvantage the Funds. The Funds' operations may give rise to other conflicts of interest. See
                             "Conflicts of Interest."

Summary of Taxation          Each Fund should be treated as a partnership and
                             not as an association taxable as a corporation for U.S. Federal income tax purposes. Accordingly, the Funds should not be subject to Federal income tax, and each Member of a Fund will be required to report on its own annual tax return its distributive share of the Fund's taxable income or loss. For the Funds to complete their tax reporting requirements, they must receive information on a timely basis from the Portfolio Managers. Although the Funds will attempt to collect this information in a timely manner, a Portfolio Manager's delay in providing this information will delay a Fund's preparation and distribution of tax information to investors, which is likely to cause Members of the Fund to seek extensions on the time to file their tax returns. The Funds do not expect to be able to provide estimates of each Member's taxable income before the due date for filing extensions and paying estimated taxes. Members are encouraged to consult their tax adviser concerning how such delayed reporting may affect them.

ERISA Plans, IRAs            Investors subject to the Employee Retirement Income
and Other                    Security Act of 1974, as amended ("ERISA"), and
Tax-Exempt                   other tax-exempt entities including employee
Entities                     benefit plans, IRAs and 401(k) and Keogh Plans
                             (each a "tax-exempt entity") may purchase Units.
                             The assets of each Fund should not be considered to be "plan assets" for purposes of ERISA's fiduciary responsibility and prohibited transaction rules or similar provisions of the Internal Revenue Code of 1986, as amended (the "Code"). The Portfolio
                             Managers use leverage in connection with their trading activities. Therefore, a Member that is a tax-exempt entity may incur income tax liability with respect to its share of the net profits from such leveraged transactions to the extent they are treated as giving rise to "unrelated business taxable income" ("UBTI"). The Funds will provide to Members that are tax-exempt entities such accounting information as such Members require to report their UBTI for income tax purposes. A charitable remainder trust is not permitted to invest in the Fund because such a trust will be subject to a 100% federal excise tax on any UBTI derived by such trust from the Fund. Investment in the Funds by tax-exempt entities requires special considerations. Other investment vehicles managed or sponsored by the Advisor (including companion investment vehicles organized in non-U.S.
                             jurisdictions that pursue investment objectives similar to those of the Funds) may be more appropriate for investment by tax-exempt entities.
                             Trustees or administrators of tax-exempt entities are urged to review carefully the matters discussed in this Private Placement Memorandum.

Reports to Members           Each Fund will furnish to its Members as soon as
                             practicable after the end of each taxable year such information as is necessary for Members to complete
                             Federal and state income tax or information returns, along with any other tax information required by law. Insofar as the Funds will invest in Portfolio Funds, their respective ability to provide timely tax information to the Members is dependent upon each Fund's receipt of timely information from the Portfolio Funds in which it invests. Accordingly, it is likely that the Funds may be late in providing Schedules K-1 to Members, and Members should be prepared to file for extensions with the relevant federal and state taxing authorities.

                             Each Fund also will send to Members semi-annual and annual reports, including audited financial statements in the annual report. Each report generally will be provided within 60 days after the close of the period for which the report is being made, or as otherwise required by the 1940 Act. Quarterly reports from the Advisor regarding the operations of each Fund during each quarter also will be sent to Members.

                          SUMMARY OF FEES AND EXPENSES

     The following Transaction Fee Tables and Examples illustrate the fees and expenses that each Fund expects to incur and that Members can expect to bear directly or indirectly.

Torrey U.S. Strategy Partners, LLC Transaction Fee Table

MEMBER TRANSACTION FEES

Maximum sales charge (as a percentage of purchase amount)               3.00%(1)
Maximum redemption fee                                                  None

ANNUAL FUND EXPENSES (as a percentage of the Fund's net assets)

Management Fee (to the Advisor)                                         2.00%
Investor Servicing Fee                                                  0.15%(2)
Acquired Fund Fees and Expenses                                         6.22%(3)
Other Annual Expenses                                                   0.62%(4)

Total Annual Fund Expenses                                              8.99%

(1) In connection with initial and additional investments, investors may be charged front-end sales charge fees (sales commissions) of up to 3.0% of the amounts transmitted in connection with their subscriptions, in the discretion of their Placement Agent. Placement fees are payable to the Placement Agent and at the option of the investor will be added to or deducted from an investor's investment in the Fund. Placement fees generally decline as the size of an investor's subscription increases, and no placement fees are charged on investments of $5 million and over. See "Fees and Expenses."

(2) The investor servicing fee is paid .10% to the Placement Agent and .05% to Torrey Associates, LLC, in its capacity as the Investor Support Services Agent.

(3) The Acquired Fund Fees and Expenses include the operating expenses and performance-based incentive fees of the Portfolio Funds in which the Fund invested for the period ended March 31, 2007. These operating expenses consist of management fees, administration fees, professional fees (i.e., audit and legal fees), and other operating expenses. Investors indirectly bear a portion of the asset-based fees, incentive-based allocations and other expenses borne by the Fund as an indirect investor, through the Fund, in the Portfolio Funds or special purpose investment vehicles. The information used to determine the Acquired Fund Fees and Expenses is generally based on the most recent shareholder reports received from the respective Portfolio Funds or, when not available, from the most recent investor communication from the Portfolio Funds. The "Acquired Fund Fees and Expenses" disclosed above are based on historic fees and expenses, which may change substantially over time and, therefore, significantly affect Acquired Fund Fees and Expenses. All Portfolio Funds in which the Fund invests charge a performance fee based on the Portfolio Fund's earnings. Currently the Fund is generally charged fees and expenses in the range of 1% to 2% of the value of the assets invested in such Portfolio Fund or vehicle, plus an incentive fee generally currently in the range from 15% to 20% of any realized and unrealized capital appreciation in the value of the Fund's investments in such Portfolio Funds or vehicles. The fee arrangements with Portfolio Funds or special purpose vehicles may or may not provide for a "clawback" (i.e., recovery by the Fund of incentive fees paid on unrealized appreciation that later turned into realized depreciation) or a "high water mark" (i.e., whether appreciation would be determined based on a prior high value or whether prior losses would need to be recovered before a performance fee is payable). If there is no "clawback" provision, the Fund may pay incentive fees without ultimately realizing any appreciation. If there is no "high water mark" provision, prior losses would not have to be recovered before the Fund pays further incentive fees (i.e., the Fund may pay incentive fees on appreciation that does nothing more than make up all or a portion of prior losses). Future Portfolio Funds' fees and expenses may be substantially higher or lower because certain fees are based on the performance of the Portfolio Funds, which may fluctuate over time.

(4) The Other Expenses amount is based on estimated amounts for the current fiscal year.

     The purpose of the table above is to assist prospective investors in understanding the various fees and expenses Members will bear directly or indirectly. "Other Expenses," as shown above, is an estimate based on estimated amounts for the current fiscal year and includes professional fees and other expenses that the Fund will bear directly, including fees paid to the Fund's Administrator and HedgeOp and custody fees and expenses, but does not include organization expenses and offering costs. For a more complete description of the various fees and expenses of the Fund, see "The Managers", "The Advisor" and "Fees and Expenses."

Torrey U.S. Strategy Partners Example:

     You would pay the following fees and expenses on a $100,000 investment, assuming a 5% annual return:*

     1 year        3 years         5 years         10 years
     ------        -------         -------         --------
     $8,863        $25,550         $40,945         $74,410

     The Example is based on the fees and expenses set out above and should not be considered a representation of future expenses. Actual expenses may be greater or lesser than those shown. Moreover, the rate of return of the Fund may be greater or less than the hypothetical 5% return used in the Example. A greater rate of return than that used in the Example would increase certain fees and expenses paid by the Fund.

----------
*    On an investment of $1,000, the Example would be as follows:

EXAMPLE:

     You would pay the following fees and expenses on a $1,000 investment, assuming a 5% annual return:

     1 year        3 years         5 years         10 years
     ------        -------         -------         --------
     $89           $256            $409            $744

Torrey International Strategy Partners, LLC Transaction Fee Table

MEMBER TRANSACTION FEES

Maximum sales charge (as a percentage of purchase amount)               3.00%(1)
Maximum redemption fee                                                  None

ANNUAL FUND EXPENSES (as a percentage of the Fund's net assets)

Management Fee (to the Advisor)                                         2.00%
Investor Servicing Fee                                                  0.15%(2)
Acquired Fund Fees and Expenses                                         4.70%(3)
Other Annual Expenses                                                   1.01%(4)

Total Annual Fund Expenses                                              7.86%

(1) In connection with initial and additional investments, investors may be charged front-end sales charge fees (sales commissions) of up to 3.0% of the amounts transmitted in connection with their subscriptions, in the discretion of their Placement Agent. Placement fees are payable to the Placement Agent and at the option of the investor will be added to or deducted from an investor's investment in the Fund. Placement fees generally decline as the size of an investor's subscription increases, and no placement fees are charged on investments of $5 million and over. See "Fees and Expenses."

(2) The investor servicing fee is paid .10% to the Placement Agent and .05% to Torrey Associates, LLC, in its capacity as the Investor Support Services Agent.

(3) The Acquired Fund Fees and Expenses include the operating expenses and performance-based incentive fees of the Portfolio Funds in which the Fund invested for the period ended March 31, 2007. These operating expenses consist of management fees, administration fees, professional fees (i.e., audit and legal fees), and other operating expenses. Investors indirectly bear a portion of the asset-based fees, incentive-based allocations and other expenses borne by the Fund as an indirect investor, through the Fund, in the Portfolio Funds or special purpose investment vehicles. The information used to determine the Acquired Fund Fees and Expenses is generally based on the most recent shareholder reports received from the respective Portfolio Funds or, when not available, from the most recent investor communication from the Portfolio Funds. The "Acquired Fund Fees and Expenses" disclosed above are based on historic fees and expenses, which may change substantially over time and, therefore, significantly affect Acquired Fund Fees and Expenses. All Portfolio Funds in which the Fund invests charge a performance fee based on the Portfolio Fund's earnings. Currently the Fund is generally charged fees and expenses in the range of 1% to 2% of the value of the assets invested in such Portfolio Fund or vehicle, plus an incentive fee generally currently in the range from 15% to 20% of any realized and unrealized capital appreciation in the value of the Fund's investments in such Portfolio Funds or vehicles. The fee arrangements with Portfolio Funds or special purpose vehicles may or may not provide for a "clawback" (i.e., recovery by the Fund of incentive fees paid on unrealized appreciation that later turned into realized depreciation) or a "high water mark" (i.e., whether appreciation would be determined based on a prior high value or whether prior losses would need to be recovered before a performance fee is payable). If there is no "clawback" provision, the Fund may pay incentive fees without ultimately realizing any appreciation. If there is no "high water mark" provision, prior losses would not have to be recovered before the Fund pays further incentive fees (i.e., the Fund may pay incentive fees on appreciation that does nothing more than make up all or a portion of prior losses). Future Portfolio Funds' fees and expenses may be substantially higher or lower because certain fees are based on the performance of the Portfolio Funds, which may fluctuate over time.

(4) The Other Expenses amount is based on estimated amounts for the current fiscal year.

     The purpose of the table above is to assist prospective investors in understanding the various fees and expenses Members will bear directly or indirectly. "Other Expenses," as shown above, is an estimate based on estimated amounts for the current fiscal year and includes professional fees and other expenses that the Fund will bear directly, including fees paid to the Fund's Administrator and HedgeOp and custody fees and expenses, but does not include organization expenses and offering costs. For a more complete description of the various fees and expenses of the Fund, see "The Managers", "The Advisor" and "Fees and Expenses."

Torrey International Strategy Partners, LLC Example:

     You would pay the following fees and expenses on a $100,000 investment, assuming a 5% annual return:*

     1 year        3 years         5 years         10 years
     ------        -------         -------         --------
     $7,789        $22,706         $36,784         $68,609

     The Example is based on the fees and expenses set out above and should not be considered a representation of future expenses. Actual expenses may be greater or lesser than those shown. Moreover, the rate of return of the Fund may be greater or less than the hypothetical 5% return used in the Example. A greater rate of return than that used in the Example would increase certain fees and expenses paid by the Fund.

----------
*    On an investment of $1,000, the Example would be as follows:

EXAMPLE:

     You would pay the following fees and expenses on a $1,000 investment, assuming a 5% annual return:

     1 year        3 years         5 years         10 years
     ------        -------         -------         --------
     $78           $227            $368            $686

--------------------------------------------------------------------------------

                           GLOSSARY OF SELECTED TERMS

--------------------------------------------------------------------------------

Securities Act -- the Securities Act of 1933 and the rules, regulations and orders thereunder, as amended from time to time, or any successor law.

1940 Act -- the Investment Company Act of 1940 and the rules, regulations and orders thereunder, as amended from time to time, or any successor law.

Advisor -- Torrey Associates, LLC.

Advisers Act -- the Investment Advisers Act of 1940 and the rules, regulations and orders thereunder, as amended from time to time, or any successor law.

Administrator -- Price Meadows Incorporated

Board -- with respect to each Fund, the several Managers of the Fund, as such group may be constituted from time to time.

Capital Account -- the capital account maintained for each Member in a Fund.

CFTC -- the U.S. Commodity Futures Trading Commission.

Code -- the Internal Revenue Code of 1986, as amended, and as hereafter amended from time to time, or any successor law.

Custodian -- PFPC Trust Company

Managers -- the persons granted the authority to control the management of a Fund pursuant to the Fund's Limited Liability Company Agreement.

ERISA -- the U.S. Employee Retirement Income Security Act of 1974, as amended.

Fund -- each of Torrey U.S. Strategy Partners, LLC and Torrey International Strategy Partners, LLC.

Independent Manager -- a Manager of a Fund who is not an "interested person" as defined in the 1940 Act.

Investor Support Services Agent - Torrey Associates, LLC, acting in its capacity as agent under the Investor Support Services Agreement with each Fund.

IRS -- the U.S. Internal Revenue Service.

Limited Liability Company Agreement -- the Amended and Restated Limited Liability Company Agreement of each Fund.

Management Fee -- the monthly management fee payable to the Advisor.

Member -- an investor in a Fund.

Multi-Manager -- an investment strategy involving the allocation of assets among several investment managers using different investment styles.

Placement Agent -- such parties that may be appointed by the Funds from time to time to serve as its placement agents.

Portfolio Fund -- an investment partnership or fund (sometimes referred to as a "hedge fund") in which a Fund invests a portion of its assets.

Portfolio Manager -- an individual or entity responsible for managing a portion of the assets of a Fund, either directly or through a Fund's investment in a Portfolio Fund. The term Portfolio Managers includes the Sub-Advisors.

Private Placement Memorandum -- this Private Placement Memorandum of Torrey U.S. Strategy Partners, LLC and Torrey International Strategy Partners, LLC.

Qualified Purchaser -- a qualified purchaser as defined in Section 2(a)(51)(A) of the 1940 Act.

Regulations -- the regulations adopted by the U.S. Department of Treasury under the Code.

SEC -- the U.S. Securities and Exchange Commission.

Sub-Advisor -- a Portfolio Manager responsible either (i) for directly managing a portion of the assets of a Fund in a managed account or (ii) for managing a special purpose investment vehicle, the general partner/manager of which is the Portfolio Manager and the sole limited partner/member of which is a Fund.

Torrey Client -- another client of the Advisor or one of its affiliates.

UBTI -- "unrelated business taxable income" as defined under the Code.

Unit -- a limited liability company interest in a Fund.

                       TORREY U.S. STRATEGY PARTNERS, LLC
                   TORREY INTERNATIONAL STRATEGY PARTNERS, LLC

--------------------------------------------------------------------------------

                                    THE FUNDS

--------------------------------------------------------------------------------

     Torrey U.S. Strategy Partners, LLC and Torrey International Strategy Partners, LLC (each, a "Fund" and collectively, the "Funds") are registered under the 1940 Act as closed-end, non-diversified, management investment companies. The Funds were formed as limited liability companies under the laws of Delaware on March 25, 2002. Torrey U.S. Strategy Partners, LLC commenced operations in September 2002 and Torrey International Strategy Partners, LLC commenced operations in November 2002. The Funds' principal office is located at 505 Park Avenue, Fifth Floor, New York, New York 10022, and their telephone number is (212) 644-7800.

     The Advisor is responsible for selecting the Portfolio Managers to manage the investments of each Fund. Predecessor operating entities of the Advisor (including sole proprietorships) have been in the "fund of funds" business since 1990, although the Advisor was formally founded and started managing multi-manager investment portfolios in March 1998.

--------------------------------------------------------------------------------

                                    STRUCTURE

--------------------------------------------------------------------------------

     The Funds are specialized multi-manager private investment funds that combine many of the features of a private investment partnership with those of a registered closed-end investment company. Private investment partnerships are unregistered, commingled asset pools that may be leveraged, managed aggressively and offered in large minimum denominations, often over $1 million, through private placements to a limited number of high net worth individual and institutional investors. The managers or advisers of these entities typically are compensated through asset-based fees and performance-based fees or allocations. Closed-end investment companies are 1940 Act registered pools typically organized as corporations or business trusts that are subject to more heightened regulations than non-registered private investment partnerships, relatively modest minimum investment requirements (often less than $2,000), and publicly offered to a broad range of investors. The advisers to these companies typically are compensated through asset-based, but not performance-based, fees. The Funds are similar to private investment partnerships in that their investment portfolios may be actively managed and Units will be sold in comparatively large minimum denominations in private placements solely to high net worth individuals and institutional investors, whose capital accounts will be subject to asset-based fees.

--------------------------------------------------------------------------------

                               INVESTMENT PROGRAM

--------------------------------------------------------------------------------

     The Funds are multi-manager funds which seek to achieve their objectives by deploying their assets primarily among a professionally selected group of investment vehicles which employ a variety of investment techniques and strategies and are managed by highly skilled Portfolio Managers who have particular expertise with respect to various investment strategies and techniques. By allocating its assets among a number of Portfolio Managers, each Fund seeks to achieve its investment objective with less risk and lower volatility than if the Fund utilized a single manager approach. The investment objective and strategies of each Fund are summarized below:

     o TORREY U.S. STRATEGY PARTNERS, LLC: This Fund's investment objective is to achieve long-term capital appreciation by investing primarily in U.S. securities and financial markets. This Fund allocates its assets primarily among Portfolio Managers utilizing a variety of long/short equity strategies that combine long positions in undervalued U.S. common stocks and short positions in overvalued U.S. common stocks. This Fund uses Portfolio Managers employing a wide range of investment strategies, that may include investments in options, futures and other financial derivatives and distressed securities, in addition to investment strategies emphasizing more traditional investments such as stocks and bonds.

     o TORREY INTERNATIONAL STRATEGY PARTNERS, LLC: This Fund's investment objective is to achieve long-term capital appreciation by investing primarily in non-U.S. securities and financial markets. This Fund does not seek to emphasize any particular country, region, industry or sector, but seeks to allocate its assets among a diverse group of Portfolio Managers using different investment strategies whose performance is not expected to be correlated with each other. This Fund allocates its assets primarily among Portfolio Managers utilizing a variety of long/short equity strategies that combine long positions in undervalued non-U.S. common stocks and short positions in overvalued non-U.S. common stocks. This Fund uses Portfolio Managers employing a wide range of investment strategies, that may include investments in options, futures and other financial derivatives, distressed securities, and emerging markets, in addition to investment strategies emphasizing more traditional investments such as stocks and bonds.

     The Portfolio Managers selected to manage assets for a Fund may use a wide range of investment strategies, including those described below. Portfolio Managers may also use different investment strategies not listed below, or they may combine different elements of different strategies listed below.

     o Hedge Strategies - Investment in stocks, bonds or other financial instruments while simultaneously using short sales, futures, options or other instruments in an effort to mitigate the potential adverse effects of general movements in market prices. Hedge strategies include long-short or beta and dollar neutral strategies, which seek to develop a balanced portfolio of both long and short positions in stocks or other instruments.

     o Directional Strategies - Investing in stocks, bonds or other financial instruments in an effort to take advantage of anticipated trends in general market prices or prices of specific investments. Directional strategies may emphasize long term investments or short term trading, and include:

          o long-only strategies - purchasing securities without hedging market risks.

          o market timing - buying and selling securities based upon anticipated general movements in market prices.

          o value investing - investing in companies based on views as to the value of their underlying assets.

          o growth investing - investing in companies based upon views as to their potential future earnings.

          o sector investing - investing in specific industries or sectors of the economy.

          o global investments - investing in international financial markets.

          o macro investments - investing based upon views as to global macroeconomic trends.

          o    emerging markets - investing in developing countries.

          o high yield - often called `junk bonds,' this sub-sector refers to investing in low-grade fixed income securities of companies that show significant upside potential.

          o distressed securities -investing in the debt, equity or trade claims of companies that are believed to be in financial distress. Such securities typically trade at substantial discounts to par value and attract investment when managers perceive a turn-around will materialize.

          o short selling - selling borrowed securities in anticipation of decreases in the market prices of the securities borrowed.

     The Advisor selects Portfolio Managers for each Fund and allocates the assets of each Fund among its respective Portfolio Managers. The Advisor reviews a wide range of factors in evaluating each Portfolio Manager, including, but not limited to:

     o    past investment performance during various market conditions

     o    investment strategies and processes used

     o    structures of portfolios and risk management procedures

     o    correlation of results with other Portfolio Managers

     o    reputation, experience and training of key personnel

     o personal investment by principals of the Portfolio Manager in the investment program

     o    compensation and expense structures

     o    assets under management and number of clients

     As part of its due diligence process, the Advisor conducts a comprehensive review of each Portfolio Manager, its investment process and organization. The Advisor conducts on-site interviews of the Portfolio Manager's personnel as well as interviews with third party references and industry sources.

     Portfolio Managers generally are granted complete discretion over the investment of the assets allocated to them, and conduct their investment programs through Portfolio Funds. The Funds currently intend to invest their assets primarily in Portfolio Funds, which may include both unregistered private investment partnerships and registered mutual funds, and entities organized in either the United States or other countries. The Funds also may invest their assets directly pursuant to investment advisory agreements, granting Portfolio Managers discretionary investment authority to invest a portion of the assets of a specific Fund on a managed account basis. The Funds may also create a special purpose investment vehicle for a Portfolio Manager in which the Portfolio Manager serves as general partner/manager and a Fund is the sole limited partner/member.

     The Advisor may cause the Funds to invest a portion of their assets directly in liquid assets in a portfolio managed by the Advisor, which portfolio may include stocks, bonds, futures contracts, currency forward contracts, money market instruments and other liquid assets. Such direct investments may comprise a significant percentage of each Fund's assets during the early operational stage of each Fund, while the Advisor is determining the optimal allocation of assets among Portfolio Managers, or if a Fund receives proceeds from subscriptions for Units at a time when the Fund is unable to invest in desired Portfolio Funds.

     Under ordinary circumstances, the Advisor generally expects to allocate the assets of each Fund among 10 to 20 Portfolio Managers at any given time. The Advisor will allocate not more than 20% of any Fund's assets (measured at the time of investment and valued at cost) to any one Portfolio Fund that is not advised by a Sub-Advisor or with any one Portfolio Manager. The Funds do not intend to acquire more than 5% of the voting securities in any Portfolio Fund not advised by a Sub-Advisor to cause the Funds to control the Portfolio Fund as a practical matter. A Fund, however, may purchase non-voting securities of a Portfolio Fund that is not advised by a Sub-Advisor. Subject to these limitations, a Fund may invest a majority of its assets in non-voting securities of the Portfolio Funds. See "Investment Restrictions" below.

     The Advisor evaluates regularly each Portfolio Manager to determine whether its investment program is consistent with the investment objective of the relevant Fund and whether its investment performance is satisfactory. The Advisor may reallocate a Fund's assets among Portfolio Managers, terminate existing Portfolio Managers and select additional Portfolio Managers, subject to the condition that the selection of a new Sub-Advisor requires approval of a majority (as defined in the 1940 Act) of a Fund's outstanding voting securities, unless such Fund receives an exemption from certain provisions of the 1940 Act.

     Unregistered investment funds, such as the Portfolio Funds, typically provide greater flexibility than traditional registered investment companies, or "mutual funds", in the types of securities they may own, the types of trading strategies they may employ, and, in some cases, the amount of leverage they may use. The Portfolio Managers selected by the Advisor may invest and trade in a wide range of instruments and markets, including, but not limited to, domestic and foreign equities and equity-related instruments, including options and warrants, and fixed income and other debt-related instruments. Portfolio Managers whose investment strategies are generally consistent with the investment objectives of a Fund will not be limited in the markets (either by location or type, such as large capitalization, small capitalization or non-U.S. markets, as the case may be) in which they invest or the investment disciplines that they may employ (such as value or growth or bottom-up or top-down analysis).

     Each Portfolio Manager may use various investment techniques for hedging and non-hedging (i.e., speculative) purposes. For example, each Portfolio Manager may sell securities short and purchase and sell options and futures contracts and engage in other derivative transactions, subject to certain limitations. The use of these techniques may be an integral part of their investment programs, and involves certain risks to the Funds. Each Portfolio Manager may use leverage, which also entails risk.

     Each Portfolio Manager may invest, for defensive purposes or otherwise, some or all of its assets in high quality fixed income securities and money market instruments, or may hold cash or cash equivalents in such amounts as the Portfolio Manager deems appropriate under the circumstances. Pending allocation of the offering proceeds, and thereafter, from time to time, the Funds also may invest in these instruments.

     Additional information about the types of investments that are expected to be made by the Portfolio Managers, their investment practices and related risk factors is provided below. Except as otherwise indicated, the Funds' investment policies and restrictions are not fundamental and may be changed without a vote of the Members.

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                  TYPES OF INVESTMENTS AND RELATED RISK FACTORS

--------------------------------------------------------------------------------

     All investments in securities and financial instruments risk the loss of capital. The value of each Fund's total net assets should be expected to fluctuate. Due to the types of investments and investment strategies to be used by Portfolio Managers, fluctuations in the net asset value of the Funds may be more volatile than is typical for most mutual funds.

     This section describes some of the investments and investment strategies likely to be used by Portfolio Managers and some of the related risks.

Risks of Investing in Global and Emerging Markets

     The performance of Torrey International Strategy Partners, LLC, is subject to special risks relating to investments outside the United States, including fluctuations in foreign currency exchange rates and future economic and political developments in other countries.

     Foreign securities in which the Portfolio Managers may invest may be listed on foreign securities exchanges or traded in foreign over-the-counter markets. Foreign securities markets generally are not as developed or efficient as those in the United States. Securities of some foreign issuers are less liquid and more volatile than securities of comparable U.S. issuers. Similarly, volume and liquidity in most foreign securities markets are less than in the United States and, at times, volatility of prices can be greater than in the United States. Torrey International Strategy Partners, LLC will be subject to risks of possible adverse political and economic developments, seizure or nationalization of foreign deposits, or adoption of governmental restrictions which might adversely affect or restrict the payment of principal and interest on foreign securities to investors located outside the country of the issuer, whether from currency blockage or otherwise. Since foreign securities often are purchased with and payable in currencies of foreign countries, their value may be affected favorably or unfavorably by changes in currency rates and exchange control regulations.

     Custody services in certain non-U.S. jurisdictions remain undeveloped and, accordingly, there is a transaction and custody risk of dealing in certain non-U.S. jurisdictions. Given the undeveloped state of regulations on custodial activities and bankruptcy in certain non-U.S. jurisdictions, the ability of Torrey International Strategy Partners, LLC to recover assets held by a non-U.S. sub-custodian in the event of the sub-custodian's bankruptcy would be in doubt.

     To the extent that investment is made in emerging markets, the political, regulatory and economic risks inherent in investments in emerging markets' securities are significant and may differ in kind and degree from the risks presented by investments in the world's major securities markets. These may include greater price volatility, substantially less liquidity, controls on foreign investment and limitations on repatriation of invested capital.

Hedge Strategies

     The Portfolio Managers may engage in a wide range of investment and trading strategies described below. Many of these strategies are sometimes referred to as "hedge" or "arbitrage" strategies, because they use short sales, futures and other derivatives in an effort to mitigate losses due to general declines in international financial markets. However, there can be no assurances that the hedging and arbitrage strategies used by the Portfolio Managers will be successful in avoiding losses, and hedged positions may perform less favorably in generally rising markets than unhedged positions. Furthermore, no assurance can be given that Portfolio Managers will employ hedging strategies with respect to all or any portion of a given Portfolio Fund's assets or that such strategies can be employed for all investment or trading strategies.

Equity Securities

     Each Portfolio Manager's investment portfolio may include long and short positions in common stocks, preferred stocks and convertible securities of U.S. and foreign issuers. Each Portfolio Manager also may invest in depositary receipts relating to foreign securities. See "Risks of Investing in Global and Emerging Markets" above. Equity securities fluctuate in value, often based on factors unrelated to the value of the issuer of the securities. Each Portfolio Manager may invest in equity securities without restriction as to market capitalization, including securities issued by smaller capitalization companies, including micro cap companies. The prices of the securities of smaller companies may be subject to more abrupt or erratic market movements than larger, more established companies, because these securities typically are traded in lower volume and the issuers typically are more subject to changes in earnings and prospects. Each Portfolio Manager may purchase securities in all available securities trading markets.

Fixed-Income Securities

     Each Portfolio Manager may invest in fixed-income securities. These securities may pay fixed, variable or floating rates of interest, and may include zero coupon obligations. Fixed-income securities are subject to the risk of the issuer's inability to meet principal and interest payments on its obligations (i.e., credit risk) and are subject to the risk of price volatility due to such factors as interest rate sensitivity, market perception of the creditworthiness or financial condition of the issuer, and general market liquidity (i.e., market risk).

     Each Portfolio Manager may invest in both investment grade and non-investment grade debt securities, including high yield bonds and distressed securities. Non-investment grade debt securities are generally considered to be speculative with respect to the issuer's capacity to pay interest and repay principal. Non-investment grade debt securities in the lowest rating categories may involve a substantial risk of default or may be in default. Distressed securities are securities issued by companies that are involved in bankruptcy or insolvency proceedings or experiencing other financial difficulties. The performance of investments in distressed securities may be adversely affected to a greater extent by specific economic developments affecting an issuer, or by a general economic downturn, than investment in securities of issuers not facing such difficulties.

Foreign Currency Transactions

     Each Portfolio Manager may engage in foreign currency transactions for a variety of purposes, including to fix, in U.S. dollars, the value of a security the Portfolio Manager has agreed to buy or sell, or to hedge the U.S. dollar value of securities the Portfolio Manager already owns. Each Portfolio Manager's success in these transactions will depend principally on its ability to predict accurately the future exchange rates between foreign currencies and the U.S. dollar.

Money Market Instruments

     Each Portfolio Manager may invest, for defensive purposes or otherwise, some or all of its assets in high quality fixed-income securities, money market instruments, and money market mutual funds, or hold cash or cash equivalents in such amounts as the Portfolio Manager deems appropriate under the circumstances. Pending allocation of the offering proceeds and thereafter, from time to time, the Funds also may invest in these instruments. In addition, each Fund anticipates that a portion of its assets shall be kept in cash, money market securities or other liquid assets in order to enable the Funds to accommodate requests for repurchases by each Fund of its Units. Money market instruments are high quality, short-term fixed-income obligations, which generally have remaining maturities of one year or less, and may include U.S. Government securities, commercial paper, certificates of deposit, bankers' acceptances and repurchase agreements.

Limited Operating History

     Certain Portfolio Funds may be newly formed entities that have no operating histories. In such cases, the Advisor will have evaluated the past investment performance of Portfolio Managers or their personnel. However, this past investment performance may not be indicative of the future results of an investment in a Portfolio Fund managed by a Portfolio Manager. Although the Advisor, its affiliates and their personnel have considerable experience evaluating the performance of alternative asset managers and providing manager selection and asset allocation services to clients, a Fund's investment program should be evaluated on the basis that there can be no assurance that the Advisor's assessments of Portfolio Managers, and in turn their assessments of the short-term or long-term prospects of investments, will prove accurate. Thus, a Fund may not achieve its investment objective and a Fund's net asset value may decrease.

Non-Diversified Status

     The classification of each of the Funds as a "non-diversified" investment company means that the percentage of each Fund's assets that may be invested in the securities of a single issuer is not limited by the 1940 Act. A "diversified" investment company is required by the 1940 Act generally, with respect to 75% of its total assets, to invest not more than 5% of such assets in the securities of a single issuer. Since a relatively high percentage of each Fund's assets may be invested in the securities of a limited number of issuers, some of which will be within the same industry, each Fund's portfolio securities may be more sensitive to changes in the market value of a single issuer and to events affecting a particular industry or market segment.

     The Funds do not expect to concentrate in any particular industry. The Fund may, however, invest in Portfolio Funds that concentrate their investments in one or more industries.

Borrowing and Leverage

     Subject to the Limited Liability Company Agreement of each Fund and provisions of applicable law, each Fund has arranged for a line or lines of credit and is permitted to make such borrowings thereunder as may be deemed necessary by the Board in its sole discretion for the management of such Fund's business activities.

     The Portfolio Managers may borrow money from brokers and banks for investment purposes. Borrowing for investment purposes, which is known as "leverage," is a speculative investment technique and involves substantial risks. Although leverage will increase investment returns if a Portfolio Fund earns a greater return on the investments purchased with borrowed funds than it pays for the use of such funds, using leverage will decrease investment returns if such Portfolio Fund fails to earn as much on such investments as it pays for the use of the funds. Using leverage, therefore, will magnify the volatility of the value of a Portfolio Fund's investment portfolio. If the Portfolio Manager's equity or debt instruments decline in value, the Portfolio Manager could be required to deposit additional collateral with the lender or suffer mandatory liquidation of the Portfolio Fund's assets pledged as collateral to compensate for the decline in value. In the event of a sudden, precipitous drop in a Portfolio Fund's assets, whether resulting from changes in market value or from redemptions, the Portfolio Manager might not be able to liquidate assets quickly enough to pay off its borrowing. Money borrowed for leveraging will be subject to interest costs. The Portfolio Manager also may be required to maintain minimum average balances in connection with its borrowings or to pay a commitment or other fee to maintain a line of credit.

     The 1940 Act limits the amount an investment company can borrow. The value of an investment company's total indebtedness may not exceed one-third the value of its total assets, including such indebtedness, measured at the time the investment company incurs the indebtedness. This limit does not apply to Portfolio Funds that are not managed by Sub-Advisors (see "Investment Restrictions" below) and, therefore, the Funds' portfolios may be highly leveraged and the volatility of the price of their Units may be great. To obtain "leveraged" market exposure in certain investments and to increase overall return, a Portfolio Manager may purchase options and other instruments that do not constitute "indebtedness" for purposes of the 1940 Act limitations. These instruments nevertheless may involve significant economic leverage and, therefore, in some cases, may involve significant risks of loss.

Short Sales

     A Portfolio Manager may attempt to limit exposure to a possible market decline in the value of its portfolio securities through short sales of securities that the Portfolio Manager believes possess volatility characteristics similar to those being hedged. In addition, Portfolio Managers may use short sales for non-hedging purposes to profit from anticipated declines in prices of securities which in the view of the Portfolio Managers are overvalued. To effect a short sale, a Portfolio Manager will borrow a security from a brokerage firm, another intermediary or an institutional investor to make delivery to the buyer. The Portfolio Manager then is obligated to replace the borrowed security by purchasing it at the market price at the time of replacement. The price at such time may be more or less than the price at which the Portfolio Manager sold the security. A short sale of a security involves the risk of an unlimited increase in the market price of the security, which could result in an inability to cover the short position and thus a theoretically unlimited loss. There can be no assurance that securities necessary to cover the short position will be available for purchase.

Reverse Repurchase Agreements

     Reverse repurchase agreements involve a sale of a security to a bank or securities dealer and the Portfolio Manager's simultaneous agreement to repurchase the security for a fixed price, reflecting a market rate of interest, on a specific date. These transactions involve a risk that the other party to a reverse repurchase agreement will be unable or unwilling to complete the transaction as scheduled, which may result in losses to the Funds. Reverse repurchase agreements are a form of leverage which also may increase the volatility of the investment portfolios of Portfolio Funds.

Initial Public Offerings

     Each Portfolio Manager may purchase securities of companies in initial public offerings. Special risks associated with these securities may include a limited number of shares available for trading, unseasoned trading, lack of investor knowledge of the company, and limited operating history. These factors may contribute to substantial price volatility for the shares of these companies. The limited number of shares available for trading in some initial public offerings may make it more difficult for a Portfolio Fund to buy or sell significant amounts of shares without an unfavorable impact on prevailing market prices. Some companies in initial public offerings are involved in relatively new industries or lines of business, which may not be widely understood by investors. Some of these companies may be undercapitalized or regarded as developmental stage companies, without revenues or operating income, or the near-term prospects of achieving them.

Special Investment Techniques

     Each Portfolio Manager may use a variety of special investment techniques to hedge its investment portfolio against various risks or other factors that generally affect the values of securities and for non-hedging purposes. These techniques may involve the use of derivative transactions. The techniques the Portfolio Managers may employ may change over time as new instruments and techniques are introduced or as a result of regulatory developments. Certain of the special investment techniques that the Portfolio Managers may use are speculative and involve a high degree of risk, particularly when used for non-hedging purposes.

Derivative Contracts

     The Portfolio Managers may invest in, or enter into, derivative contracts. These are financial instruments which derive their value from the value of an underlying asset, index or interest rate. Derivative contracts can be volatile and involve various types and degrees of risk, depending upon the characteristics of the particular derivative contract. Derivative contracts may entail investment exposures that are greater than their cost would suggest, meaning that a small investment in a derivative contract could have a large potential impact on the performance of a Fund. The Funds could experience losses if derivative contracts do not perform as anticipated, or are not correlated with the performance of other investments which they are used to hedge, or if the Portfolio Manager is unable to liquidate a position because of an illiquid secondary market. The market for many derivative contracts is, or suddenly can become, illiquid. Changes in liquidity may result in significant, rapid and unpredictable changes in the prices for derivative contracts.

Options and Futures

     The Portfolio Managers may invest in options and futures contracts. Options transactions may be effected on securities exchanges or in the over-the-counter market. When options are purchased over-the-counter, the Funds bear the risk that the counterparty that wrote the option will be unable or unwilling to perform its obligations under the option contract. Such options may also be illiquid and, in such cases, a Portfolio Manager may have difficulty closing out its position.

     The Portfolio Managers may purchase and sell call and put options in respect of specific securities, and may write and sell covered or uncovered call and put options. A call option gives the purchaser of the call option, in return for a premium paid, the right to buy the security underlying the option from the writer of the call option at a specified exercise price. A put option gives the purchaser of the put option, in return for a premium, the right to sell the underlying security to the writer of the put option at a specified price. A covered call option is a call option with respect to which a Portfolio Manager owns the underlying security. A covered put option is a put option with respect to which a Portfolio Manager has segregated cash or liquid securities to fulfill the obligation undertaken. The purchaser of a put or call option runs the risk of losing his entire investment in a relatively short period of time if the option is not exercised. The uncovered writer of a call option is subject to a risk of loss should the price of the underlying security increase, and the uncovered writer of a put option is subject to a risk of loss should the price of the underlying security decrease.

     Although neither of the Funds will be a commodity pool, certain derivative contracts are subject to the rules of the CFTC. Some or all of the Portfolio Managers may invest in futures contracts and currency forward contracts, and options on such contracts, for hedging purposes or speculative purposes. Each Fund has claimed an exclusion from the definition of the term "commodity pool operator" under the Commodity Exchange Act and, therefore, is not subject to registration or regulation as a pool operator under that Act. If applicable CFTC rules change, different conditions may be applied to each Fund's use of certain derivatives.

     The Portfolio Managers may enter into futures contracts in U.S. domestic markets or on exchanges located outside the United States. Foreign markets may offer advantages such as trading opportunities or arbitrage possibilities not available in the United States. Foreign markets, however, may have greater risk potential than domestic markets. For example, some foreign exchanges are principal markets, so that no common clearing facility exists and an investor may look only to the broker or counterparty for performance of the contract. Unlike trading on domestic commodity exchanges, trading on foreign commodity exchanges is not regulated by the CFTC. The Funds may not be able to invest in certain foreign futures and option contracts that have not been approved for sale by U.S. persons

     No assurance can be given that a liquid market will exist for any particular futures contract at any particular time. Many futures exchanges and boards of trade limit the amount of fluctuation permitted in futures contract prices during a single trading day. Once the daily limit has been reached in a particular contract, no trades may be made that day at a price beyond that limit or trading may be suspended for specified periods during the trading day.

     The Portfolio Managers may purchase and sell single stock futures, stock index futures contracts, interest rate futures contracts, currency futures and other commodity futures. A stock index future obligates a Portfolio Manager to pay or receive an amount of cash based upon the value of a stock index at a specified date in the future, such as the Standard & Poor's 500 Composite Stock Price Index, Nasdaq High Technology Index, or similar foreign indices. An interest rate future obligates a Portfolio Manager to purchase or sell an amount of a specific debt security at a future date at a specific price. A currency future obligates a Portfolio Manager to purchase or sell an amount of a specific currency at a future date at a specific price. Some or all of the Portfolio Managers may also purchase and sell call and put options on stock indexes.

Warrants

     Warrants are derivative instruments that permit, but do not obligate, the holder to purchase other securities. Warrants do not carry with them any right to dividends or voting rights. A warrant ceases to have value if it is not exercised prior to its expiration date.

Swap Agreements

     The Portfolio Managers may enter into equity, interest rate, index and currency rate swap agreements. Swap agreements are two-party contracts entered into primarily by institutional investors for periods ranging from a few weeks to more than a year. In a standard swap transaction, two parties agree to exchange the returns earned on specified assets, such as the return on, or increase in value of, a particular dollar amount invested at a particular interest rate, in a particular foreign currency, or in a "basket" of securities representing a particular index. A swap contract may not be assigned without the consent of the counterparty, and may result in losses in the event of a default or bankruptcy of the counterparty.

     To achieve investment returns equivalent to those achieved by an investment adviser in whose investment vehicles the Funds could not invest directly, perhaps because of such vehicle's investment minimum or its unavailability for direct investment, a Fund may enter into swap agreements under which that Fund may agree, on a net basis, to pay a return based on a floating interest rate, such as LIBOR, and to receive the total return of the reference investment vehicle over a stated time period. A Fund may seek to achieve the same investment result through the use of other derivatives in similar circumstances.

Lending Portfolio Securities

     The Portfolio Managers may lend securities from their portfolios to brokers, dealers and other financial institutions needing to borrow securities to complete certain transactions. A Fund might experience a loss if the institution with which the Portfolio Manager has engaged in a portfolio loan transaction breaches its agreement with the Portfolio Manager.

Restricted and Illiquid Investments

     Although it is expected that each Portfolio Manager will invest primarily in publicly traded securities, the Funds and each Portfolio Manager may also invest in restricted securities and other investments which are illiquid. Restricted securities are securities that may not be sold to the public without an effective registration statement under the Securities Act, or, if they are unregistered, may be sold only in a privately negotiated transaction or pursuant to an exemption from registration under the Securities Act. In no event will any of the Funds invest more that 10% of its assets (measured at the time of investment and valuing such investment at cost) in restricted securities (other than interests in the Portfolio Funds). Further, it is not anticipated that any of the Funds will allocate assets to a Portfolio Fund that invests more than 10% of its assets in restricted securities (although it should be noted that this cannot be directly controlled by the Funds).

     Where registration is required to sell a security, a Portfolio Manager may be obligated to pay all or part of the registration expenses, and a considerable period may elapse between the decision to sell and the time the Portfolio Manager may be permitted to sell a security under an effective registration statement. Portfolio Managers may be unable to sell restricted and other illiquid securities at the most opportune times.

     The Funds' investments in unregistered Portfolio Funds are themselves illiquid and subject to substantial restrictions on transfer. The Funds will typically have only limited rights to withdraw their respective investment in an unregistered Portfolio Fund. The illiquidity of these interests may adversely affect the Funds were they required to sell the interests at an inopportune time.

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                             INVESTMENT RESTRICTIONS

--------------------------------------------------------------------------------

     For purposes of the Funds' investment restrictions and to ensure compliance with the provisions of the 1940 Act, each Fund will look through any Portfolio Fund created specifically for investment by such Fund and managed by a Sub-Advisor, if any, to its underlying assets, but will not look through a Portfolio Fund which is not managed by a Sub-Advisor.

     The Funds have adopted the following investment restrictions as fundamental policies, which cannot be changed with respect to a given Fund without approval by holders of a majority (as defined in the 1940 Act) of such Fund's outstanding voting securities. The Funds may not:

     o Issue senior securities, except that, to the extent permitted by the 1940 Act (a) the Sub-Advisors, if any are engaged, may borrow money to finance portfolio transactions and engage in other transactions involving the issuance by a Fund of "senior securities" representing indebtedness and (b) a Fund may borrow money from banks for temporary or emergency purposes or in connection with repurchases of, or tenders for, such Fund's Units.

     o Underwrite securities of other issuers, except insofar as a Fund may be deemed an underwriter under the Securities Act in connection with the disposition of its portfolio securities.

     o Make loans, except through purchasing fixed-income securities, lending portfolio securities or entering into repurchase agreements in a manner consistent with the Funds' investment policies or as otherwise permitted under the 1940 Act.

     o Purchase, sell, hold or deal in real estate, except that the Funds may invest in securities that are secured by real estate, or securities issued by companies that invest or deal in real estate or real estate investment trusts.

     o Invest in commodities, except that the Funds may purchase and sell foreign currencies, commodity futures and forward contracts and related options.

     o Invest more than 25% of the value of any Fund's total assets in the securities of issuers in any single industry. For purposes of this Investment Restriction, a Portfolio Fund is not considered part of an industry. The Funds may invest in Portfolio Funds that concentrate their investments in one or more industries.

     Under the 1940 Act, the vote of a majority of the outstanding voting securities of an investment company, such as one of the Funds, means the vote, at the annual or a special meeting of the security holders of such company duly called (A) of 67% or more of the voting securities present at such meeting, if the holders of more than 50% of the outstanding voting securities of such company are present or represented by proxy; or (B) of more than 50% of the outstanding voting securities of such company, whichever is less.

     In addition to the foregoing investment restrictions, Torrey U.S. Strategy Partners, LLC will, under normal market circumstances, invest at least 80% of its net assets (which includes borrowings for investment purposes) in Portfolio Funds or with Portfolio Managers that invest primarily in U.S. securities and financial markets. This investment policy is a non-fundamental policy of Torrey U.S. Strategy Partners, LLC and may be changed by the Board. Torrey U.S. Strategy Partners, LLC will notify investors at least 60 days prior to any change in this investment policy.

     If a percentage restriction is adhered to at the time of an investment or transaction, a later change in percentage resulting from a change in the values of investments or the value of a Fund's total assets, unless otherwise stated, will not constitute a violation of such restriction or policy.

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                             ADDITIONAL RISK FACTORS
                        RELATING TO THE FUNDS' STRUCTURE

--------------------------------------------------------------------------------

Tax Risks

     Counsel to the Funds has rendered an opinion that each of the Funds will be classified as a partnership and not as an association taxable as a corporation for Federal income tax purposes. Counsel to the Funds has rendered its opinion that, under a "facts and circumstances" test set forth in regulations adopted by the U.S. Treasury Department, a Fund will not be treated as a "publicly traded partnership" taxable as a corporation. If it were determined that a Fund should be treated as an association or publicly traded partnership taxable as a corporation, the taxable income of the Fund would be subject to corporate income tax and distributions of profits from the Fund generally would be treated as dividends.

Liquidity Risks

     Units in the Funds are not traded on any securities exchange or other market and are subject to substantial restrictions on transfer. Although the Funds may offer to repurchase Units from time to time, a Member may not be able to dispose of Units in the Funds. The Advisor expects that it will generally recommend to the Managers that each Fund offer to repurchase Units from Members two times each year, in June and December. See "Repurchases and Transfers."

Valuation of Portfolio Funds

     The valuation of the Funds' investments in Portfolio Funds is ordinarily determined based upon valuations provided by the Portfolio Managers for such Portfolio Funds. Certain securities in which the Portfolio Funds invest may not have a readily ascertainable market price and will be valued by the Portfolio Managers. In this regard, a Portfolio Manager may face a conflict of interest in valuing the securities, as their value will affect the Portfolio Manager's compensation. Although the Advisor will review the valuation procedures used by all Portfolio Managers, the Advisor and the Managers will not be able to confirm the accuracy of valuations provided by Portfolio Managers. In addition, the net asset values or other valuation information received by the Advisor from a Portfolio Fund will typically be estimates, subject to later adjustment or revision by the Portfolio Fund. Any such adjustment or revision will either increase or decrease the net asset value of the relevant Fund at the time that the Fund is provided with information regarding the adjustment. The Funds do not expect to restate their respective previous net asset values to reflect an adjustment or revision by a Portfolio Fund. If Portfolio Manager valuations are consistently delayed, missing or inaccurate, the Advisor generally will consider whether the Portfolio Fund continues to be an appropriate investment for the relevant Fund. The Funds may be unable to sell interests in a Portfolio Fund quickly, and could therefore be obligated to continue to hold the interests. In such a case, the Advisor would continue to value the interests without the benefit of the Portfolio Manager valuations, and the Advisor may determine to discount the value of the interests or value them at zero.

No Distributions to Members and to Pay Tax Liability

     The Funds do not intend to make periodic distributions of net income or gains, if any, to Members. Whether or not distributions are made, each Member will be required each year to pay applicable Federal and state income taxes on its respective share of the taxable income of each Fund, and if insufficient distributions are made to pay such taxes, will have to pay such taxes from sources other than Fund distributions. The amount and times of any distributions will be determined in the sole discretion of the Managers.

     Investors will likely be required to request extensions of time to file their personal income tax returns. The Funds do not expect to be able to provide estimates of each Member's taxable income before the due date for filing extensions and paying estimated taxes. Members should consult their tax adviser concerning how such delayed reporting may affect them.

Management Risk

     The investment performance of the Funds will be substantially dependent on the services of James Torrey, the principal of the Advisor. In the event of the death, disability, departure, insolvency or withdrawal of Mr. Torrey, the performance of the Funds may be adversely affected.

Special Risks of Multi-Manager Structure

     The Portfolio Funds generally are not registered as investment companies under the 1940 Act and, therefore, the Funds will not be able to avail themselves of the protections of the 1940 Act with respect to the Portfolio Funds.

     The Advisor will not be able to control or monitor the activities of the Portfolio Managers on a continuous basis. A Portfolio Manager may use investment strategies that differ from its past practices and are not fully disclosed to the Advisor, and that involve risks under some market conditions that are not anticipated by the Advisor. Some Portfolio Managers may have limited operating histories.

     An investor who met the conditions imposed by the Portfolio Managers could invest directly with the Portfolio Managers, although in many cases access to these Portfolio Managers may be limited or unavailable. By investing in investment vehicles indirectly through the Funds, the investor bears asset-based fees and performance-based allocations at the Portfolio Fund level and an additional asset-based management fee at the Fund level. In addition, the investor bears a proportionate share of the fees and expenses of the relevant Fund (including operating costs, distribution expenses and administrative fees) and, indirectly, similar expenses of the Portfolio Funds.

     Each Portfolio Manager will receive any performance-based allocations to which it is entitled irrespective of the performance of the other Portfolio Managers and the Funds generally. Accordingly, a Portfolio Manager with positive performance may receive compensation from a Fund, and thus indirectly from investors, even if that Fund's returns as a whole are negative.

     Investment decisions of the Portfolio Funds are made by the Portfolio Managers entirely independently of each other. As a result, at any particular time, one Portfolio Fund may be purchasing shares of an issuer whose shares are being sold by another Portfolio Fund. Consequently, a Fund could incur indirectly transaction costs without accomplishing any net investment result.

     The Funds may elect to hold non-voting securities in Portfolio Funds, or they may waive the right to vote in respect of a Portfolio Fund. In such cases, the Funds will not be able to vote on matters that require the approval of the investors of the Portfolio Fund, including a matter that could adversely affect a Fund's investment. The Funds do not intend to acquire a sufficient percentage of the economic interests in any Portfolio Fund not advised by a Sub-Advisor to cause the Funds to control the Portfolio Fund as a practical matter.

     Since the Funds may make additional investments in the Portfolio Funds only at certain times pursuant to limitations set forth in the governing documents of the Portfolio Funds, the Funds may be required from time to time to invest a significant portion of their assets in money market securities or other liquid assets pending investment in Portfolio Funds.

     Each Portfolio Fund is permitted to redeem its interests in-kind. Thus, upon a Fund's withdrawal of all or a portion of its interest in a Portfolio Fund, that Fund may receive securities that are illiquid or difficult to value. Irrespective of any receipt of such illiquid securities by a Fund, payment for repurchases of Units by such Fund generally will be made in cash. Portfolio Funds may suspend redemptions or withdrawals under certain circumstances.

     For each Fund to complete its tax reporting requirements, it must receive information on a timely basis from the Portfolio Managers. A Portfolio Manager's delay in providing this information will delay the Funds' preparation of tax information to their investors, which will require investors in the Funds to seek extensions on the time to file their tax returns.

     A non-corporate investor's share of each Fund's investment expenses (including management and advisory fees at the Fund and Portfolio Fund levels) may be subject to certain limitations on deductibility for regular Federal income tax purposes and may be completely disallowed for purposes of determining the non-corporate investor's alternative minimum tax liability.

     A Fund may agree to indemnify certain of the Portfolio Funds and Portfolio Managers from any liability, damage, cost or expense arising out of, among other things, certain acts or omissions relating to the offer or sale of Units.

--------------------------------------------------------------------------------

                                  THE MANAGERS

--------------------------------------------------------------------------------

     The rights and powers to manage and control the business affairs of each Fund are vested in its Managers. Such powers include, without limitation, the complete and exclusive authority to oversee and to establish policies regarding the management, conduct and operation of that Fund's business. The Managers exercise the same powers, authority and responsibilities on behalf of a Fund as are customarily exercised by the directors of a registered investment company organized as a corporation.

     The Managers may contribute to the capital of the Funds and hold Units in the Funds. A majority of the Managers of each Fund are not "interested persons" (as defined in the 1940 Act) of the Fund (collectively, the "Independent Managers") and perform the same functions for each Fund as are customarily exercised by the non-interested directors of a registered investment company organized as a corporation.

     The Managers and executive officers are currently the same for the Funds. Brief biographical information regarding each Manager and executive officers is set forth below.

                                    Managers
                                    --------

                                                  Number of
                                                  Portfolios
                             Principal            in Torrey
                             Occupation(s)        Fund Complex     Other
                             During Past          Overseen by      Directorships
Name, Address and Age        Five Years           Manager          held by Manager
-------------------------------------------------------------------------------------
INTERESTED MANAGER**:

James A. Torrey, 59          Chairman and CEO of        2              Director,
505 Park Avenue              the Advisor since                         Microvest
New York, NY 10022           prior to 1997.                             Capital
                                                                       Management
-------------------------------------------------------------------------------------

INDEPENDENT MANAGERS:

William A. Prezant*, 60      Senior Partner, law        2              Director,
6560 SW McCarren Boulevard   firm of Prezant &                       MacGregor Golf
Reno, Nevada  89509          Mollath                                    Company;
                                                                      Director and
                                                                    Chairman of the
                                                                    Board, Strategic
                                                                   Hotels & Resorts;
                                                                    Director, ReFlow
                                                                       Management
-------------------------------------------------------------------------------------

Jewelle W. Bickford,* 65     Senior Managing            2             Board Member,
1251 Avenue of the Americas  Director, Rothschild                       Women for
New York, NY  10020          Inc.                                         Women
                                                                     International;
                                                                        Boards of
                                                                        Trustees,
                                                                      Randolph-Macon
                                                                     Woman's College
-------------------------------------------------------------------------------------

----------
*    Member of the Audit Committee of each Fund.

** "Interested person", as defined in the 1940 Act, of each Fund due to an affiliation with the Advisor.

                                   Officers++
                                   ----------

                                                         Principal Occupation(s)
Name, Address and Age     Position Held with Each Fund   During Past Five Years
--------------------------------------------------------------------------------

James A. Torrey, 59       Chief Executive Officer        Chairman and CEO of the
505 Park Avenue                                          Advisor since prior to
New York, NY 10022                                       1997.

Richard F. Pitonzo, 48    Chief Compliance               Controller of the
505 Park Avenue           Officer/Controller/Treasurer   Advisor since January
New York, NY 10022                                       2005 and appointed
                                                         Chief Compliance
                                                         Officer in September
                                                         2005; Senior Vice
                                                         President of Finance of
                                                         J.D. Clark & Co. from
                                                         July 2002 to 2004.

William G. Mulligan, 38   Secretary                      CEO of HedgeOp
3 Park Avenue                                            Compliance, LLC since
14th Floor                                               January 2001.
New York, NY 10016

----------
++ All Officers will serve in their offices until their respective successors are duly elected and qualified.

     With respect to each of the Funds, a Manager's position in that capacity will terminate if such Manager is removed, resigns or is subject to various disabling events such as death or incapacity. A Manager may resign upon 90 days' prior written notice to the other Managers, and may be removed either by vote of two-thirds of the Managers not subject to the removal vote or vote of the Members holding not less than two-thirds of the total number of votes eligible to be cast by all Members. In the event of any vacancy in the position of a Manager, the remaining Managers may appoint an individual to serve as a Manager, so long as immediately after such appointment at least two-thirds of the Managers then serving would have been elected by the Members. The Managers may call a meeting of Members to fill any vacancy in the position of a Manager, and must do so within 60 days after any date on which Managers who were elected by the Members cease to constitute a majority of the Managers then serving. If no Manager remains to manage the business of the relevant Fund, the Advisor may manage and control such Fund, but must convene a meeting of Members within 60 days for the purpose of either electing new Managers or dissolving that Fund.

     Each Fund has an Audit Committee that consists of the disinterested Managers of the Fund. The purposes of the Audit Committees are to assist the Board of Managers (i) in its oversight of the Fund's accounting and financial reporting principles and policies and related controls and procedures maintained by or on behalf of the Fund; (ii) in its oversight of the Fund's financial statements and the independent audit thereof; (iii) in selecting, evaluating and, where deemed appropriate, replacing the independent accountants; and (iv) in evaluating the independence of the independent accountants. It is anticipated that the Audit Committee of each Fund will meet twice per fiscal year.

Compensation of Managers and Executive Officers; Ownership of Securities by Managers

     Each Independent Manager of a Fund receives annual compensation from that Fund of $15,000 per year. Each Manager is reimbursed by the Fund of which he or she is a Manager for travel expenses incurred in connection with attendance at Board of Managers meetings. The officers and interested Managers of the Fund do not receive any compensation from the Funds.

     The name, position(s) and information related to the compensation of each of the Independent Managers for the fiscal year ended March 31, 2007 are as follows:

                               Compensation
                               ------------              Pension or        Estimated          Total
                                         Torrey          Retirement         Annual      Compensation from
                         Torrey U.S.  International   Benefits Accrued     Benefits      the Fund and the
Name and Position(s)      Strategy       Strategy        as Part of          upon       Fund Complex Paid
Held with each Fund    Partners, LLC  Partners, LLC     Fund Expenses     Retirement        to Manager
-------------------    -------------  -------------     -------------     ----------        ----------
William A. Prezant        $15,000        $15,000           NONE              NONE            $30,000
Manager

Jewelle W. Bickford       $15,000        $15,000           NONE              NONE            $30,000
Manager

     Set forth below are the aggregate holdings of the Funds' Managers in any of the Funds or in registered investment companies overseen by any Manager which are within the same family of investment companies as the Funds.

                                                             Aggregate Dollar Range of Equity
                            Dollar Range of Equity        Securities in All Registered Investment
                        Securities in each Fund as of        Companies Overseen by Manager in
   Name of Manager             December 31, 2006              Family of Investment Companies
   ---------------             -----------------              ------------------------------
INTERESTED MANAGER:

James A. Torrey*                 over $100,000                         over $100,000

INDEPENDENT MANAGERS:

William A. Prezant                   NONE                                   NONE

Jewelle W. Bickford                  NONE                                   NONE

* These Interests are held by Torrey Associates, LLC, a limited liability company of which Mr. Torrey is a majority owner.

Voting of Proxies

     Each Fund is a fund of funds that invests primarily in private investment vehicles or client account entities (the "Securities"). As such, it is expected that proxies received by the Advisor deal with matters related to the operative terms and business details of such Securities. The Advisor is not responsible for, and these procedures are not applicable to, proxies received by the Portfolio Managers. The Advisor has adopted policies and procedures ("Proxy Voting Procedures") regarding the voting of such proxies, which Proxy Voting Procedures have been reviewed and approved by the Board of Directors. Pursuant to the Proxy Voting Procedures, the Advisor's primary objective when voting proxies is to make proxy voting decisions solely in the best interests of the Fund and its investors.

     In order to implement the Proxy Voting Procedures, the Advisor has formed a Proxy Voting Committee (the "Proxy Committee"). The Proxy Committee is comprised of the Advisor's Chief Compliance Officer, the Chief Executive Officer and William G. Mulligan. All proxies sent to Funds that are actually received by the Advisor (to vote on behalf of the Funds) are provided to the Chief Compliance Officer. The Chief Compliance Officer, or his designee, ensures that the proper materials are presented to the Proxy Committee for vote by calling on a meeting of all members of the Proxy Committee. The Proxy Committee determines how to vote the proxies of all clients, including the Funds, that have delegated proxy voting authority to the Advisor and seeks to ensure that all votes are consistent with the best interests of the affected clients. Prior to voting any proxies, the Proxy Committee determines if there are any conflicts of interest related to the proxy in question. In general, the Proxy Committee seeks to ensure that all votes are free from unwarranted and inappropriate influences by evaluating, among other things, whether there are any prior or present relationships between the Advisor and/or its affiliates and the underlying fund to which the proxy in question relates.

     The Proxy Committee also evaluates the general proxy voting policies for the Advisor and is responsible for determining how those policies are applied to specific proxy votes, in light of each issuer's unique structure, management, strategic options and, in certain circumstances, probable economic and other anticipated consequences of alternate actions. Although voting certain proxies is subject to the discretion of the Proxy Committee, the Advisor will generally vote in favor of normal corporate housekeeping proposals including, but not limited to: the election of directors (where there are no related corporate governance issues), selection or reappointment of auditors or increasing or reclassification of common stock. In addition, the Proxy Committee will generally vote against proposals that make it more difficult to replace members of the issuer's board of directors or board of managers and introduce unequal voting rights (although there may be regulatory reasons that would make such a proposal favorable to certain clients of the Advisor. For proxies addressing any other issues (which may include proposals related to fees paid to investment managers of underlying investment funds, redemption rights provided by underlying investment funds, investment objective modifications, etc.), the Advisor determines (which may be based upon the advice of external lawyers or accountants) whether a proposal is in the best interest of the affected clients. In doing so, the Advisor will evaluate a number of factors which may include (but are not limited to): (i) the performance of the underlying investment fund in question; and (ii) a comparison of the proposed changes in terms to customary terms in the industry. The Advisor, or its designee, is responsible for ensuring that all reporting and record-keeping requirements related to proxy voting are fulfilled.

     The Advisor understands and appreciates the importance of ensuring that its proxy voting procedures are clearly described to Advisory Clients and Investors. Information about how each Fund voted proxies relating to securities held in each Fund's portfolio during the most recent12-month period is available without charge by calling the Fund toll-free at (866) 644-7800 and on the SEC's website at http://www.sec.gov.

--------------------------------------------------------------------------------

                                   THE ADVISOR

--------------------------------------------------------------------------------

     Torrey Associates, LLC (previously defined as the "Advisor") and its affiliates provide investment advice and management services to pooled investment vehicles, including the Funds, private investment partnerships and offshore funds. The Advisor's capabilities in providing investment management services dates back to 1998, although the Advisor's Founder and Chief Executive Officer, James A. Torrey, has been operating his advisory business as sole proprietorship as far as 1990. The Advisor has established three separate divisions dedicated to Investment Research, Finance & Administration and Marketing & Client Services. These divisions are fully supported by the Advisor's third-party service providers that provide operational and compliance support services, as well as fund administration.

     As of March 2007, the Advisor and its affiliates had approximately $1 billion in assets under management. As of the date of this Prospectus, the Funds are the only two fund of hedge funds managed by the Advisor that are registered under the 1940 Act.

     The Advisor, which was formed as a Delaware limited liability company on March 1, 1998, is registered with the SEC as an investment advisor under the Advisers Act. In addition, the Advisor is registered as a "commodity pool operator" with the CFTC and is a member of the National Futures Association. The Advisor is controlled by James A. Torrey and is 100% employee owned.

     The Advisor selects the Portfolio Managers and allocates the assets of the Funds among them. The Advisor evaluates regularly each Portfolio Manager to determine whether its investment program is consistent with the relevant Fund's investment objective and whether its investment performance is satisfactory. The Advisor may reallocate a specific Fund's assets among the Portfolio Managers, terminate existing Portfolio Managers and select additional Portfolio Managers, subject to the condition that selection of a new Sub-Advisor requires approval of a majority (as defined in the 1940 Act) of that Fund's outstanding voting securities, unless that Fund receives an exemption from certain provisions of the 1940 Act. The Advisor performs its duties subject to any policies established by the Managers.

     The principal offices of the Advisor are located at 505 Park Avenue, Fifth Floor, New York, New York 10022, and its telephone number is 212-644-7800. The Advisor or its designee maintains each Fund's accounts, books and other documents required to be maintained under the 1940 Act at 505 Park Avenue, Fifth Floor, New York, New York 10022 or such other location as may be designated by the Funds.

     The following personnel of the Advisor will be primarily responsible for selecting Portfolio Managers and allocating each Fund's asset among the Portfolio Managers and Portfolio Funds.

     James A. Torrey is the Founder, Chairman and Chief Executive Officer of the Advisor and the President and Chief Executive Officer of Torrey Funds Management, Inc. (an affiliate of the Advisor). The Advisor also serves as general partner to The Torrey Asia Fund, L.P., The Torrey Biotech and Health Sciences Fund, L.P., The Torrey Development Fund, L.P., The Torrey Emerging Markets Fund, L.P., The Torrey Europe Fund, The Torrey International Fund, L.P., The Torrey Global Resources Fund, L.P., Torrey Global Equity Partners, LP and Peabody Global Partners, L.P., each of which is a private investment partnership which pursues a "fund of funds" strategy. Additionally, the Advisor serves as investment manager to The Torrey Asia Offshore Fund, Ltd., The Torrey Biotech and Health Sciences Offshore Fund, Ltd, The Torrey Development Offshore Fund, Ltd., The Torrey Emerging Markets Offshore Fund, Ltd., The Torrey Europe Offshore Fund, Ltd., The Torrey International Offshore Fund, Ltd., The Torrey Global Resources Offshore Fund, Ltd. and Peabody Global Offshore Partners, Ltd., each of which is a non-U.S. company which pursues a "fund of funds" strategy. An affiliate of the Advisor, Binjai Hill Management, LLC, serves as general partner/investment manager to Binjai Hill Master Fund, L.P., Binjai Hill Investors, LLC and Binjai Hill Investors Offshore, Ltd., which are private investment funds which operate in a master-feeder structure. Another affiliate of the Advisor, Rhine Alpha Management, LLC, serves as managing member to Rhine Alpha Partners, LLC, which is a private investment fund offered to U.S. investors. Mr. Torrey has over 25 years of experience in the investment business advising wealthy individuals, corporations and other entities on investments. From 1976 through early 1996, Mr. Torrey held executive positions at Kidder, Peabody & Co., The First Boston Corporation, PaineWebber Incorporated and Alex. Brown & Sons. Mr. Torrey attended the University of California at Berkeley.

     Julio Zamora has twelve years investment experience. Prior to joining Torrey, from July 2006 to May 2007, he was Managing Director and Head of Portfolio Management at Citibank's Global Hedge Strategies joint venture creating hedge fund portfolios for ultra high net worth investors. Before, from May 2004 to July 2006, Mr. Zamora was an Executive Director at Morgan Stanley's Graystone Research, analyzing long short equity hedge funds. From August 2003 to May 2004, Mr. Zamora was a co-portfolio manager/senior analyst at the Bassini Playfair Wright Opportunity Fund, a hedge fund investing in emerging market securities. Mr. Zamora also spent seven years in equity research and strategy at Morgan Stanley (from March 1997 to January 2003), where he was the Latin American Equity Strategist and a ranked analyst covering the media and retail sectors. Before joining the Morgan Stanley, Mr. Zamora worked as an equity analyst at UBS Securities from October 1995 to March 1997. Mr. Zamora was a management consultant with Booz, Allen & Hamilton, heading teams in New York, London, Munich, and Mexico, and earning the Booz, Allen & Hamilton Worldwide Excellence Award from August 1989 to January 1993. From January 1993 to December 1993, Mr. Zamora was head of consumer credit products at Serfin, a Mexican bank. From January 1994 through October 1995, Mr Zamora was CEO of High Life, a mens clothing retailer in Mexico. Mr. Zamora was a Fulbright Scholar at Columbia University, where he received a Master's in International Affairs in 1989. He holds a Licenciatura degree in Economics from Anahuac University (1986).

     Shu Nung Lee, CFA has ten years of international equity investment experience. Prior to joining Torrey in July 2006, he was responsible for absolute return investment management and research at Archer Research Ltd. (January 2006 to June 2006), Guoco Management Co. (August 2005 to November
2005), and Cologico Capital (February 2004 to March 2005). He spent two years (March 2002 to January 2004) at Nicholas-Applegate Capital Management as Portfolio Manager of the Pacific Rim Fund. From 1996 to 2002, Mr. Lee was the Japan Auto analyst for Lehman Brothers and Asia Utilities analyst at Credit Suisse, during which time he was institutionally-ranked by Greenwich Associates. Prior to that, he worked for Toyota (1991 to 1994) where in 1991 he became Toyota's first non-Japanese body engineer in Japan. Mr. Lee holds a B.S. from Stanford University (1991), an M.B.A. from Columbia University (1996), and is a CFA charter holder. He is fluent in English, Cantonese, and Japanese and proficient in Mandarin.

     Andrew Finver is responsible for managing Torrey's US funds. He has been at Torrey for since August, 2004 and has 9 years investment experience. Prior to joining Torrey, he was an analyst with Valenzuela Capital Partners, LLC, a $1Bn small and mid-cap equity manager in New York, from December 2000 until July 2004. At Valenzuela, he was responsible for analyzing companies, valuing stocks, and making buy/sell recommendations in the Consumer, Business Services, and Healthcare sectors. Mr. Finver spent two years in GE Capital's Structured Finance Group in their headquarters in Stamford, CT from August 1998 through May, 2000. He was an Associate responsible for credit analysis, deal structuring and execution. He worked on deals primarily in the US and Latin America that involved proprietary investing of equity, debt, synthetic leasing, and project financing. At GE Capital, Mr. Finver was selected to participate in GE's credit training and six sigma Quality training courses. Additionally, Mr. Finver was a Summer Associate in 1997 in HSBC's Investment Banking Mergers & Acquisitions Group in New York. Prior to graduate school, he worked at an international non-profit in Washington, DC from 1994 until 1996 and was a high school Spanish teacher in Towson, MD 1993 - 1994. He received a Master's in International Affairs, specializing in International Finance and Business from Columbia University in 1998 and a Bachelor of Arts from Pitzer College, Claremont, CA in 1992.

     Ricardo Cortez is the President of Private Client Services at the Advisor. Mr. Cortez has over 20 years of investment experience. Before joining the Advisor in 2001, Mr. Cortez was Vice President and Product Manager for the Global Multi-Manager Strategies group at Goldman Sachs. Prior to that, he spent 11 years at Prudential overseeing product development, communications, and sales for the IMS Division. Mr. Cortez began his career with Merrill Lynch as a stock market analyst and was a portfolio manager and President of Liberty Capital Management. Mr. Cortez graduated cum laude from Queens College of the City University of New York and attended Columbia University in the Ph.D. program in mathematical logic. He is a member of the Board of Advisors of the Investment Management Consultants Association (IMCA) and was awarded the CIMA (Certified Investment Management Analyst) designation in 1993.

     Eileen B. Spencer joined the Advisor in 1998 and is a Managing Director and Chief Operations Officer of the Advisor. Ms. Spencer began her investment career in 1985 at Kidder Peabody & Co. She also worked at The First Boston Corporation, Paine Webber Incorporated, and Alex. Brown & Sons. She is in charge of Human Resources, employee supervision, and all operational activities including money movements and fund administration. Ms. Spencer attended State University of New York at Oswego.

     Richard F. Pitonzo joined the Advisor in January 2005 as Controller and was appointed Chief Compliance Officer in September 2005. Previously, he was Senior Vice President of Finance in the New York office of J.D. Clark & Co. Mr. Pitonzo has over 20 years of experience in both hedge funds and funds of hedge funds. He was the Accounting Manager of the Private Equity Group at SoundView Technology Group and prior to that he was the Controller at Croesus Capital Management, Inc., a hedge fund specializing in emerging markets. Mr. Pitonzo began his career at Josephthal & Co. Inc., where he was the Accounting Manager for approximately 10 years. Mr. Pitonzo received his B.A in Accounting from the College of Staten Island.

     The authority of the Advisor to serve or act as investment adviser, and be responsible for the day-to-day management of the Funds, and payment of the Management Fee to the Advisor, as set forth in the Investment Advisory Agreement, was initially approved by the Managers, including each Independent Manager, and by vote of the Initial Member. The Investment Advisory Agreement and the authority of the Advisor to act as investment adviser and manage the affairs of the Funds will terminate with respect to a specific Fund under the following circumstances:

     1. if revoked by (A) vote of a majority of the outstanding voting securities of such Fund (as defined in the 1940 Act) or (B) the Managers, acting in accordance with the 1940 Act, in either case with 60 days' prior written notice to the Advisor;

     2. at the election of the Advisor, with 60 days' prior written notice to the Managers of such Fund;

     3. if, prior to the second anniversary of the date of commencement of the operations of the Fund, the continuation of such agreements and authority shall not have been approved by (A) the vote of a majority of the outstanding voting securities of such Fund (as defined in the 1940 Act) or (B) the Managers and, in either case, by a majority of the Independent Managers by vote cast at a meeting called for such purpose;

     4. to the extent required by the 1940 Act, upon the occurrence of any event in connection with the Advisor, its provision of investment advisory services to the Fund, the Limited Liability Company Agreement or otherwise constituting an "assignment" within the meaning of the 1940 Act; or

     5.   if the Advisor withdraws or is removed as the advisor of a Fund.

     The Advisor also may withdraw, or be removed by a Fund, as Advisor. If the Advisor gives notice to a Fund of its intention to withdraw, it will be required to remain as an Advisor for one year, or until such earlier date as a successor Advisor is approved by the Fund, if, in the opinion of counsel to the Fund, earlier withdrawal is likely to cause the Fund to lose its partnership tax classification or as otherwise required by the 1940 Act. At the request of the Fund, the Advisor will remain as the investment advisor of the Fund for a period of six months if the Fund has terminated the authority of the Advisor to act as investment adviser and manage its affairs, unless a successor advisor to the Advisor is earlier approved by the Fund.

     In approving the Investment Advisory Agreement, the Managers considered all information they deemed reasonably necessary to evaluate the terms of the Investment Advisory Agreement. The principal areas of review by the Managers were the nature and quality of the services to be provided by the Advisor and the reasonableness of the fees to be charged for those services.

     The Managers' evaluation of the quality of the Advisor's services took into account the scope and quality of the Advisor's in-house research capability, other resources dedicated to performing its services and the quality of administrative and other services. In reviewing the fees payable under the Investment Advisory Agreement, the Managers compared the fees and overall expense levels of the Funds to those of competitive funds and other funds with similar investment objectives and strategies. In evaluating advisory fees, the Managers also took into account the demands and complexity of the investment management of the Funds.

     The Managers also considered the business reputation of the Advisor and its financial resources. The Managers evaluated the procedures and systems of the Advisor that are designed to fulfill the Advisor's fiduciary duty to the Funds with respect to possible conflicts of interest, including the Advisor's code of ethics (regulating the personal trading of its officers and employees) and the allocation of trades among its various investment advisory clients.

     No single factor was considered in isolation or to be determinative to the decision of the Managers to approve the Investment Advisory Agreement. Rather, the Managers concluded, in light of a weighing and balancing of all factors considered, that it was in the best interests of each Fund to approve the Investment Advisory Agreement, including the fees to be charged for services thereunder.

Voting

     With respect to a Fund, each Member of the Fund has the right to cast a number of votes based on the value of such Member's capital account in the Fund at any meeting of Members called by the Managers or Members holding at least a majority of the total number of votes eligible to be cast by all Members. Members are entitled to vote on any matter on which shareholders of a registered investment company organized as a corporation would be entitled to vote, including selection of Managers, approval of the authority of the Advisor to act as investment adviser and manage the affairs of the Fund, and approval of the Fund's auditors. Except for the exercise of their voting privileges, Members of a Fund are not entitled to participate in the management or control of the Fund's business, and may not act for or bind the Fund.

Other Funds and Accounts Managed

     The following table sets forth information about the funds and accounts other than the Funds for which Mr. James A. Torrey, the Funds' Portfolio Manager is primarily responsible for the day-to-day portfolio management as of March 31, 2007.

            ------------------------------------------------------------------------------------
               Number of Other Accounts Managed and      Number of Accounts and Assets for Which
                      Assets by Account Type                Advisory Fee is Performance-Based
------------------------------------------------------------------------------------------------
                                                                      Other
Name of     Registered     Other Pooled                  Registered   Pooled
Portfolio   Investment     Investment     Other          Investment   Investment    Other
Manager     Companies      Vehicles       Accounts       Companies    Vehicles      Accounts
------------------------------------------------------------------------------------------------
James A.    2              17             2              0            1             2
Torrey
            $127,239,250   $796,822,036   $105,675,000                $67,440,459   $105,675,000
------------------------------------------------------------------------------------------------

Information Concerning Compensation of Portfolio Manager

     James A. Torrey, the managing member of Torrey Associates, LLC, the Advisor of the Funds, is primarily responsible for the management of the Funds' portfolios and has responsibility for the day-to-day management of the Funds.

     Mr. Torrey also acts as the portfolio manager of 17 private pooled investment vehicles with total assets of approximately $797 million. Each of these private pooled investment vehicles provides a portion of the management fee payable to the Advisor or one of its affiliates out of net profits of the pooled investment vehicle, which may be characterized as a fee based upon account performance. In addition, the Advisor participates in the joint management of two private pooled investment vehicles with assets of approximately $106 million from which the Advisor receives performance compensation. Nearly all of the private pooled vehicles described in this paragraph also make payments to the Advisor or its affiliates covering certain overhead expenses.

     As an investment advisor and fiduciary, the Advisor owes its clients a duty of loyalty. In recognition of the fact that conflicts of interest are inherent in the investment management business, the Advisor has adopted policies and procedures reasonably designed to identify and manage the effects of actual and potential conflicts of interest in the areas of employee personal trading, managing multiple accounts for multiple clients and allocation of investment opportunities. All employees of the Advisor are subject to these policies.

     The Advisor has adopted a Code of Ethics that is designed to detect and prevent conflicts of interest when personnel own, buy or sell securities which may be owned, bought or sold for clients through one of its vehicles. Personal securities transactions may raise a potential conflict of interest when an employee owns or trades in a security that is owned or considered for purchase or sale by a client, or recommended for purchase or sale by a client. The Advisor's personnel are permitted to engage in transactions for their personal accounts in securities that are being considered for purchase or sale by its clients or are being bought or sold by its advisory clients, subject to preclearance. The Advisor's Code of Ethics requires disclosure of all personal accounts and pre-clearance of all securities transactions involving initial public offerings and limited offerings, including investments in other private investment vehicles.

     As noted above, the Portfolio Manager manages multiple portfolios for multiple clients. The Portfolio Manager has responsibility for managing the investments of multiple accounts with a common investment strategy or several investment styles. Accordingly, client portfolios may have investment objectives, strategies, time horizons, tax considerations and risk profiles that differ from those of the Funds. The Portfolio Manager makes investment decisions for the Funds based on their respective investment objective, policies, practices, cash flows, tax and other relevant investment considerations. Consequently, the Portfolio Manager may purchase or sell securities for one client portfolio and not another client portfolio, and the performance of securities purchased for one portfolio may vary from the performance of securities purchased for other portfolios. In addition, as described above, some of these other client account structures have fee structures, such as performance based fees, that differ (and may be higher than) the Funds. Accordingly, conflicts of interest may arise when the Advisor has a particular financial incentive, such as a performance-based fee or the reimbursement of overhead amounts, relating to an account.

     The Advisor has implemented policies and procedures intended to address conflicts of interest relating to the management of multiple accounts and the allocation of investment opportunities. All of the client accounts managed by the Portfolio Manager follow a fund-of-fund strategy and allocate client assets to private investment vehicles and outside portfolio managers. These investment opportunities are primary limited opportunities. The Advisor reviews investment decisions for the purpose of ensuring that all accounts with substantially similar investment objectives are treated equitably. The performance of similarly managed accounts is also regularly compared to determine whether there are any unexplained significant discrepancies. In addition, the Advisor's allocation procedures specify the factors that are taken into account in making allocation decisions. These areas are monitored by the Advisor's Chief Compliance Officer.

     Mr. Torrey presently receives as compensation a fixed amount drawn from its total revenues and other resources, including the management fees earned with respect to the Funds. Mr. Torrey may also receive additional amounts based on the revenues earned by the Advisor from the Funds and other client accounts, but it is expected that the fixed amount can, and typically will, represent a significant portion of Mr. Torrey's overall compensation.

--------------------------------------------------------------------------------

                              CONFLICTS OF INTEREST

--------------------------------------------------------------------------------

The Advisor

     The Advisor and its affiliates manage the assets of registered investment companies, private investment funds and individual accounts (collectively, "Torrey Clients"). The Funds have no interest in these activities. In addition, the Advisor, its affiliates, and any of their respective officers, directors or employees, may invest for their own accounts in various investment opportunities, including in investment partnerships, private investment companies or other investment vehicles in which the Funds will have no interest.

     As an investment adviser and fiduciary, the Advisor, owes its clients a duty of loyalty. In recognition of the fact that conflicts of interests are inherent in the investment management business, the Advisor has adopted policies and procedures reasonable designed to identify and manage the effects of actual or potential conflicts of interest in the areas of employee personal trading, managing multiple accounts for multiple clients and allocation of investment opportunities. All employees of the Advisor are subject to these policies.

     As previously noted herein, the Advisor has adopted a Code of Ethics that is designed to detect and prevent conflicts of interest when personnel own, buy or sell securities which may be owned, bought or sold for clients. Personal securities transactions may raise a potential conflict of interest when an employee owns or trades in a security that is owned or considered for purchase or sale by a client, or recommended for purchase or sale by a client. The Advisor's personnel are only permitted to engage in transactions for their personal accounts in securities that are owned by clients, being bought, sold or considered for purchase by sale by clients provided they have obtained preclearance approval for the transaction. Subject to limited exceptions as permitted by the 1940 Act, the Advisor's Code of Ethics requires disclosure of all personal accounts and preclearance of all securities transactions in limited offerings (such as investments in other private investment vehicles) or initial public offerings.

     The Advisor or its affiliates may determine that an investment opportunity in a particular investment vehicle is appropriate for a particular Torrey Client or for itself or its officers, directors, partners, members or employees, but not for a Fund.

     Situations may arise in which the Advisor, its affiliates or Torrey Clients have made investments which would have been suitable for investment by a Fund but, for various reasons, were not pursued by, or available to, such Fund.

     The investment activities of the Advisor, its affiliates and any of their respective officers, directors or employees may disadvantage a given Fund in certain situations, if among other reasons, the investment activities limit that Fund's ability to invest in an investment vehicle.

     The officers or employees of the Advisor are engaged in substantial activities other than on behalf of the Advisor and may have conflicts of interest in allocating their time and activity between the Advisor and Torrey Clients. The Advisor and its officers and employees will devote so much of their time to the affairs of the Advisor as in their judgment is necessary and appropriate.

     The Advisor acts as the Investor Support Services Agent to the Fund under an investor support services agreement, pursuant to which the Investor Support Services Agent provides investor support services related to the subscription and repurchase of Units and the maintenance of investor accounts. The Advisor receives a fee for its services under the investor support services agreement that is separate from and in addition to the Management Fee.

     The Advisor, its affiliates or Torrey Clients may have an interest in an account managed by, or enter into relationships with, a Portfolio Manager or its affiliates on terms different than an interest in a Fund. In addition, the Portfolio Managers may receive research products and services in connection with the brokerage services that affiliates of the Advisor may provide from time to time to one or more other managed accounts or to a Fund.

     The Placement Agent, its subsidiaries and/or its affiliates may engage in a broad spectrum of activities, including banking, financial advisory services, asset management, underwriting and engaging in broker-dealer transactions, and in the ordinary course of their business may provide such services to the Funds, the Advisor or the underlying funds or their managers.

Allocation of Investment Opportunities by Portfolio Managers

     Each Portfolio Manager may manage accounts for other clients in addition to the account of a Fund or a Portfolio Fund, and will have complete discretion as to how to allocate investment opportunities among its managed accounts. A Portfolio Manager may cause its other managed accounts to commit a larger percentage of their assets to an investment opportunity than a Fund or a Portfolio Fund. Different accounts may have different investment objectives or liquidity needs, or be subject to different regulatory constraints or other considerations.

     Each Portfolio Manager and its principals, officers, employees and affiliates may buy and sell securities or other investments for their own accounts and may have actual or potential conflicts of interest with respect to investments made on behalf of a Fund or a Portfolio Fund. As a result of differing trading and investment strategies or constraints, positions may be taken by principals, officers, employees and affiliates of the Portfolio Manager that are the same, different or made at a different time than positions taken for a Fund or a Portfolio Fund.

     Except in accordance with applicable law, no Sub-Advisor is permitted to buy securities or other property from, or sell securities or other property to, a Fund or a Portfolio Fund managed by the Sub-Advisor. Similar restrictions may not apply to Portfolio Funds which are not managed by Sub-Advisors. Future investment activities of the Portfolio Managers and their affiliates, principals, partners, directors, officers or employees may give rise to additional conflicts of interest.

Code of Ethics

     Each of the Funds, as well as the Advisor, has adopted a Code of Ethics pursuant to Rule 17j-1 under the 1940 Act. Each Code of Ethics establishes standards for personal securities transactions by associated persons and investment personnel, as defined under the Code of Ethics. All associated persons are prohibited from engaging in, or recommending, any securities transaction with respect to a Portfolio Fund and/or a Portfolio Manager which involves any actual or potential conflict of interest, or any abuse of an associated person's position of trust and responsibility.

     Associated persons are required to report all proposed personal securities transactions that involve investing in a Portfolio Fund or with a Portfolio Manager to a compliance officer prior to making such proposed investment. All associated persons are prohibited from investing in a Portfolio Fund or with a Portfolio Manager, unless the Chief Compliance Officer, or its designee, "preclears" such a transaction.

     Associated persons are also prohibited from: (i) recommending securities transactions involving a Portfolio Fund and/or a Portfolio Manager by any Fund without disclosing his or her interests in a Portfolio Fund or with a Portfolio Manager; (ii) divulging current and anticipated portfolio transactions with respect to any Fund to anyone unless it is properly within his or her duties to do so; and (iii) engaging in any securities transaction for his or her own benefit or the benefit of others, including a Fund, while in possession of material, non-public information concerning such securities. In addition, associated persons who are also deemed "investment personnel" are required to pre-notify the Chief Compliance Officer of any personal dealings in securities which they intend to effect with respect to personal interests in a Portfolio Fund or with a Portfolio Manager. The Code of Ethics generally defines "investment personnel" as any person who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of a security by an investment adviser, or whose functions relate to the making of any recommendations with respect to such purchases or sales.

     The Code of Ethics provides for various penalties for violations, and any material violation of the Code of Ethics is reported to the Board of Managers of the relevant Fund. Each Board of Managers also reviews the administration of the Code of Ethics on an annual basis.

     A copy of the Code of Ethics of the Funds can be reviewed and copied at the SEC's Public Reference Room in Washington D.C. Details on the operation of the Public Reference Room can be obtained by calling the SEC at (202) 942-8090. A copy of the Code of Ethics may also be obtained from the EDGAR Database on the SEC's website, www.sec.gov. A copy of the Code of Ethics may be obtained, after paying a duplicating fee, by electronic request to "publicinfo@sec.gov" or by writing the Public Reference Section of the SEC, Washington, D.C. 20549-0102.

Brokerage Allocation

     Each Portfolio Manager has complete discretion to select the broker-dealers for the execution of its portfolio investment transactions. In selecting broker-dealers, Portfolio Managers may consider a wide range of factors, including seeking to obtain the best price and execution for the transactions, taking into account factors such as price, size of order, difficulty of execution and operational facilities of a brokerage firm.

     In selecting brokers or dealers to execute transactions, Portfolio Managers may not necessarily solicit competitive bids and may not have an obligation to seek the lowest available commission cost. It may not be the practice of a Portfolio Manager to negotiate "execution only" commission rates, and thus the investment vehicle managed by the Portfolio Manager may be deemed to be paying for research and other services provided by the broker which are included in the commission rate. Research furnished by brokers may include, but is not limited to, written information and analyses concerning specific securities, companies or sectors; market, financial and economic studies and forecasts; financial publications; statistic and pricing services, as well as discussions with research personnel, along with hardware, software, data bases and other technical and telecommunication services and equipment (including updates, improvements and repairs thereon) utilized in the investment management process. Research services obtained by the use of commissions arising from such investment vehicle's portfolio transactions may be used by the Portfolio Manager in its other investment activities. Portfolio Managers may also be paying for services other than research which are included in the commission rate. These other services obtained by the Portfolio Managers may include, without limitation, office space, facilities and equipment; administrative and accounting support; supplies and stationery; telephone lines, usage and equipment and other items which might otherwise be treated as an expense of the Portfolio Manager. To the extent a Portfolio Manager utilizes commissions to obtain items which would otherwise be an expense of the Portfolio Manager, such use of commissions in effect constitutes additional compensation to the Portfolio Manager. Certain of the foregoing commission arrangements are outside the parameters of Section 28(e) of the Securities Exchange Act of 1934, as amended, which permits the use of commissions or "soft dollars" to obtain "research and execution" services. Finally, since commission rates are generally negotiable, selecting broker-dealers on the basis of considerations which are not limited to applicable commission rates may result in higher transaction costs than would otherwise be obtainable.

--------------------------------------------------------------------------------

                                FEES AND EXPENSES

--------------------------------------------------------------------------------

     The Advisor provides certain management and administrative services to the Funds, including, among other things, providing office space and other support services to the Funds. In consideration for the services of the Advisor, each of the Funds pays the Advisor a quarterly management fee at the annual rate of 2% of such Fund's net assets (the "Management Fee"). The Management Fee is due and payable quarterly in arrears within 10 days after the end of the relevant quarter. Net assets means the total value of all assets under management of a Fund, less all accrued debts, liabilities and obligations of that Fund, calculated before giving effect to any repurchases of Units. The Management Fee is computed based on the net assets of a Fund as of the end of business on the last business day of each quarter. The Management Fee is charged in each fiscal period to the capital accounts of all Members in proportion to their capital accounts at the beginning of such fiscal period.

     Each Fund pays the Placement Agent a quarterly investor servicing fee at the annual rate of 0.10% of such Fund's net asset value attributable to investments in such Fund made by the Placement Agent's customers on the last business day of the relevant quarter and to Torrey Associates, LLC, acting in its capacity as Investor Support Services Agent, a quarterly investor servicing fee at the annual rate of 0.05% of such Fund's net asset value attributable to investments in such Fund made by the Placement Agent's customers on the last business day of the relevant quarter. The services to be provided by the Placement Agent and the Advisor include personal services related to investors in the Funds, such as answering inquiries regarding the Funds, providing reports and other information, and investor support services related to the subscription and repurchase of Units and the maintenance of investor accounts.

     Each Fund has entered into an administration agreement ("Administration Services Agreement") with Price Meadows Incorporated ("Administrator"), to perform certain financial, accounting, administrative and other services on behalf of such Fund, including the preparation of interim financial statements, the calculation of Fund investment performance, the calculation of any fees payable to the Advisor, and the preparation of interim reports. In consideration for these services, each of the Funds pays the Administrator an annual fee of between 0.06% and 0.15% based on the net assets as of the beginning of each month. Each Fund also reimburses the Administrator for reasonable out-of-pocket expenses.

     HedgeOp performs certain operational and compliance support services for the Funds and may provide similar compliance support services to the underlying Portfolio Funds invested in by the Funds. In consideration for these services provided to the Funds, each of the Funds pays HedgeOp an annual fee of between 0.10% and 0.125% of the average net assets of the Funds, subject to a minimum monthly fee, and will reimburse HedgeOp for certain of HedgeOp's expenses.

     PFPC Trust Company (the "Custodian") serves as the custodian for each Fund's assets and is compensated for those services at an annual rate based on each Fund's average net assets subject to a minimum monthly fee.

     The Placement Agent is entitled to receive a front-end sales charge in an amount up to 3% of the gross investment by each investor in each Fund. The specific amount of the sales charge is dependent upon the size of each individual investment, as set forth below:

                                                                     Front-End
               Amount of Investment                                Sales Charge
               --------------------                                ------------
               up to $499,999                                          3.0%
               $500,000 to less than $1 million                        2.5%
               $1 million to less than $2 million                      2.0%
               $2 million to less than $5 million                      1.0%
               $5 million and over                                       0%

     Sales charges may be adjusted or waived at the sole discretion of the Placement Agent, as the case may be, and may be waived for employees, officers, managers and directors of the Advisor or the Placement Agent, their respective affiliates and certain related persons. At the option of the prospective investor, the sales charge, which does not constitute part of an investor's capital contribution to the Fund or part of the assets of the Fund, will be added to or deducted from the prospective investor's subscription amount. For example, (i) if an investor chooses to have the sales charge added to its subscription amount of $1,000,000, the investor will be charged a $20,000 sales charge in addition to the $1,000,000 invested; or (ii) if an investor chooses to have the sales charge deducted from its subscription amount of $1,000,000, a $20,000 sales charge will be deducted from that subscription amount and $980,000 will be invested in the Fund.

     The Advisor will make quarterly payments from its own resources to the Placement Agent for its services in connection with the placement of Units. These payments will be based upon the then current net asset value of Fund assets raised from Placement Agent clients.

     The Funds will indemnify, to the extent enumerated in the agreement among the Fund, the Advisor and the Placement Agent, the Placement Agent against any losses, claims, demands, damages, or liabilities (or actions or proceedings in respect thereof) to which it may be liable in connection with the offering of Units of the Funds in the absence of the Placement Agent's willful misfeasance, bad faith or gross negligence.

     Each Fund bears all expenses incurred in its business other than those specifically required to be borne by the Advisor. Expenses to be borne by each Fund include, but are not limited to, the following:

     o all costs and expenses directly related to portfolio transactions and positions for the Fund's account, including, but not limited to, the fees and pro rata share of the expenses of the Portfolio Funds, brokerage commissions, research fees (including research-related travel), interest and commitment fees on loans and debit balances, borrowing charges on securities sold short, dividends on securities sold short but not yet purchased, custodial fees, margin fees, transfer taxes and premiums, taxes withheld on foreign dividends and indirect expenses from investments in investment funds;

     o all costs and expenses associated with the organization and registration of the Fund, certain offering costs and the costs of compliance with any applicable Federal or state laws;

     o all costs and expenses associated with the organization of Portfolio Funds managed by Sub-Advisors, if any, and with the selection of Portfolio Managers, including due diligence and travel-related expenses;

     o the costs and expenses of holding any meetings of any Members that are regularly scheduled, permitted or required to be held under the terms of the Limited Liability Company Agreement, the 1940 Act or other applicable law;

     o fees and disbursements of any attorneys, accountants, auditors and other consultants and professionals engaged on behalf of the Fund;

     o the fees of custodians and other persons providing administrative, operational and compliance support services to the Fund;

     o the costs of a fidelity bond and any liability insurance obtained on behalf of the Fund, the Advisor or the Managers of the Fund;

     o all costs and expenses of preparing, setting in type, printing and distributing reports and other communications to Members;

     o all expenses of computing the Fund's net asset value, including any equipment or services obtained for the purpose of valuing the Fund's investment portfolio;

     o all charges for equipment or services used for communications between a Fund and any custodian, or other agent engaged by the Fund; and

     o such other types of expenses as may be approved from time to time by the Managers of a given Fund other than those required to be borne by the Advisor.

     The Advisor is reimbursed by each Fund for any of the above expenses that it pays on behalf of such Fund.

     The organizational and offering expenses of each Fund have been paid. Each Fund also bears certain on-going offering costs associated with any periodic offers of Units. Organizational costs are amortized over the first twelve months of operations of each Fund. Offering costs cannot be deducted for tax purposes by the offering Fund or its Members.

     Each Portfolio Fund bears all expenses incurred in its business, which are similar to those expenses incurred by the Funds. The Portfolio Managers generally charge an asset-based fee to, and receive performance-based fees or allocations from, the Portfolio Funds, which effectively reduce total distributions from the Portfolio Funds to the Funds.

--------------------------------------------------------------------------------

                        CAPITAL ACCOUNTS AND ALLOCATIONS

--------------------------------------------------------------------------------

Capital Accounts

     Each Fund maintains a separate capital account for each Member, which has an opening balance equal to such Member's initial contribution to the capital of that Fund. Each Member's capital account is increased by the sum of the amount of cash and, in the sole discretion of the Advisor, the value of any securities constituting additional contributions by such Member to the capital of such Fund, plus any amounts credited to such Member's capital account as described below. Similarly, each Member's capital account is reduced by the sum of the amount of any repurchase by such Fund of the Units of such Member, plus the amount of any distributions to such Member which are not reinvested, plus any amounts debited against such Member's capital account as described below. To the extent that any debit would reduce the balance of the capital account of any Member below zero, that portion of any such debit is instead allocated to the capital account of the Advisor; any subsequent credits that would otherwise be allocable to the capital account of any such Member is instead allocated to the capital account of the Advisor in such amounts as are necessary to offset all previous debits attributable to such Member.

     Capital accounts of Members are adjusted as of the close of business on the last day of each fiscal period. Fiscal periods begin on the day after the last day of the preceding fiscal period and end at the close of business on (1) the last day of the fiscal year of a Fund, (2) the day preceding the date as of which a contribution to the capital of a Fund is made, (3) the day as of which a Fund repurchases any Unit of any Member, or (4) the day as of which any amount is credited to or debited from the capital account of any Members other than an amount to be credited to or debited from the capital accounts of all Member in accordance with their respective fund percentages. A fund percentage is determined for each Member as of the start of each fiscal period by dividing the balance of such Member's capital account as of the commencement of such period by the sum of the balances of all capital accounts of all Members as of such date.

Allocation of Net Profits and Net Losses

     Net profits or net losses of each Fund for each fiscal period are allocated among and credited to or debited against the capital accounts of all Members of the Fund as of the last day of each fiscal period in accordance with Members' respective fund percentages for such fiscal period. Net profits or net losses are measured as the net change in the value of the net assets of the relevant Fund, including any net change in unrealized appreciation or depreciation of investments and realized income and gains or losses and expenses during a fiscal period, before giving effect to any repurchases by such Fund of Units.

     Allocations for Federal income tax purposes generally are made among the Members so as to reflect equitably amounts credited or debited to each Member's capital account for the current and prior fiscal years.

Allocation of Withholding Taxes

     Withholding taxes or other tax obligations incurred by each Fund which are attributable to any Member are debited against the capital account of such Member as of the close of the fiscal period during which the Fund in question paid such obligation, and any amounts then or thereafter distributable to such Member are reduced by the amount of such taxes. If the amount of such taxes is greater than any such distributable amounts, then the Member is required to pay to the relevant Fund as a contribution to the capital of that Fund, upon demand of that Fund, the amount of such excess.

Net Asset Valuation

     The net asset value of each Fund and of the Units are determined by or at the direction of the Managers as of the close of business at the end of any fiscal period in accordance with U.S. generally accepted accounting principles and the valuation principles set forth below or as may be determined from time to time pursuant to policies established by the Managers. The net asset value of each Fund equals the value of the assets of each Fund, less all of its liabilities, including accrued fees and expenses. The net asset value per Unit of each Fund equals the net asset value of the Fund divided by the number of outstanding Units.

     The Funds value interests in Portfolio Funds not managed by the Sub-Advisors at fair value in accordance with procedures approved by the Managers. Fair value of interests of Portfolio Funds ordinarily will be the value determined by the Portfolio Manager for each Portfolio Fund in accordance with the policies established by the relevant Portfolio Fund. Each Fund will rely upon audited and unaudited reports and other information prepared by the Portfolio Funds.

     In accordance with each Fund's valuation procedures, in any instance in which the Advisor or the Managers have reason to believe that the current valuation of an interest in a Portfolio Fund does not represent the fair value of such interest, the Advisor will promptly provide the Managers with its proposed valuation for that interest, on the basis of all relevant information available at the time, including independent appraisals if readily obtainable. The Advisor will take steps to ascertain the fair value of an interest in a Portfolio Fund by, among other things, making appropriate inquiries of the Portfolio Managers, seeking an independent appraisal of the Portfolio Fund or its holdings (to the extent feasible) and/or applying a discount or premium based on the Advisor's professional opinion of market and other events and the Advisor's current knowledge of the Portfolio Fund's current holdings. Following the Valuation Procedures, in the absence of specific transaction activity in a particular Portfolio Fund, the Advisor will consider whether it is appropriate, in light of all relevant circumstances, to value such a position at its net asset value as reported at the time of valuation, or whether to adjust such value to reflect a premium or discount.

     Valuations provided to a Fund by a Portfolio Manager may be based upon estimated or unaudited reports, and may be subject to later adjustment or revision by the Portfolio Manager. Any such adjustment or revision will either increase or decrease the net asset value of the relevant Fund at the time that the Fund is provided with information regarding the adjustment. The Funds do not expect to restate their previous net asset values per Unit to reflect an adjustment or revision by a Portfolio Fund. Accordingly, a Member may have Units repurchased at a net asset value per Unit that is higher or lower than a subsequently adjusted amount. For example, any increase in the net asset value per Unit of a Fund resulting from a subsequent adjusted valuation will be entirely for the benefit of the outstanding Units of that Fund and to the detriment of Members who had Units of that Fund repurchased at a net asset value per Unit lower than the adjusted amount. The same principles apply to the purchase of Units, and new Members may be affected in a similar way. Although the Advisor and the Managers review the valuations provided by Portfolio Managers, the Advisor and the Managers will not be able to confirm the accuracy of valuations provided by Portfolio Managers.

     To the extent Sub-Advisors are engaged to manage the assets of a Fund, the Fund will generally value the portfolio securities held by the Investments Funds managed by the Sub-Advisors as described below:

     Domestic exchange traded securities and securities included in the Nasdaq National Market System are valued at their last composite sale prices as reported on the exchanges where such securities are traded. If no sales of such securities are reported on a particular day, the securities are valued based upon their composite bid prices for securities held long, or their composite ask prices for securities held short, as reported by such exchanges. Securities traded on a foreign securities exchange are valued at their last sale prices on the exchange where such securities are primarily traded, or in the absence of a reported sale on a particular day, at their bid prices, in the case of securities held long, or ask prices, in the case of securities held short, as reported by such exchange. Other securities for which market quotations are readily available are valued at their bid prices, or ask prices in the case of securities held short, as obtained from one or more dealers making markets for such securities. If market quotations are not readily available, securities and other assets are valued at fair value as determined in good faith by, or under the supervision of, the Managers.

     Debt securities are valued in accordance with the procedures described above, which with respect to such securities may include the use of valuations furnished by a pricing service which employs a matrix to determine valuations for normal institutional size trading units. The Managers monitor periodically the reasonableness of valuations provided by any such pricing service. Debt securities with remaining maturities of 60 days or less, absent unusual circumstances, are valued at amortized cost, so long as such valuation is determined by the Managers to represent fair value.

     All assets and liabilities initially expressed in foreign currencies are converted into U.S. dollars using foreign exchange rates provided by a pricing service. Trading in foreign securities generally is completed, and the values of such securities are determined, prior to the close of securities markets in the United States. Foreign exchange rates are also determined prior to such close. On occasion, the values of securities and exchange rates may be affected by events occurring between the time as of which determination of such values or exchange rates are made and the time as of which the net asset value of each Fund is determined. When such events materially affect the values of securities held by a Fund or its liabilities, such securities and liabilities may be valued at fair value as determined in good faith by, or under the supervision of, the Managers of such Fund.

     Prospective investors should be aware that situations involving uncertainties as to the valuation of portfolio positions could have an adverse effect on a Fund's net assets if the judgments of the Managers or Portfolio Managers regarding appropriate valuations should prove incorrect. Also, Portfolio Managers may only provide determinations of the net asset value of Portfolio Funds on a weekly or monthly basis, in which event it may not be possible to determine the net asset value of the Funds more frequently. If Portfolio Manager valuations are consistently delayed, missing or inaccurate, the Advisor generally will consider whether the Portfolio Fund continues to be an appropriate investment for the Fund. The Fund may be unable to sell interests in a Portfolio Fund quickly, and could therefore be obligated to continue to hold the interests. In such a case, the Advisor would continue to value the interests without the benefit of the Portfolio Manager valuations, and the Advisor may determine to discount the value of the interests or value them at zero.

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                             SUBSCRIPTION FOR UNITS

--------------------------------------------------------------------------------

Subscription Terms

     Both initial and additional subscriptions for Units in each of the Funds may be accepted from eligible investors (as described below) at such times as the Board may determine on the terms set forth below. Subscriptions for Units may be submitted to the Board or to the Placement Agent. The Funds may, in the discretion of the Board, suspend the offering of Units at any time or permit subscriptions on a more frequent basis. The Funds reserve the right to reject any subscription, in whole or in part, for Units. As part of a continuous offering after the initial closing, initial subscriptions and additional capital contributions will generally be accepted monthly.

     Units will be offered at their net asset value per Unit. Generally, the minimum initial investment is $100,000 in the aggregate for the Funds. If an investor invests in two or more Funds at the same time, the minimum initial investment in any particular Fund is $25,000. The minimum additional capital contribution is $25,000 in aggregate for the Funds, subject to meeting the $25,000 minimum in any particular Fund for each investor. For employees, officers, managers or directors of the Advisor or the Placement Agent and their respective affiliates, and members of their immediate families, and, in the sole discretion of the Board, other investors, the minimum required initial contribution to the capital of a Fund is $25,000 in the aggregate for the Funds subject to meeting a $10,000 minimum in any particular Fund. The Funds may vary the investment minimums from time to time.

     The initial closing date for subscriptions of Units of the Funds is to be determined at the discretion of the Board of Managers. The maximum size of each Fund is not limited.

     Except as otherwise permitted by the Funds, initial and any additional contributions to the capital of a Fund by any Member will be payable in cash, and all contributions must be transmitted, through the Placement Agent or directly to the Fund, by such time and in such manner as is specified in the subscription documents of the Funds. Initial and additional contributions to the capital of a Fund will be payable in one installment and will be due prior to the proposed acceptance of the contribution. All initial and additional contributions to each Fund must be received and cleared prior to the subscription date, generally the first business day of the following month. In order to subscribe, investors must have the requisite amount of funds available in their accounts with the Placement Agent on the last business day of the month, or another procedure acceptable to the Fund. If an investor's funds are not so available, the investor's subscription for Units will not be accepted for the current subscription date.

     Each new Member will be obligated to agree to be bound by all of the terms of the relevant Limited Liability Company Agreement. Each potential investor also will be obligated to represent and warrant in a Subscription Agreement, among other things, that such investor is purchasing Units for its own account, and not with a view to the distribution, assignment, transfer or other disposition of such Units.

Eligible Investors

     Each prospective investor will be required to certify that the Units subscribed for are being acquired directly or indirectly for the account of an "accredited investor" as defined in Regulation D under the Securities Act, and generally that such investor, as well as each of the investor's equity owners under certain circumstances, at the time of subscription, (i) has a net worth of more than $1.5 million, (ii) is a "qualified purchaser" as defined in Section 2(a)(51)(A) of the 1940 Act (a "Qualified Purchaser"), or (iii) has at least $750,000 under the discretionary investment management of the Advisor and its affiliates. Existing Members who subscribe for additional Units and transferees of Units may be required to represent that they meet the foregoing eligibility criteria at the time of the additional subscription. The Funds do not accept subscriptions from or for the benefit of charitable remainder trusts. The relevant investor qualifications will be set forth in a subscription agreement to be provided to prospective investors, which must be completed by each prospective investor.

Subscription Procedure

     Prospective investors may subscribe for Units by completing, executing and delivering to their Financial Advisor at the Placement Agent, the following:

     1. The Subscription Agreement, by which the prospective investor subscribes to purchase Units;

     2. The Member signature page (in the form contained in the Subscription Agreement) by which the prospective investor will execute and agree to be bound by the terms of the Limited Liability Company Agreement; and

     3. Payment of the subscription amount through their account at the relevant Placement Agent, or another procedure acceptable to the Fund.

     In order to comply with United States and international laws aimed at the prevention of money laundering and terrorist financing, each prospective investor that is an individual will be required to represent in the Subscription Agreement that, among other things, he is not, nor is any person or entity controlling, controlled by or under common control with the prospective investor, a "Prohibited Person" as defined in the Subscription Agreement (generally, a person involved in money laundering or terrorist activities, including those persons or entities that are included on any relevant lists maintained by the U.S. Treasury Department's Office of Foreign Assets Control, any senior foreign political figures, their immediate family members and close associates, and any foreign shell bank). Further, each prospective investor which is an entity will be required to represent in the Subscription Agreement that, among other things (i) it has carried out thorough due diligence to establish the identities of its beneficial owners, (ii) it reasonably believes that no beneficial owner is a "Prohibited Person", (iii) it holds the evidence of such identities and status and will maintain such information for at least five years from the date of its complete withdrawal from the Fund, and (iv) it will make available such information and any additional information that the Fund may request.

     No initial subscription for Units will be accepted by the Board until a validly executed Subscription Agreement is on file with the Fund and the Fund is in receipt of cleared funds. The Board reserves the right to reject any subscription, in whole or in part, in its sole discretion. Funds not received and cleared prior to the subscription date cannot be invested until the following subscription date.

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                       REPURCHASES AND TRANSFERS OF UNITS

--------------------------------------------------------------------------------

No Right of Redemption

     No Member or other person holding Units has the right to require any Fund to redeem a Unit. No public market exists for the Units, and none is expected to develop. Consequently, investors may not be able to liquidate their investment other than as a result of repurchases of Units by the Funds, as described below.

Repurchases of Units

     The Managers of each Fund, from time to time and in their complete and exclusive discretion, may determine to cause the Fund to repurchase Units from Members, including the Advisor, pursuant to written tenders by Members on such terms and conditions as the Managers may determine. In determining whether a Fund should repurchase Units from Members pursuant to written tenders, the Managers will consider the recommendation of the Advisor. The Advisor expects that it generally will recommend to the Managers that each Fund offer to repurchase Units from Members two times each year, in June and December. The Managers of each Fund also will consider the following factors, among others, in making such determination:

     o    whether any Members have requested to tender Units to such Fund;

     o    the liquidity of such Fund's assets;

     o    the investment plans and working capital requirements of such Fund;

     o    the relative economies of scale with respect to the size of such Fund;

     o    the history of such Fund in repurchasing Units;

     o    the condition of the securities markets; and

     o    the anticipated tax consequences of any proposed repurchases of Units.

     The Managers will determine that a Fund repurchase Units from Members pursuant to written tenders only on terms they determine to be fair to such Fund and to all Members or persons holding Units acquired from Members. When the Managers determine that a Fund will repurchase Units, notice will be provided to each Member of such Fund describing the terms of the offer, and containing information Members should consider in deciding whether and how to participate in such repurchase opportunity. It is expected that such notice will be provided to Members of each Fund not less than 45 days prior to the date of such repurchase, and that Members wishing to accept such offer will be required to accept such offer not less than 15 days prior to the date of such repurchase (although it may be more).

     The Limited Liability Company Agreement of each Fund provides that a Fund shall be dissolved if the Units of any Member that has submitted a written request to tender all of the Units held by such Member for repurchase by such Fund has not been repurchased within a period of two years of such request.

     Repurchases of Units from Members by a Fund may be made, in the discretion of the Board, in part or in whole for cash or for securities of equivalent value, and will be effective after receipt by such Fund of all eligible written tenders of Units from Members. The amount due to any Member whose Units are repurchased will be equal to the value of the Member's capital account or portion thereof based on the net asset value of such Fund's assets as of the effective date of repurchase, after giving effect to all allocations to be made to the Member's capital account as of such date. Payment of the purchase price pursuant to a tender of Units will consist of, first, cash and/or securities traded on an established securities exchange, valued at net asset value in accordance with the Limited Liability Company Agreement of each Fund and distributed to tendering Members on a pro rata basis, in an aggregate amount equal to at least 90% of the estimated unaudited net asset value of the Units tendered, determined as of the effective date of the repurchase. Payment of such amount (the "cash payment") will be made promptly after the effective date of the repurchase or if the Fund has requested withdrawal of its capital from any Portfolio Funds in order to fund the repurchase of Units, 10 business days after the Fund has received at least 90% of the aggregate amount withdrawn by the Fund from such Portfolio Funds. Generally, payment pursuant to such a tender also will consist of a promissory note that bears no interest, is not transferable and entitles the holder thereof to a contingent payment equal to the difference of (a) the net asset value of the Units tendered over (b) the cash payment. The promissory note will be payable in cash, and will generally be payable within 30 days after the effective date of the repurchase (but in no event shall such note be payable later than immediately following the conclusion of the relevant Fund's annual audit).

     The repurchase of Units by each Fund is subject to regulatory requirements imposed by the SEC. Each Fund believes that the repurchase procedures described above comply with such requirements; however, in the event that modification of these procedures is required, the Board of Managers of each Fund will adopt revised repurchase procedures as necessary in order to ensure the Funds' compliance with applicable regulations.

     Subject to the approval of the Board of Managers and in compliance with the 1940 Act, the Funds may impose a redemption fee in connection with repurchases of Units, including a fee applicable to repurchases of Units (or portions thereof) effected prior to expiration of a specified period subsequent to a Member's admission to the Fund. In addition, the Funds may allocate to tendering Members withdrawal or similar charges imposed by Portfolio Funds that are not advised by a Sub-Advisor if the Board determined to withdraw from the Portfolio Fund as a result of a tender and such a charge was imposed on a Fund.

     Each Fund intends to maintain daily a segregated account containing permissible liquid assets in an amount equal to the aggregate amount of the notes payable to former Members. Payment for repurchased Units may require a Fund to liquidate portfolio holdings earlier than the Board otherwise would liquidate such holdings, potentially resulting in losses, and may increase the Funds' portfolio turnover. The Board intends to take measures to attempt to avoid or minimize such potential losses and turnover.

     Each Fund may repurchase Units of a Member or any person acquiring Units from or through a Member if:

     o such Units have been transferred or such Units have vested in any person by operation of law as the result of the death, dissolution, bankruptcy or incompetency of a Member;

     o ownership of such Units by a Member or other person will cause the Fund to be in violation of, or require registration of any Unit under, or subject the Fund to additional registration or regulation under, the securities, commodities or other laws of the United States or any other relevant jurisdiction;

     o continued ownership of such Units may be harmful or injurious to the business or reputation of the Fund or the Advisor, or may subject the Fund or any Members to an undue risk of adverse tax or other fiscal consequences;

     o any of the representations and warranties made by a Member in connection with the acquisition of Units was not true when made or has ceased to be true; or

     o it would be in the best interests of the Fund for the Fund to repurchase such an interest.

Transfers of Units

     No person may become a substituted Member without the written consent of the Board, which consent may be withheld for any reason in the Board's sole and absolute discretion. Units may be transferred only (i) by operation of law pursuant to the death, bankruptcy, insolvency or dissolution of a Member or (ii) with the written consent of the Board, which may be withheld in its sole and absolute discretion and is expected to be granted, if at all, only under extenuating circumstances, in connection with a transfer to a family trust or other entity that does not result in a change of beneficial ownership. Notice to the Board of any proposed transfer must include evidence satisfactory to the Board that the proposed transfer is exempt from registration under the Securities Act, that the proposed transferee meets any requirements imposed by the Funds with respect to investor eligibility and suitability, including the requirement that any investor, or investor's equity owners in certain circumstances at the time of subscription is an "accredited investor" as defined in Regulation D under the Securities Act and (i) has a net worth of more than $1.5 million, (ii) is a Qualified Purchaser or (iii) has at least $750,000 under the discretionary investment management of the Advisor and its affiliates, and must be accompanied by a properly completed Subscription Agreement. In addition to the foregoing, no Member will be permitted to transfer any Units unless after such transfer the balance of the capital account of the transferee, and any Member transferring less than its entire number of Units, is at least equal to the amount of the Member's initial capital contribution.

     Any transferee meeting the eligibility requirements that acquires Units of a Fund by operation of law as the result of the death, dissolution, bankruptcy or incompetency of a Member or otherwise, will be entitled to the allocations and distributions allocable to the Units so acquired and to transfer such Units in accordance with the terms of the Limited Liability Company Agreement, but will not be entitled to the other rights of a Member unless and until such transferee becomes a substituted Member as provided in the Limited Liability Company Agreement. If a Member transfers Units with the approval of the Board, under the policies established by the Managers, the Board will promptly take all necessary actions to admit such transferee or successor to such Fund as a Member. Each Member and transferee is required to pay all expenses, including attorneys' and accountants' fees, incurred by such Fund in connection with such transfer. If such a transferee does not meet the investor eligibility requirements, that Fund reserves the right to redeem its Units.

     By subscribing for Units of a Fund, each Member has agreed to indemnify and hold harmless that Fund, its Managers, the Advisor, each other Member of such Fund and any affiliate of the foregoing against all losses, claims, damages, liabilities, costs and expenses, including legal or other expenses incurred in investigating or defending against any such losses, claims, damages, liabilities, costs and expenses or any judgments, fines and amounts paid in settlement, joint or several, to which such persons may become subject by reason of or arising from any transfer made by such Member in violation of these provisions or any misrepresentation made by such Member in connection with any such transfer.

     The Advisor may not transfer its interest as an Advisor, except to a person who has agreed to be bound by all of the terms of the Limited Liability Company Agreement and pursuant to applicable law.

--------------------------------------------------------------------------------

                                   TAX ASPECTS

--------------------------------------------------------------------------------

     Pursuant to Internal Revenue Service (the "IRS") regulations, the Fund and its tax advisors hereby inform you that: (i) any tax advice contained herein is not intended and was not written to be used, and cannot be used by any taxpayer, for the purposes of avoiding penalties that may be imposed on the taxpayer; (ii) any such advice was written to support the promotion or marketing of the Units described in this Memorandum; and (iii) each taxpayer should seek advice based on the taxpayer's particular circumstances from an independent tax advisor.

     The following is a summary of certain aspects of the Federal income taxation of the Funds and their Members which should be considered by a prospective Member. This summary only addresses the tax consequences of an investment in the Funds to a U.S. person, generally, a person that is a United States citizen or resident, a United States corporation or other United States entity taxable as a corporation, an estate the income of which is subject to United States federal income taxation regardless of its source, or a trust if a court within the United States is able to exercise primary jurisdiction over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust.

     The Funds have not sought a ruling from IRS or any other Federal, state or local agency with respect to any of the tax issues affecting the Funds, nor have they obtained an opinion of counsel with respect to any tax issues other than the characterization of each of the Funds as a partnership for Federal income tax purposes, and there can be no assurance that the IRS will agree with or that a court will sustain the positions discussed herein.

     This summary only discusses certain aspects of the Federal income tax treatment of the Funds and is based upon the Code, judicial decisions, existing, temporary and proposed Treasury Regulations (the "Regulations") and administrative pronouncements in existence on the date hereof, all of which are subject to change or different interpretation, possibly with retroactive effect. This summary does not discuss the impact of various proposals to amend the Code which could change certain of the tax consequences of an investment in the Funds. This summary also does not discuss all of the tax consequences that may be relevant to a particular investor, to investors that acquire Units other than for cash or to certain investors subject to special treatment under the Federal income tax laws, such as insurance companies. If a partnership invests in a Fund, the tax treatment of a partner will generally depend upon the status of the partner and upon the activities of the partnership. A partner in a partnership which invests in a Fund is encouraged to consult its tax advisor.

     EACH PROSPECTIVE MEMBER SHOULD CONSULT WITH ITS OWN TAX ADVISER IN ORDER FULLY TO UNDERSTAND THE FEDERAL, STATE, LOCAL AND FOREIGN INCOME TAX CONSEQUENCES OF AN INVESTMENT IN A FUND.

     In addition to the particular matters set forth in this section, tax-exempt organizations should review carefully those sections of this Private Placement Memorandum regarding liquidity and other financial matters to ascertain whether the investment objective of one or more of the Funds is consistent with their overall investment plans. Each prospective tax-exempt Member is urged to consult its own tax adviser regarding the acquisition of Units.

Classification of the Funds

     The Funds have received an opinion of Seward & Kissel LLP, counsel to the Funds, that under the provisions of the Code and the Regulations, as in effect on the date of the opinion, each Fund will be classified as a partnership for Federal income tax purposes and not as an association taxable as a corporation.

     Under the Code, certain "publicly traded partnerships" are generally treated as corporations for Federal income tax purposes. A publicly traded partnership is any partnership the interests in which are traded on an established securities market or which are readily tradable on a secondary market or the substantial equivalent thereof. Counsel to the Funds has rendered its opinion that, under a "facts and circumstances" test contained in the Regulations, and based upon the anticipated operations of the Funds, Units will not be readily tradable on a secondary market or the substantial equivalent thereof, and, therefore, the Funds should not be treated as publicly traded partnerships taxable as a corporation.

     The opinion of counsel described above, however, is not binding on the IRS or the courts. If it were determined that a Fund should be treated as an association or a publicly traded partnership taxable as a corporation for Federal income tax purposes, as a result of a successful challenge to such opinions by the IRS, changes in the Code, the Regulations or judicial interpretations thereof, a material adverse change in facts, or otherwise, the taxable income of the Fund would be subject to corporate income tax when recognized by the Fund; distributions of such income, other than in certain redemptions of Units, would be treated as dividend income when received by the Members of the Fund to the extent of the Fund's current or accumulated earnings and profits; and Members of the Fund would not be entitled to report profits or losses realized by the Fund.

     As partnerships for tax purposes, the Funds are not themselves subject to Federal income tax. Each Member of a Fund will be taxed upon his or her distributive share of each item of the Fund's income, gain, loss and deduction allocated to such Member (including from investments in other partnerships) for each taxable year of the Fund ending with or within the Member's taxable year. Each item will have the same character to a Member, and will generally have the same source (either United States or foreign), as though the Member realized the item directly. Members must report these items regardless of the extent to which, or whether, the Funds or Members receive cash distributions for such taxable year, and thus may incur income tax liabilities unrelated to any distributions to or from the Funds.

Non-Confidentiality

     A Member (and each employee, representative, or other agent of the Member) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of an investment in a Fund and all materials of any kind (including opinions or other tax analyses) that are provided to the Member relating to such tax treatment and tax structure.

Tax Elections and Returns; Tax Audits

     The Advisor decides how to report all Fund items of income, gain, loss or deduction on each Fund's tax returns, and makes all tax elections on behalf of each Fund. All Members are required under the Code to treat all Fund items consistently on their own returns, unless they file a statement with the IRS disclosing the inconsistency. In the event the income tax return of any Fund is audited by the IRS, the tax treatment of the Fund's income and deductions generally is determined at the entity level in a single proceeding rather than by individual audits of the Members. The Advisor is designated as the "Tax Matters Partner" for each Fund, and has considerable authority to make decisions affecting the tax treatment and procedural rights of all Members. The Advisor also has the authority to bind Members to settlement agreements and the right on behalf of all Members to extend the statute of limitations relating to the Members' tax liabilities with respect to Fund items.

Tax Consequences to a Withdrawing Member

     A Member receiving a cash liquidating distribution from a Fund in connection with a complete withdrawal from such Fund generally will recognize capital gain or loss to the extent of the difference between the proceeds received by such Member and such Member's adjusted tax basis in his or her Units. Such capital gain or loss generally will be short-term or long-term capital gain or loss depending upon the Member's holding period for his or her Units. A Member receiving a cash nonliquidating distribution will recognize income in a similar manner only to the extent that the amount of the distribution exceeds such Member's adjusted tax basis in his or her Units.

     A Fund may specially allocate items of Fund capital gain, including short-term capital gain, to a withdrawing Member to the extent the withdrawing Member's liquidating distribution would otherwise exceed the withdrawing Member's adjusted tax basis in his or her Units. Such a special allocation may result in the withdrawing Member recognizing capital gain, which may include short-term gain, in the Member's last taxable year in a Fund, thereby reducing the amount of long-term capital gain recognized during the tax year in which the Member receives a liquidating distribution upon withdrawal. There can be no assurance that the IRS would accept such a special allocation. If the special allocation were successfully challenged by the IRS, the Fund's gains allocable to the remaining Members would be increased.

     Distributions of property other than cash, whether in complete or partial liquidation of a Member's Units, generally will not result in the recognition of taxable income or loss to the Member.

     A Fund may be required to adjust the basis of its assets downward in the event that a Member is redeemed from the Fund at a loss. As a result, the taxable gains of a Fund allocated to the remaining Members may be increased when the Fund disposes of such assets.

Tax Treatment of Fund Investments

     General. Each Fund, through the Portfolio Funds, expects to act as a trader or investor, and not as a dealer, with respect to its securities transactions. A trader and an investor are persons who buy and sell securities for their own accounts. A dealer, on the other hand, is a person who purchases securities for resale to customers rather than for investment or speculation.

     Generally, the gains and losses realized by a trader or investor on the sale of securities are capital gains and losses. Thus, subject to certain exceptions, the Funds expect that the gains and losses from their securities transactions typically will be capital gains and capital losses. These capital gains and losses may be long-term or short-term depending, in general, upon the length of time a particular investment position is maintained and, in some cases, upon the nature of the transaction. Property held for more than one year generally will be eligible for long-term capital gain or loss treatment. The application of certain rules relating to short sales, to so-called "straddle" and "wash sale" transactions and to "Section 1256 contracts" may serve to alter the manner in which the holding period for a security is determined or may otherwise affect the characterization as long-term or short-term, and also the timing of the realization, of certain gains or losses. The Funds will also realize ordinary income from interest and dividends on securities and other sources.

     Limitations on Deductibility of Interest. For non-corporate taxpayers,
Section 163(d) of the Code limits the deduction for "investment interest" (i.e., interest or short sale expenses for "indebtedness properly allocable to property held for investment"). Investment interest is not deductible in the current year to the extent that it exceeds the taxpayer's "net investment income," consisting of net gain and ordinary income derived from investments in the current year. For this purpose, any long-term capital gain or "qualified dividend income" is excluded from net investment income unless the taxpayer elects to pay tax on such amount at ordinary income tax rates.

     For purposes of this provision, the Funds' activities likely will be treated as giving rise to investment income for a Member, and the investment interest limitation would apply to a non-corporate Member's share of the interest and short sale expenses attributable to the Funds' operation. In such case, a non-corporate Member would be denied a deduction for all or part of that portion of his or her distributive share of the Funds' ordinary losses attributable to interest and short sale expenses unless he or she had sufficient investment income from all sources (including the relevant Fund). A Member that could not deduct losses currently as a result of the application of Section 163(d) would be entitled to carry forward such losses to future years, subject to the same limitation. The investment interest limitation would also apply to interest paid by a non-corporate Member on money borrowed to finance his or her investment in a Fund. Potential investors are advised to consult with their own tax advisers with respect to the application of the investment interest limitation in their particular tax situations.

     Deductibility of Investment Expenses. Each Fund intends to take the position on its Federal income tax return that (i) a non-corporate Member may deduct his share of the expenses of the Portfolio Funds that are traders in securities without regard to these limitations on deductibility, and (ii) a non-corporate Member's share of the expenses of the Portfolio Funds that are investors in securities are subject to these limitations. Each Fund also will be required to determine whether expenses it incurs directly (e.g., the Management
Fee) are investment expenses subject to these limitations. Each Member who is an individual may deduct his share of the expenses of a Fund from Portfolio Funds that are treated as "traders" will be under Code Section 162 as a business expense. A Member's share of the expenses of a Fund from Portfolio Funds that are treated as "investors" (other than interest expense) will be investment expenses deductible under Code Section 212, and accordingly such expenses would be deductible by an individual Member only to the extent that his share of such expenses, when combined with certain of his other "miscellaneous itemized deductions" exceeds 2% of his adjusted gross income. Further, the amount in excess of such 2% floor is subject to the overall limitation on itemized deductions imposed by Code Section 68. Also, the amount in excess of such 2% floor would be considered a tax preference item in computing the alternative minimum tax for an individual Member. Although the Funds intend to treat the trade or business related expenses and any performance-based allocations as not being subject to the foregoing limitations on deductibility, there can be no assurance that the IRS may not treat such items as investment expenses which are subject to the limitations. The consequences of these limitations will vary depending upon the particular tax situation of each Member. Accordingly, non-corporate Members should consult their tax advisers with respect to the application of these limitations.

     Income and Losses from Passive Activities. The Code restricts the deductibility of losses from a "passive activity" against certain income which is not derived from a passive activity. This restriction applies to individuals, trusts, estates, personal service corporations and certain closely held corporations. Pursuant to Temporary Regulations issued by the Treasury Department, income or loss from the Funds' securities trading activity generally will not constitute income or loss from a passive activity. Therefore, passive losses from other sources generally could not be deducted against a Member's share of income and gain from the Funds. Income or loss attributable to investments in partnerships engaged in a trade or business (other than trading securities) may constitute passive activity income or loss.

     Potential Limitations on Deduction Under Section 470. Section 470 of the Code imposes loss limitations that apply with respect to "tax-exempt use property." Although these limitations were intended to curtail certain leasing transactions that were viewed as abusive, the limitations may apply to any partnership that has a tax-exempt partner or foreign partner (which may be the case with respect to a Fund or an entity in which a Fund invests). If, and to the extent that, such limitations were to apply to a Fund, a Member would generally be prohibited from using losses from a Fund to offset other income of the Member (other than income from the Fund). Losses that are not deductible in any year because of these limitations may be carried forward to subsequent years. Members should consult with their own tax advisors with respect to the potential applicability of Section 470 of the Code to an investment in a Fund.

     Passive Foreign Investment Companies. From time to time a Fund or a Portfolio Fund may invest in one or more passive foreign investment companies ("PFICs") as defined by Section 1297 of the Code. No Fund intends to invest in a PFIC unless the PFIC provides the information necessary for the relevant Fund to elect to have the PFIC treated as a "qualifying electing fund". As a result of such election, the Fund would be required to include annually in its gross income its pro rata share of the PFIC's net ordinary income and net realized capital gains, whether or not such amounts are actually distributed to the Fund. However, any net operating losses or net capital losses of the PFIC will not pass through to the Fund or offset any ordinary income or capital gains of the PFIC reportable to the Fund in subsequent years. As a result, a Member's taxable income may be higher than if such losses could be passed through to Members or used to offset other gains on a current basis. However, such losses would ultimately reduce the gain (or increase the loss) recognized by the Fund on its disposition of its shares in the PFIC.

     There can be no assurance any PFIC will comply with the PFIC reporting requirements. In addition, it is possible that a Portfolio Fund may invest in a PFIC that does not comply with the PFIC reporting requirements. Under the PFIC rules, if the PFIC fails to provide the information that is necessary for the Fund to make the election described above, any gain realized on the sale or other disposition of shares in a PFIC generally would be treated as ordinary income. For tax purposes, such income will be assumed to have been earned ratably over the Fund's holding period with such amounts subject to tax in each year of that holding period at the highest applicable tax rate. In addition to the tax resulting from this method, an interest charge at the rate generally applicable to underpayments of tax will be imposed on the tax amounts so calculated for all prior tax years. Each Fund intends to redeem as promptly as practicable any investment in a PFIC that fails to provide the information necessary to make the election described above. However, there is no assurance that a Portfolio Fund will not invest in a PFIC that does not comply with the PFIC reporting requirements.

     Investors may be subject to IRS reporting requirements with respect to a Fund's investments in PFICs. In particular, an investor that is subject to U.S. Federal income tax will be required to file annually IRS Form 8621, Return by a Shareholder of a Passive Foreign Investment Company or Qualified Electing Fund, with respect to each PFIC in which the Fund invests. The Administrator will furnish information with respect to each PFIC investment that Members can use to make the necessary IRS filings.

     Tax Shelter Regulations. The IRS has released final Regulations expanding previously existing information reporting, record maintenance and investor list maintenance requirements with respect to certain "tax shelter" transactions (the "Tax Shelter Regulations"). The Tax Shelter Regulations may potentially apply to a broad range of investments that would not typically be viewed as tax shelter transactions, including investments in investment partnerships and portfolio investments of investment partnerships. Under the Tax Shelter Regulations, if a Fund or a Portfolio Manager engages in a "reportable transaction," the Fund and, under certain circumstances, a Member may be required to (i) retain all records material to such "reportable transaction"; (ii) complete and file IRS Form 8886, "Reportable Transaction Disclosure Statement" as part of its Federal income tax return for each year it participates in the "reportable transaction", and (iii) send a copy of such form to the IRS Office of Tax Shelter Analysis at the time the first such tax return is filed. The scope of the Tax Shelter Regulations may be affected by further IRS guidance. Non-compliance with the Tax Shelter Regulations may involve significant penalties and other consequences. Each Member should consult his own tax advisers as to his obligations under the Tax Shelter Regulations.

Foreign Taxes

     It is possible that certain dividends and interest received from sources within foreign countries will be subject to withholding taxes imposed by such countries. In addition, some foreign countries may impose capital gains taxes on certain securities transactions involving foreign issuers. Tax treaties between certain countries and the United States may reduce or eliminate such taxes.

     The Funds will inform Members of their proportionate share of the foreign taxes paid or incurred by the Funds that Members will be required to include in their income. The Members generally will be entitled to claim either a credit, subject to the limitations discussed below, and provided that, in the case of dividends, the foreign stock is held for the requisite holding period, or, if they itemize their deductions, a deduction, subject to the limitations generally applicable to deductions, for their share of such foreign taxes in computing their Federal income taxes. A Member that is tax exempt will not ordinarily benefit from such credit or deduction.

     Generally, a credit for foreign taxes is subject to the limitation that it may not exceed the Member's federal tax, before the credit, attributable to the Member's total foreign source taxable income. A Member's share of dividends and interest from non-U.S. securities generally will qualify as foreign source income. Generally, the source of income realized upon the sale of personal property, such as securities, will be based on the residence of the seller. In the case of a limited liability company, the determining factor is the residence of the Member. Thus, absent a tax treaty to the contrary, the gains from the sale of securities allocable to a Member that is a U.S. resident will be treated as derived from U.S. sources, even though the securities are sold in foreign countries. However, in certain circumstances, securities losses realized by a U.S. resident are recharacterized as foreign source to the extent of certain dividends and other deemed inclusions of income previously taken into account by that U.S. resident. Certain currency fluctuation gains, including fluctuation gains from foreign currency denominated debt securities, receivables and payables, will also be treated as ordinary income derived from U.S. sources.

     The limitation on the foreign tax credit is applied separately to foreign source passive income, such as dividends and interest. In addition, the foreign tax credit is allowed to offset only 90% of the alternative minimum tax imposed on corporations and individuals.

     Furthermore, for foreign tax credit limitation purposes, the amount of a Member's foreign source income is reduced by various deductions that are allocated and/or apportioned to such foreign source income. One such deduction is interest expense, a portion of which generally will reduce the foreign source income of any Member who owns (directly or indirectly) foreign assets. For these purposes, foreign assets owned by the Funds will be treated as owned by the investors in the Funds and indebtedness incurred by the Funds will be treated as incurred by investors in the Funds. Because of these limitations, Members may be unable to claim a credit for the full amount of their proportionate share of the foreign taxes paid by the Funds. The foregoing is only a general description of the foreign tax credit under current law. Moreover, since the availability of a credit or deduction depends on the particular circumstances of each Member, Members are advised to consult their own tax advisers.

Tax-Exempt Investors (including IRAs)

     Unrelated Business Taxable Income. Investors which are tax-exempt entities, including IRAs, 401(k) Plans, Keogh Plans or Employee Benefit Plans, may be required to make tax payments, including estimated tax payments, and file an income tax return for any taxable year in which such tax-exempt entity is an investor in a Fund.

     Generally, an exempt organization is exempt from Federal income tax on its passive investment income, such as dividends, interest and capital gains, whether realized by the organization directly or indirectly through a partnership in which it is a partner.

     This general exemption from tax does not apply to the UBTI of an exempt organization. Generally, UBTI includes income or gain derived, either directly or through partnerships, from a trade or business, the conduct of which is not substantially related to the exercise or performance of the organization's exempt purpose or function. UBTI also includes "unrelated debt-financed income," which generally consists of (i) income derived by an exempt organization, directly or through a partnership, from income-producing property with respect to which there is "acquisition indebtedness" at any time during the taxable year, and (ii) gains derived by an exempt organization, directly or through a partnership, from the disposition of property with respect to which there is "acquisition indebtedness" at any time during the 12-month period ending with the date of such disposition.

     The Funds, through the Portfolio Funds, expect to incur "acquisition indebtedness" with respect to certain transactions, such as the purchase of securities on margin. The calculation of each Fund's "unrelated debt-financed income" is complex and will depend in large part on the amount of leverage, if any, used by the Portfolio Funds from time to time. Also, the Funds may, directly or indirectly, invest in an entity that is engaged in a trade or business (other than securities trading) and is classified for U.S. tax purposes as a partnership. Accordingly, it is impossible to predict what percentage of each Fund's income and gains will be treated as UBTI for a Member which is an exempt organization. An exempt organization's share of the income or gains of the Funds which is treated as UBTI may not be offset by losses of the exempt organization either from the Funds or otherwise, unless such losses are treated as attributable to an unrelated trade or business (e.g., losses from securities for which there is acquisition indebtedness).

     To the extent that the Funds generate UBTI, the applicable Federal tax rate for such a Member generally would be either the corporate or trust tax rate depending upon the nature of the particular exempt organization. An exempt organization may be required to support, to the satisfaction of the IRS, the method used to calculate its UBTI. Each Fund will be required to report to a Member which is an exempt organization information as to the portion, if any, of its income and gains from the Funds for each year which will be treated as UBTI. The calculation of such amount with respect to transactions entered into by the Funds is highly complex, and there is no assurance that the Funds' calculation of UBTI will be accepted by the IRS.

     Tax-exempt investors should review with their tax advisers the discussion above regarding UBTI and any tax and/or filing obligation they may have with respect to UBTI. Tax-exempt investors should also consult their tax advisers with regard to the UBTI issues that may arise upon the disposition of their interest in a Fund. In a private ruling, the IRS has taken the position that a portion of the gain realized from the sale (e.g., withdrawal) of a partnership interest by a tax-exempt entity is debt-financed income when the partnership uses borrowed funds to purchase property even though the tax-exempt entity did not use borrowed funds to purchase its partnership interest.

     Special Considerations for IRAs. Potential IRA investors should note that an investment in a Fund may give rise to UBTI without a corresponding distribution of cash. As a result, any United States federal income taxes due on such UBTI must be paid by the IRA from assets other than its Units in the Fund. If the beneficiary of an IRA pays such tax on behalf of the IRA, then such payment will be treated as a deemed contribution by the beneficiary to the IRA. If this deemed contribution causes the IRA's beneficiary to exceed certain specified annual contribution limits, a penalty may be imposed on such excess contribution. As a result, potential IRA investors are encouraged to consult their tax advisers prior to investing in a Fund.

     Private Foundations. Private foundations and their managers are subject to excise taxes if they invest "any amount in such a manner as to jeopardize the carrying out of any of the foundation's exempt purposes." This rule requires a foundation manager, in making an investment, to exercise "ordinary business care and prudence" under the facts and circumstances prevailing at the time of making the investment, in providing for the short-term and long-term needs of the foundation to carry out its exempt purposes. The factors which a foundation manager may take into account in assessing an investment include the expected return (including both income and capital appreciation), the risks of rising and falling price levels, and the need for diversification within the foundation's portfolio.

     In order to avoid the imposition of an excise tax, a private foundation may be required to distribute on an annual basis its "distributable amount," which includes, among other things, the private foundation's "minimum investment return," defined as 5% of the excess of the fair market value of its nonfunctionally related assets (assets not used or held for use in carrying out the foundation's exempt purposes), over certain indebtedness incurred by the foundation in connection with such assets. It appears that a foundation's investment in a Fund would most probably be classified as a nonfunctionally related asset. A determination that Units are nonfunctionally related assets could conceivably cause cash flow problems for a prospective Member which is a private foundation.

     In some instances, the "excess business holdings" provisions of the Code may prohibit an investment in the Funds by a private foundation. For example, if a private foundation, either directly or together with a "disqualified person," acquires more than 20% of the capital interest or profits interest of a Fund, the private foundation may be considered to have "excess business holdings." If this occurs, such foundation may be required to divest itself of its Units in order to avoid the imposition of an excise tax. However, the excise tax will not apply if at least 95% of the gross income from the relevant Fund is "passive" within the applicable provisions of the Code and Regulations. Although there can be no assurance, the Board believes that each Fund will meet this 95% gross income test.

     A substantial percentage of investments of certain "private operating foundations" may be restricted to assets directly devoted to their tax-exempt purposes. Otherwise, generally, rules similar to those discussed above govern their operations.

     Charitable Remainder Trusts. A charitable remainder trust is subject to a 100% federal excise tax on any UBTI which it earns. Since the Funds may generate UBTI to a tax-exempt investor such as a charitable remainder trust, charitable remainder trusts are not permitted to invest in the Funds.

     Qualified Retirement Plans. Employee benefit plans subject to the provisions of ERISA, IRAs and Keogh Plans should consult their counsel as to the implications of such an investment under ERISA. See "ERISA Considerations."

     Endowment Funds. Portfolio Managers of endowment funds should consider whether the acquisition of Units is legally permissible. This is not a matter of Federal law, but is determined under state statutes. It should be noted, however, that under the Uniform Management of Institutional Funds Act, which has been adopted in various forms by a large number of states, participation in investment partnerships or similar organizations in which funds are commingled and investment determinations are made by persons other than the governing board of the endowment fund is allowed.

State and Local Taxation

     In addition to the Federal income tax consequences described above, prospective investors should consider potential state and local tax consequences of an investment in the Funds. State and local laws often differ from Federal income tax laws with respect to the treatment of specific items of income, gain, loss, deduction and credit. A Member's distributive share of the taxable income or loss of a Fund generally will be required to be included in determining the Member's reportable income for state and local tax purposes in the jurisdiction in which the Member is a resident.

     A partnership in which a Fund acquires (directly or indirectly) an interest may conduct business in a jurisdiction which will subject to tax a Member's share of such Fund's income from that business. Prospective investors should consult their tax advisers with respect to the availability of a credit for such tax in the jurisdiction in which that Member is a resident.

     The Funds have been advised that, based on the proposed method of operation of the Funds and on the basis of present law, the Funds should not be subject to the New York City unincorporated business tax and that individual Members who are not considered to be residents of New York State should not be subject to New York State personal income tax in respect of their share of the income from a Fund.

     If a Fund were considered to have income from New York sources, the Fund would be required to withhold New York State income tax with respect to income allocable to a Member that is a corporation (other than an S corporation) or an individual who is not a resident of New York. Based on the anticipated activities of the Funds, it is expected that none of a Fund's income will be treated as New York source income. If a Fund is required to pay such tax, a Member should be eligible for a credit equal to the portion of the tax on the Fund attributable to such Member's share of the income if such Member files a New York State income tax return.

     It is the responsibility of each prospective investor to satisfy himself as to, among other things, the legal and tax consequences of an investment in a Fund under state law, including the laws of the state(s) of his domicile and his residence, by obtaining advice from his own tax counsel or other adviser, and to file all appropriate tax returns that may be required.

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                              ERISA CONSIDERATIONS

--------------------------------------------------------------------------------

     Persons who are fiduciaries with respect to an employee benefit plan or other arrangement subject to the Employee Retirement Income Security Act of 1974, as amended (an "ERISA Plan" and "ERISA," respectively), and persons who are fiduciaries with respect to an IRA or Keogh plan, which is not subject to ERISA but is subject to the prohibited transaction rules of Section 4975 of the Code (together with ERISA Plans, "Benefit Plans") should consider, among other things, the matters described below before determining whether to invest in the Funds.

     ERISA imposes certain general and specific responsibilities on persons who are fiduciaries with respect to an ERISA Plan, including prudence, diversification, an obligation not to engage in a prohibited transaction and other standards. In determining whether a particular investment is appropriate for an ERISA Plan, Department of Labor ("DOL") regulations provide that a fiduciary of an ERISA Plan must give appropriate consideration to, among other things, the role that the investment plays in the ERISA Plan's portfolio, taking into consideration whether the investment is designed reasonably to further the ERISA Plan's purposes, an examination of the risk and return factors, the portfolio's composition with regard to diversification, the liquidity and current return of the total portfolio relative to the anticipated cash flow needs of the ERISA Plan, the income tax consequences of the investment (see "TAX ASPECTS--Unrelated Business Taxable Income" and "--Certain Issues Pertaining to Specific Exempt Organizations") and the projected return of the total portfolio relative to the ERISA Plan's funding objectives. Before investing the assets of an ERISA Plan in any of the Funds, a fiduciary should determine whether such an investment is consistent with its fiduciary responsibilities and the foregoing regulations. For example, a fiduciary should consider whether an investment in a Fund may be too illiquid or too speculative for a particular ERISA Plan, and whether the assets of the ERISA Plan would be sufficiently diversified. If a fiduciary with respect to any such ERISA Plan breaches the fiduciary's responsibilities with regard to selecting an investment or an investment course of action for such ERISA Plan, the fiduciary may be held liable for losses incurred by the ERISA Plan as a result of such breach.

     Because the Funds are registered as investment companies under the 1940 Act, the underlying assets of the Funds are not considered to be "plan assets" of the ERISA Plans investing in the Funds for purposes of ERISA's (or the Code's) fiduciary responsibility and prohibited transaction rules. Thus, the Advisor is not a fiduciary within the meaning of ERISA by reason of its authority with respect to the Funds.

     The Board will require a Benefit Plan which proposes to invest in any of the Funds to represent that it, and any fiduciaries responsible for such Plan's investments, are aware of and understand the Fund's investment objectives, policies and strategies, and that the decision to invest plan assets in a Fund was made by the fiduciaries of the Benefit Plan with appropriate consideration of relevant investment factors with regard to the Benefit Plan and is consistent with the duties and responsibilities imposed upon fiduciaries with regard to their investment decisions under ERISA and/or the Code.

     Certain prospective Benefit Plan investors may currently maintain relationships with the Advisor or other entities which are affiliated with the Advisor. Each of such persons may be deemed to be a party in interest to and/or a fiduciary of any Benefit Plan to which it provides investment management, investment advisory or other services. ERISA prohibits (and the Code penalizes) the use of ERISA and Benefit Plan assets for the benefit of a party in interest and also prohibits (or penalizes) an ERISA or Benefit Plan fiduciary from using its position to cause such Plan to make an investment from which it or certain third parties in which such fiduciary has an interest would receive a fee or other consideration. ERISA and Benefit Plan investors should consult with counsel to determine if participation in the Funds is a transaction which is prohibited by ERISA or the Code. Fiduciaries of ERISA or Benefit Plan investors will be required to represent that the decision to invest in the Funds was made by them as fiduciaries that are independent of such affiliated persons, that such fiduciaries are duly authorized to make such investment decision and that they have not relied on any individualized advice or recommendation of such affiliated persons, as a primary basis for the decision to invest in the Funds.

     The provisions of ERISA and the Code are subject to extensive and continuing administrative and judicial interpretation and review. The discussion of ERISA and the Code contained in this Private Placement Memorandum is general and may be affected by future publication of regulations and rulings. Potential Benefit Plan investors should consult their legal advisers regarding the consequences under ERISA and the Code of the acquisition and ownership of Units.

--------------------------------------------------------------------------------

                 SUMMARY OF LIMITED LIABILITY COMPANY AGREEMENTS

--------------------------------------------------------------------------------

     The following is a summary description of additional items and of select provisions of the Limited Liability Company Agreements which are not described elsewhere in this Private Placement Memorandum. The description of such items and provisions is not definitive and reference should be made to the complete text of the Form of Limited Liability Company Agreements contained in Appendix A.

Liability of Members

     Pursuant to applicable Delaware law, Members generally are not personally liable for obligations of a Fund unless, in addition to the exercise of their rights and powers as Members, they participate in the control of the business of that Fund. Any such Member would be liable only to persons who transact business with such Fund reasonably believing, based on such Member's conduct, that the Member is a managing member. Under the terms of the Limited Liability Company Agreements, the Members do not have the right to take part in the control of the Funds, but they may exercise the right to vote on matters requiring approval under the 1940 Act and on certain other matters. Although such right to vote should not constitute taking part in the control of the Funds' business under applicable Delaware law, there is no specific statutory or other authority for the existence or exercise of some or all of these powers in some other jurisdictions. To the extent that the Funds are subject to the jurisdiction of courts in jurisdictions other than the State of Delaware, it is possible that these courts may not apply Delaware law to the question of the limited liability of the Members.

     Under Delaware law and the Limited Liability Company Agreement, each Member may be liable up to the amount of any contributions to the capital of a Fund (plus any accretions in value thereto prior to withdrawal) and a Member may be obligated to make certain other payments provided for in the Limited Liability Company Agreement and to return to the relevant Fund amounts wrongfully distributed to him.

Duty of Care of the Advisor

     Each Fund's Investment Advisory Agreement provides that the Advisor shall not be liable to the Funds or any of the Members for any loss or damage occasioned by any act or omission in the performance of the Advisor's services as Advisor in the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of the Advisor's office. Each Fund's Investment Advisory Agreement also contains provisions for the indemnification, to the extent permitted by law, of the Advisor by the Funds, but not by the Members individually, against any liability and expense to which the Advisor may be liable as Advisor which arise in connection with the performance of its activities on behalf of the Funds. The Advisor will not be personally liable to any Member for the repayment of any positive balance in such Member's capital account or for contributions by such Member to the capital of a Fund or by reason of any change in the Federal or state income tax laws applicable to such Fund or its investors. The rights of indemnification and exculpation provided under each Fund's Investment Advisory Agreement do not provide for indemnification of the Advisor for any liability, including liability under Federal securities laws which, under certain circumstances, impose liability even on persons that act in good faith, to the extent, but only to the extent, that such indemnification would be in violation of applicable law.

Amendment of the Limited Liability Company Agreement

     Each Limited Liability Company Agreement may be amended with the approval of (i) the Managers, including a majority of the Independent Managers, if required by the 1940 Act, or (ii) a majority, as defined in the 1940 Act, of the outstanding voting securities of the relevant Fund. Certain amendments involving capital accounts and allocations thereto may not be made without the consent of any Members adversely affected thereby or unless each Member has received written notice of such amendment and any Member objecting to such amendment has been allowed a reasonable opportunity to tender all of his or her Units for repurchase by such Fund. However, the Board may at any time, without the consent of the Members of a Fund, amend the Limited Liability Company Agreement to (i) restate the Limited Liability Company Agreement, (ii) effect compliance with any applicable law or regulation, or (iii) make such changes as may be necessary to assure such Fund's continuing eligibility to be classified for U.S. Federal income tax purposes as a partnership which is not treated as a corporation under
Section 7704(a) of the Code.

Power of Attorney

     By subscribing for an Interest, each Member will appoint each of the Managers its attorney-in-fact for purposes of filing required certificates and documents relating to the formation and continuance of the relevant Fund as a limited liability company under Delaware law or signing all instruments effecting authorized changes in such Fund or the relevant Limited Liability Company Agreement and conveyances and other instruments deemed necessary to effect the dissolution or termination of such Fund.

     The power-of-attorney granted in the Limited Liability Company Agreements is a special power-of-attorney coupled with an interest in favor of each of the Managers and as such is irrevocable and continues in effect until all of such Member's Units have been withdrawn pursuant to a periodic repurchase or transferred to one or more transferees that have been approved by the Board for admission to the relevant Fund as substitute Members.

Term, Dissolution and Liquidation

     A Fund will be dissolved:

     o upon the affirmative vote to dissolve such Fund by both (1) the Managers and (2) Members holding at least two-thirds of the total number of votes eligible to be cast by all Members;

     o upon the expiration of any two year period that commences on the date on which any Member has submitted, in accordance with the procedure specified in the Limited Liability Company Agreements, a written notice to a Fund requesting the repurchase of all its Units by such Fund (which notice has not been subsequently withdrawn by such Member), if such Units have not been repurchased by the Fund within such period;

     o upon the failure of Members to elect successor Managers at a meeting called by the Advisor when no Manager remains; or

     o    as required by operation of law.

     Upon the occurrence of any event of dissolution with respect to any Fund, the Board, or a liquidator, if the Board is unable to perform this function, is charged with winding up the affairs of the Fund and liquidating its assets. Net profits or net loss during the fiscal period including the period of liquidation will be allocated as described in the section titled "Capital Accounts and Allocations--Allocation of Net Profits and Net Losses."

     Upon the dissolution of a Fund, its assets are to be distributed (1) first to satisfy the debts, liabilities and obligations of such Fund, other than debts to Members, including actual or anticipated liquidation expenses, (2) next to satisfy debts owing to the Members, and (3) finally to the Members proportionately in accordance with the balances in their respective capital accounts. Assets may be distributed in-kind on a pro rata basis if the Board or liquidator determines that such a distribution would be in the interests of the Members in facilitating an orderly liquidation.

Reports to Members

     Each Fund will furnish to its Members as soon as practicable after the end of each taxable year such information as is necessary for such Members to complete Federal and state income tax or information returns, along with any other tax information required by law. Each Fund will send to its Members a semi-annual unaudited report and an audited annual report, in each case prepared in accordance with U.S. generally accepted accounting principles, within 60 days after the close of the period for which it is being made, or as otherwise required by the 1940 Act. Quarterly reports from each Fund regarding such Fund's operations during such period also will be sent to Members.

     Each Fund files semi-annual reports containing unaudited financial statements and annual reports containing audited financial statements within sixty (60) days of the end of its second fiscal quarter and fiscal year, respectively, with the SEC.

Fiscal Year and Tax Year

     Each Fund's fiscal year ends on March 31; the tax year for each Fund ends on December 31.

Accountants and Legal Counsel

     KPMG LLP, with a principal place of business at 801 Second Avenue, Suite 900, Seattle, Washington 98104, serves as the independent registered public accountants of the Funds.

     Seward & Kissel LLP, One Battery Park Plaza, New York, New York 10004, acts as counsel to each of the Funds in connection with the offering of Units. Seward & Kissel LLP also acts as counsel to the Advisor and its affiliates.

Custodian

     PFPC Trust Company (the "Custodian") serves as the primary custodian of the assets of the Funds and the Portfolio Funds managed by the Sub-Advisors, and may maintain custody of such assets with domestic and foreign subcustodians (which may be banks, trust companies, securities depositories and clearing agencies) approved by the Managers. Assets of the Funds and Portfolio Funds are not held by the Advisor or Sub-Advisors, respectively, or commingled with the assets of other accounts other than to the extent that securities are held in the name of a custodian in a securities depository, clearing agency or omnibus customer account of such custodian. The Custodian's principal business address is 400 Bellevue Parkway, Philadelphia, Pennsylvania 19809.

Financial Statements

     The 2007 financial statements of Torrey U.S. Strategy Partners, LLC and Torrey International Strategy Partners, LLC are incorporated by reference from the 2007 Annual Report to Members of each Fund, filed with the SEC pursuant to
Section 30(d) of the 1940 Act and the rules and regulations thereunder. The 2007 Annual Report contains schedules of the Fund's portfolio investments as of March 31, 2007 and certain other financial information. The Fund will furnish, without charge, a copy of such Annual Report to any person who requests a copy.

Inquiries

     Inquiries concerning the Funds and Units in the Funds, including information concerning subscription and withdrawal procedures, should be directed to:

                             Torrey Associates, LLC
                                 505 Park Avenue
                                   Fifth Floor
                            New York, New York 10022
                            Telephone: (212) 644-7800
                            Facsimile: (212) 644-8333
                       For additional information contact:
                                 Ricardo Cortez

                                    * * * * *

     All potential investors in the Funds are encouraged to consult appropriate legal and tax counsel.

SK 80350 0024 791622 v4

                                            Name of Offeree:____________________

                                          Memorandum Copy No.:__________________

                       TORREY U.S. STRATEGY PARTNERS, LLC
                   TORREY INTERNATIONAL STRATEGY PARTNERS, LLC

                 Private Investment Limited Liability Companies

               Registered Under the Investment Company Act of 1940

                          PRIVATE PLACEMENT MEMORANDUM

                          CITIGROUP GLOBAL MARKETS INC.
                                 Placement Agent

                             TORREY ASSOCIATES, LLC

                       ----------------------------------

                       TORREY U.S. STRATEGY PARTNERS, LLC
                   TORREY INTERNATIONAL STRATEGY PARTNERS, LLC

                       ----------------------------------

                          PRIVATE PLACEMENT MEMORANDUM

                       ----------------------------------

TORREY U.S. STRATEGY PARTNERS, LLC and TORREY INTERNATIONAL STRATEGY PARTNERS, LLC (each, a "Fund" and collectively, the "Funds") are private investment limited liability companies registered under the Investment Company Act of 1940, as amended, as closed-end, non-diversified, management investment companies. The Funds are multi-manager funds that seek to achieve capital appreciation over the long-term by allocating their assets among a select group of investment managers with special expertise investing in a variety of investment strategies and techniques.

Units in the Funds are not registered or approved for sale in any jurisdiction. The Funds are not offering units in the Funds for sale in any jurisdiction where such offer or sale is not permitted. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed on the accuracy or adequacy of this Private Placement Memorandum. Any representation to the contrary is a criminal offense.

UNITS IN THE FUNDS ARE NOT DEPOSITS OR OBLIGATIONS OF, GUARANTEED BY, OR ENDORSED BY ANY BANK, AND ARE NOT FEDERALLY INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, FEDERAL RESERVE BOARD, OR ANY OTHER AGENCY. INVESTMENT IN THE FUNDS INVOLVES INVESTMENT RISKS, INCLUDING THE POSSIBLE LOSS OF THE AMOUNT INVESTED. THE NET ASSET VALUE OF THE FUNDS WILL FLUCTUATE.

This Private Placement Memorandum provides information that you should know before investing in the Funds. You should read this Private Placement Memorandum carefully and retain it for future reference.

                                    July 2007

     THE UNITS OF TORREY U.S. STRATEGY PARTNERS, LLC AND TORREY INTERNATIONAL STRATEGY PARTNERS, LLC, WHICH ARE DESCRIBED IN THIS PRIVATE PLACEMENT MEMORANDUM HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY OF THE STATES OF THE UNITED STATES. THE OFFERINGS CONTEMPLATED BY THIS PRIVATE PLACEMENT MEMORANDUM WILL BE MADE IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT FOR OFFERS AND SALES OF SECURITIES WHICH DO NOT INVOLVE ANY PUBLIC OFFERING, AND ANALOGOUS EXEMPTIONS UNDER STATE SECURITIES LAWS.

     THIS PRIVATE PLACEMENT MEMORANDUM SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF UNITS OF THE FUNDS IN ANY JURISDICTION IN WHICH SUCH OFFER, SOLICITATION OR SALE IS NOT AUTHORIZED OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER, SOLICITATION OR SALE. NO PERSON HAS BEEN AUTHORIZED TO MAKE ANY REPRESENTATIONS CONCERNING THE FUNDS THAT ARE INCONSISTENT WITH THOSE CONTAINED IN THIS PRIVATE PLACEMENT MEMORANDUM. PROSPECTIVE INVESTORS SHOULD NOT RELY ON ANY INFORMATION NOT CONTAINED IN THIS PRIVATE PLACEMENT MEMORANDUM.

     THIS PRIVATE PLACEMENT MEMORANDUM IS INTENDED SOLELY FOR THE USE OF THE PERSON TO WHOM IT HAS BEEN DELIVERED FOR THE PURPOSE OF EVALUATING A POSSIBLE INVESTMENT BY THE RECIPIENT IN THE UNITS OF THE FUNDS DESCRIBED HEREIN, AND IS NOT TO BE REPRODUCED OR DISTRIBUTED TO ANY OTHER PERSONS (OTHER THAN PROFESSIONAL ADVISERS OF THE PROSPECTIVE INVESTOR RECEIVING THIS DOCUMENT).

     PROSPECTIVE INVESTORS SHOULD NOT CONSTRUE THE CONTENTS OF THIS PRIVATE PLACEMENT MEMORANDUM AS LEGAL, TAX OR FINANCIAL ADVICE. EACH PROSPECTIVE INVESTOR SHOULD CONSULT HIS OR HER OWN PROFESSIONAL ADVISERS AS TO THE LEGAL, TAX, FINANCIAL OR OTHER MATTERS RELEVANT TO THE SUITABILITY OF AN INVESTMENT IN THE FUND(S) FOR SUCH INVESTOR.

     IN MAKING AN INVESTMENT DECISION, INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE FUND(S) AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THESE SECURITIES HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     THESE SECURITIES ARE SUBJECT TO SUBSTANTIAL RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT OF EACH FUND, THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

ATTENTION RESIDENTS OF FLORIDA:
------------------------------

     THE FOLLOWING NOTICE IS PROVIDED TO SATISFY THE NOTIFICATION REQUIREMENT SET FORTH IN SUBSECTION 11(A)(5) OF SECTION 517.061 OF THE FLORIDA STATUTES, 1987, AS AMENDED:

     UPON THE ACCEPTANCE OF FIVE (5) OR MORE FLORIDA INVESTORS, AND IF THE FLORIDA INVESTOR IS NOT A BANK, A TRUST COMPANY, A SAVINGS INSTITUTION, AN INSURANCE COMPANY, A DEALER, AN INVESTMENT COMPANY AS DEFINED IN THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED, A PENSION OR PROFIT-SHARING TRUST, OR A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES
ACT), THE FLORIDA INVESTOR ACKNOWLEDGES THAT ANY SALE OF AN INTEREST TO THE FLORIDA INVESTOR IS VOIDABLE BY THE FLORIDA INVESTOR EITHER WITHIN THREE DAYS AFTER THE FIRST TENDER OF CONSIDERATION IS MADE BY THE FLORIDA INVESTOR TO THE ISSUER, OR AN AGENT OF THE ISSUER, OR WITHIN THREE DAYS AFTER THE AVAILABILITY OF THAT PRIVILEGE IS COMMUNICATED TO THE FLORIDA INVESTOR, WHICHEVER OCCURS LATER.

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----

SUMMARY OF TERMS...............................................................1

GLOSSARY OF SELECTED TERMS....................................................16

THE FUNDS.....................................................................18

STRUCTURE.....................................................................18

INVESTMENT PROGRAM............................................................19

TYPES OF INVESTMENTS AND RELATED RISK FACTORS.................................22

INVESTMENT RESTRICTIONS.......................................................30

ADDITIONAL RISK FACTORS  RELATING TO THE FUNDS' STRUCTURE.....................31

THE MANAGERS..................................................................34

THE ADVISOR...................................................................38

CONFLICTS OF INTEREST.........................................................45

FEES AND EXPENSES.............................................................48

CAPITAL ACCOUNTS AND ALLOCATIONS..............................................51

SUBSCRIPTION FOR UNITS........................................................55

REPURCHASES AND TRANSFERS OF UNITS............................................57

TAX ASPECTS...................................................................60

ERISA CONSIDERATIONS..........................................................70

SUMMARY OF LIMITED LIABILITY COMPANY AGREEMENTS...............................72

Appendix A:  Form Of Limited Liability Company Agreement

                                SUMMARY OF TERMS

     The following summary is qualified entirely by the detailed information appearing elsewhere in this Private Placement Memorandum and by the terms and conditions of each Fund's Amended and Restated Limited Liability Company Agreement (the "Limited Liability Company Agreement"), each of which should be read carefully by each investor and retained for future reference.

The Funds                    Torrey U.S. Strategy Partners, LLC and Torrey
                             International Strategy Partners, LLC (each, a
                             "Fund" and collectively, the "Funds") are private investment limited liability companies, organized under the laws of the State of Delaware and registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as closed-end, non-diversified, management investment companies.
                             Torrey U.S. Strategy Partners, LLC commenced operations in September 2002 and Torrey
                             International Strategy Partners, LLC commenced operations in November 2002.

Investment Objectives        Torrey U.S. Strategy Partners, LLC seeks to achieve
                             long-term capital appreciation by investing primarily in U.S. securities and financial markets.
                             See "Investment Program" below.

                             Torrey International Strategy Partners, LLC seeks to achieve long-term capital appreciation by investing primarily in non-U.S. securities and financial markets.

Multi-Manager                Each Fund seeks to achieve its objective by
Investment Program           allocating its assets among a professionally
                             selected group of investment vehicles which employ a variety of investment techniques and strategies and are managed by highly skilled portfolio managers (the "Portfolio Managers"). By allocating its assets among a number of Portfolio Managers, each Fund seeks to achieve its investment objective with less risk and lower volatility than if the Fund utilized a single manager approach.

Advisor Torrey Associates, LLC (the "Advisor") selects the Portfolio Managers and allocates the assets of the Funds among them from time to time based upon an evaluation of each Portfolio Manager.

                             The Advisor is registered as an investment adviser with the Securities and Exchange Commission and is also registered as a commodity pool operator with the CFTC. As of March 31, 2007, the Advisor had approximately $1 billion in assets under management. Predecessor operating entities of the Advisor controlled by James A. Torrey, including sole proprietorships, have been in the "fund of funds" business since 1990. The Advisor was organized by Mr. Torrey and began managing multi-manager investment portfolios in March 1998. See "The Advisor" below.

Management                   The power to manage and control the business
                             affairs of each Fund is vested in a Board of Managers (each, a "Manager" and together, the "Board" of each Fund), including the exclusive authority to oversee and to establish policies regarding the management, conduct and operation of the business of each Fund.

Selection of Portfolio       The Advisor considers a wide range of factors in
Managers                     evaluating each Portfolio Manager, including:

                                o past investment performance during various market conditions
                                o  investment strategies and processes used
                                o structure of portfolios and risk management procedures
                                o correlation of results with other Portfolio Managers
                                o reputation, experience and training of key personnel
                                o personal investment by principals of the Portfolio Manager in the investment program
                                o  compensation and expense structures
                                o  assets under management and number of clients

                             The Funds currently intend to invest their assets primarily in unregistered investment partnerships (also referred to as "hedge funds"), that have investors other than the Funds, and in other registered investment companies (collectively, the "Portfolio Funds"). In particular, the Funds will invest their assets in Portfolio Funds and with Portfolio Managers that generally pursue investment strategies consisting largely of long/short equity positions. The Funds also may invest a portion of their assets directly pursuant to investment advisory agreements, granting Portfolio Managers discretionary investment authority on a managed account basis. In addition, the Funds may invest in a special purpose investment vehicle created for a Portfolio Manager in which the Portfolio Manager serves as general partner/manager and a Fund is the sole limited partner/member. (Portfolio Managers for which such an investment vehicle is formed, and Portfolio Managers who manage assets directly on a managed account basis, are collectively referred to as "Sub-Advisors".) The Funds may invest directly in liquid investments, including securities, futures, forward contracts, money market instruments and other liquid assets under the management of the Advisor, pending allocation or reallocation of investments to Portfolio Funds or in order to ensure that sufficient cash is available for repurchases of limited liability company interests in the Funds ("Units").

                             The Advisor monitors the performance of each Portfolio Manager. The Advisor may reallocate the assets of each Fund among that Fund's Portfolio Managers, terminate existing Portfolio Managers and select additional Portfolio Managers at its discretion.

Investment Strategies        The Portfolio Managers may invest and trade in a
Used by                      wide range of securities, financial instruments and
Portfolio                    markets in accordance with the investment objective
Managers                     of each Fund. These securities, instruments and
                             markets may include, but are not limited to, domestic and foreign equity securities and equity-related financial instruments, including options and warrants, and fixed income and other debt-related instruments. Portfolio Managers will not be limited in the markets in which they invest
                             (either by location or type, such as large capitalization, small capitalization or non-U.S.
                             markets) or the investment disciplines that they may employ (such as value or growth or bottom-up or top-down analysis).

                             Each Portfolio Manager may use various investment techniques for hedging and non-hedging (i.e., speculative) purposes. For example, each Portfolio Manager may sell securities short and purchase and sell options and futures contracts and engage in other derivative transactions, subject to certain limitations described elsewhere in this Private Placement Memorandum. Each Portfolio Manager may use leverage, which also entails risk. As unregistered private investment funds, the Portfolio Funds may engage in more aggressive investment strategies, involving greater risk, than typical mutual funds.

Subscription for Units       To subscribe for Units of the Funds, an investor
                             must complete and execute the Subscription
                             Agreement, which includes representations made by the investor as to the investor's eligibility and suitability to subscribe and a power of attorney in favor of the Board. Both initial and additional subscriptions for Units by eligible investors may be accepted at such times as the Board may determine, subject to the receipt of cleared funds on or before the acceptance date set by the Board.
                             The Funds reserve the right to reject any subscription for Units for any reason in their sole discretion.

Minimum Investment           Generally, the minimum initial investment is
                             $100,000 in the aggregate for the Funds. If an investor invests in both of the Funds at the same time, the minimum initial investment in any particular Fund is $25,000. The minimum additional investment is $25,000 in the aggregate for the Funds, subject to meeting the $25,000 minimum in any particular Fund. For employees, officers, managers or directors of the Advisor or the Placement Agent and their respective affiliates, and members of their immediate families, and, in the sole discretion of the Board, other investors, the minimum initial investment is $25,000 in the aggregate for the Funds, subject to meeting a $10,000 minimum in any particular Fund. The Funds may suspend subscriptions for Units at any time.
                             Units will be issued at their net asset value per Unit.

Eligible Investors           Only investors who are "eligible investors" as
                             defined herein and in the Funds' subscription documents may purchase Units. Among other required qualifications, each prospective investor will be required to certify as to its status as an "accredited investor" as defined in Regulation D under the Securities Act, and that such investor
                             (and certain of the owners of equity in such investor, in certain instances) at the time of subscription, (i) has a net worth of more than $1.5 million, (ii) has at least $750,000 under the discretionary investment management of the Advisor and its affiliates or (iii) is a "qualified purchaser" as that term is defined in Section
                             2(a)(51)(A) of the 1940 Act (a "Qualified
                             Purchaser"), or (iii) has at least $750,000 under the discretionary investment management of the Advisor and its affiliates. Eligible investors may invest in the Funds through an Individual
                             Retirement Account ("IRA"). The Funds do not accept subscriptions from, or for the benefit of, charitable remainder trusts. The Board of each Fund reserves the right to reject subscriptions, in whole or in part, in its absolute discretion.

Closing Date                 Closings of each Fund are expected to occur
                             monthly.

Term Each Fund's term is perpetual unless the Fund is otherwise dissolved under the terms of its Limited Liability Company Agreement.

Placement Agent              Citigroup Global Markets Inc. (the "Placement
                             Agent") acts as a non-exclusive Placement Agent for each of the Funds. The Advisor will make quarterly payments from its own resources to the Placement
                             Agent for its services in connection with the placement of Units. The Funds are offered by other placement agents through a separate private placement memorandum.

Sales Charges                The Placement Agent may, at its discretion, charge
                             a front-end sales charge in an amount up to 3% of the gross investment in a Fund. The specific maximum amount of the sales charge is dependent upon the size of each individual investment, as set forth below:

                                                                     Front-End
                                Amount of Investment                Sales Charge
                                --------------------                ------------
                                up to $499,999                         3.0%
                                $500,000 - $999,999                    2.5%
                                $1 million to less than $2 million     2.0%
                                $2 million to less than $5 million     1.0%
                                $5 million and over                      0%

                             Sales charges may be adjusted or waived at the sole discretion of the Placement Agent and may be waived for employees, officers, managers and directors of the Advisor or the Placement Agent, their respective affiliates and certain related persons. At the option of the prospective investor, the sales charge, which does not constitute part of an investor's capital contribution to the Fund or part of the assets of the Fund, will be added to or deducted from the prospective investor's subscription amount. For example, (i) if an investor chooses to have the sales charge added to its subscription amount of $1,000,000, the investor will be charged a $20,000 sales charge in addition to the $1,000,000 invested; or (ii) if an investor chooses to have the sales charge deducted from its subscription amount of $1,000,000, a $20,000 sales charge will be deducted from that subscription amount and $980,000 will be invested in the Fund.

Fees and Expenses

            Management Fee   Under the Investment Advisory Agreement between
                             each Fund and the Advisor, the Fund pays the Advisor a quarterly management fee at the annual rate of 2% of the Fund's net assets (the
                             "Management Fee"). The Management Fee is payable quarterly in arrears within 10 business days after the end of the relevant quarter, calculated on the basis of net asset value as of the end of such quarter.

    Investor Servicing Fee   The Fund shall pay the Advisor a quarterly investor
                             servicing fee (the "Investor Servicing Fee") at the annual rate of 0.15% of the Fund's net asset value attributable to investments in the Fund made by the Placement Agent's customers on the last business day of the relevant quarter. The services to be provided by the Advisor include answering inquiries regarding the Funds, providing reports and other information, and investor support services related to the subscription and repurchase of Units and the maintenance of investor accounts.

        Administrative Fee   The Fund has entered into an administration
                             agreement with Price Meadows Incorporated
                             ("Administrator"), to perform certain financial, accounting, administrative and other services on behalf of the Fund, including the preparation of interim financial statements, the calculation of Fund investment performance, the calculation of any fees payable to the Advisor, and the preparation of interim reports. In consideration for these services, each of the Funds pays the Administrator an annual fee of between 0.06% and 0.15% based on the net assets as of the beginning of each month.
                             Each Fund also reimburses the Administrator for reasonable out-of-pocket expenses

   Compliance Support Fees   HedgeOp Compliance, LLC ("HedgeOp") performs
                             certain operational and compliance support services for the Funds and may provide similar compliance support services to the underlying Portfolio Funds invested in by the Funds. In consideration for these services provided to the Funds, each of the Funds pays HedgeOp an annual fee of between 0.10% and 0.125% of the average net assets of the Funds, subject to a minimum monthly fee, and will reimburse HedgeOp for certain of HedgeOp's expenses.

        Operating Expenses   Each Fund bears all expenses incurred in its
                             business, including, but not limited to: all costs and expenses related to portfolio transactions and positions for the Fund's account (including the fees and pro rata share of the expenses of the Portfolio Funds); costs and expenses related to the establishment of any Portfolio Funds managed by Sub-Advisors; legal fees; accounting fees;
                             operational and compliance support fees and expenses; costs of insurance; organizational and registration expenses; and expenses of meetings of Managers and investors of the Fund (the "Members").

   Portfolio Fund Expenses   The Portfolio Funds bear all expenses incurred in
                             the business of the Portfolio Funds, which are similar to those expenses incurred by the Funds in the business of the Funds. Each Portfolio Manager generally charges the Fund whose assets it manages an asset-based fee and some or all of the Portfolio
                             Managers receive performance-based fees or allocations. The asset-based fees of the Portfolio
                             Managers are expected generally to range from 1% to 2% of net assets each year and the performance-based fees or allocations of the Portfolio Managers are expected generally to range from 15% to 20% of net profits (including unrealized gains) each year.

Borrowing by the Funds       Subject to the Limited Liability Company Agreement
                             of each Fund and provisions of applicable law, each Fund reserves the right to arrange for a line or lines of credit and to make borrowings thereunder as may be deemed necessary by the Board in its sole discretion for the management of the Fund's business activities.

Future Interests             Each Fund reserves the right to issue additional
                             classes of Units in the future subject to fees, charges, redemption rights, and other characteristics different from those of the Units offered in this Private Placement Memorandum.

Transfers                    A Member may not redeem, transfer, sell, assign,
                             pledge or otherwise dispose of or encumber all or part of its Units, other than by operation of law pursuant to the death, bankruptcy, insolvency or dissolution of a Member, or with the prior written consent of the Board, which consent may be withheld in its sole and absolute discretion, except that the Board will generally not withhold its consent to a transfer of Units to a beneficiary of the Member's estate or to a trust or partnership established by the Member for estate planning purposes. No Member has the right to require any Fund to redeem the Member's Units. The Fund may redeem all or any portion of a Member's Units at any time and for any reason, in the Board's sole and absolute discretion.

Repurchases                  Each Fund from time to time may offer to repurchase
                             Units pursuant to written tenders by Members. These repurchases will be made at such times and on such terms as may be determined by the Board. In determining whether the Funds should repurchase
                             Units from Members pursuant to written tenders, the Managers will consider the recommendation of the Advisor. The Advisor expects that it will generally recommend to the Managers that each Fund offer to repurchase Units from Members two times each year, in June and December. When a Fund does determine to offer to repurchase Units, it is expected that notice of such offer will be provided to Members of the Fund not less than 45 days prior to the date of such repurchase, and that Members wishing to accept such offer will be required to accept such offer not less than 15 days prior to the date of such repurchase. A Fund may also repurchase Units if the Board determines that it would be in the best interests of the Fund. See "Repurchases and Transfers--No Right of Redemption" and
                             "--Repurchases of Units." The Limited Liability
                             Company Agreement of each Fund provides that the Fund shall be dissolved if the Units held by any Member that has submitted a written request, in accordance with the terms of the Limited Liability
                             Company Agreement, to tender all of the Units held by such Member for repurchase by the Fund has not been repurchased within a period of two years of such request.

Risk Factors                 The Funds' investment programs are speculative and
                             involve substantial risks, some of which are discussed below. No assurance can be given that the Funds' investment objectives will be achieved.

                             Multi-Manager Funds: The performance of each Fund will depend on the ability of the Advisor to select Portfolio Managers and Portfolio Funds, and on the success of the Portfolio Managers in managing the assets of each Fund allocated to them. See "Additional Risk Factors Relating to the Funds' Structure" below.

                             Aggressive Investment Strategies: Each Portfolio Manager may use investment strategies that involve greater risks than the strategies used by typical mutual funds, including short sales (which involve the risk of an unlimited increase in the market price of the security sold short, which could result in a theoretically unlimited loss), leverage and derivative transactions. Although many of the Portfolio Managers use hedged strategies, there is no assurance that hedged strategies will protect against losses or perform better than unhedged strategies, and some Portfolio Managers may use long-only or short-only strategies. See "Types of Investments and Related Risk Factors" below.

                             Fees: The Funds incur advisory fees to the Portfolio Managers in addition to the Management Fee payable to the Advisor. Each Portfolio Manager generally will receive both a fixed management fee and a performance-based fee or allocation. Such arrangements may create incentives for Portfolio Managers to engage in riskier transactions on behalf of the Funds than would otherwise be the case if such performance-based compensation were not paid. Each Fund may incur performance-based fees or allocations to some Portfolio Managers even though the performance of other Portfolio Managers or the Fund as a whole in a given year is negative. By investing in Portfolio Funds indirectly through a Fund, the investor bears a proportionate share of the fees and expenses of the Fund and, indirectly, similar expenses of the Portfolio Funds. Investors could avoid the additional level of fees at the Fund level by investing directly with the Portfolio Funds, although in many cases access to these Portfolio Funds may be limited or unavailable. See "Fees and Expenses" below.

                             Valuation of Portfolio Funds: The valuation of the Funds' investments in Portfolio Funds is ordinarily determined based upon valuations provided by the Portfolio Managers for such Portfolio Funds. Certain securities in which the Portfolio Funds invest may not have a readily ascertainable market price and will be valued by the Portfolio Managers. In this regard, a Portfolio Manager may face a conflict of interest in valuing the securities, as their value will affect the Portfolio Manager's compensation. Although the Advisor will review the valuation procedures used by all Portfolio Managers, the Advisor and the Managers will not be able to confirm the accuracy of valuations provided by Portfolio Managers.

                             In addition, the net asset values or other valuation information received by the Advisor from a Portfolio Fund will typically be estimates, and may be subject to later adjustment or revision by the Portfolio Manager. Any such adjustment or revision will either increase or decrease the net asset value of the relevant Fund at the time that the Fund is provided with information regarding the adjustment. The Funds do not expect to restate their previous net asset values per Unit to reflect an adjustment or revision by a Portfolio Fund.

                             Limited Liquidity: Units are not traded on any securities exchange or other market and are subject to substantial restrictions on transfer. The Funds may offer to repurchase a portion of the outstanding Units from time to time, but are not required to do so. See "Liquidity Risks" below.

                             No Registration of Portfolio Funds: The Portfolio Funds generally are not registered as investment companies under the 1940 Act and, therefore, the Funds are not entitled to the protections of the 1940 Act with respect to the Portfolio Funds. See "Additional Risk Factors Relating to the Funds' Structure" below.

                             Investments Outside the United States: Investments by Torrey International Strategy Partners, LLC in foreign financial markets, including markets in developing countries, present political, regulatory and economic risks which are significant and which may differ in kind and degree from the risks presented by investments in the United States. These may include changes in foreign currency exchange rates or controls, greater price volatility, differences in accounting standards and policies, and in the type and nature of disclosures required to be provided by foreign issuers, substantially less liquidity, controls on foreign investment, and limitations on repatriation of invested capital. The exposure of Torrey International Strategy Partners, LLC to developing country financial markets may involve greater risk than investment in a portfolio investing only in developed country financial markets. See "Risks of Investing in Global and Emerging Markets" below.

                             Limited Diversification: Although each Fund seeks to diversify risk by allocating assets among different Portfolio Managers, each Fund is a non-diversified investment company. There are no percentage limitations on the portion of the assets of each Fund that may be invested in the securities of any one issuer. However, each Fund will adhere to a policy of investing not more than 20% of its assets (measured at the time of investment and valued at cost) in any one Portfolio Fund that is not advised by a Sub-Advisor (See "Investment Restrictions" below) or with any one Portfolio Manager. As a result, the investment portfolio of each Fund may be subject to greater risk and volatility than if investments had been made in the securities of a broader range of issuers. See "Non-Diversified Status" below.

                             Portfolio Fund Limitations: The Advisor is not able to control or continuously monitor the activities of the Portfolio Funds. Portfolio Funds may restrict redemptions of their interests under certain circumstances. Since the Funds may make additional investments in Portfolio Funds only at certain times pursuant to limitations set forth in the partnership agreements or other documents governing the Portfolio Funds, the Funds from time to time may have to invest some of their assets temporarily in money market securities. See "Special Risks of Multi-Manager Structure" below under "Additional Risk Factors Relating to the Funds' Structure".

Conflicts of Interest        The investment activities of the Advisor, the
                             Portfolio Managers and their affiliates for their own accounts and the other accounts they manage may give rise to conflicts of interest which may disadvantage the Funds. The Funds' operations may give rise to other conflicts of interest. See
                             "Conflicts of Interest."

Summary of Taxation          Each Fund should be treated as a partnership and
                             not as an association taxable as a corporation for U.S. Federal income tax purposes. Accordingly, the Funds should not be subject to Federal income tax, and each Member of a Fund will be required to report on its own annual tax return its distributive share of the Fund's taxable income or loss. For the Funds to complete their tax reporting requirements, they must receive information on a timely basis from the Portfolio Managers. Although the Funds will attempt to collect this information in a timely manner, a Portfolio Manager's delay in providing this information will delay a Fund's preparation and distribution of tax information to investors, which is likely to cause Members of the Fund to seek extensions on the time to file their tax returns. The Funds do not expect to be able to provide estimates of each Member's taxable income before the due date for filing extensions and paying estimated taxes. Members are encouraged to consult their tax adviser concerning how such delayed reporting may affect them.

ERISA Plans, IRAs and        Investors subject to the Employee Retirement Income
Other Tax-Exempt             Security Act of 1974, as amended ("ERISA"), and
Entities                     other tax-exempt entities including employee
                             benefit plans, IRAs and 401(k) and Keogh Plans
                             (each a "tax-exempt entity") may purchase Units.
                             The assets of each Fund should not be considered to be "plan assets" for purposes of ERISA's fiduciary responsibility and prohibited transaction rules or similar provisions of the Internal Revenue Code of 1986, as amended (the "Code"). The Portfolio
                             Managers use leverage in connection with their trading activities. Therefore, a Member that is a tax-exempt entity may incur income tax liability with respect to its share of the net profits from such leveraged transactions to the extent they are treated as giving rise to "unrelated business taxable income" ("UBTI"). The Funds will provide to Members that are tax-exempt entities such accounting information as such Members require to report their UBTI for income tax purposes. A charitable remainder trust is not permitted to invest in the Fund because such a trust will be subject to a 100% federal excise tax on any UBTI derived by such trust from the Fund. Investment in the Funds by tax-exempt entities requires special considerations. Other investment vehicles managed or sponsored by the Advisor (including companion investment vehicles organized in non-U.S.
                             jurisdictions that pursue investment objectives similar to those of the Funds) may be more appropriate for investment by tax-exempt entities.
                             Trustees or administrators of tax-exempt entities are urged to review carefully the matters discussed in this Private Placement Memorandum.

Reports to Members           Each Fund will furnish to its Members as soon as
                             practicable after the end of each taxable year such information as is necessary for Members to complete
                             Federal and state income tax or information returns, along with any other tax information required by law. Insofar as the Funds will invest in Portfolio Funds, their respective ability to provide timely tax information to the Members is dependent upon each Fund's receipt of timely information from the Portfolio Funds in which it invests. Accordingly, it is likely that the Funds may be late in providing Schedules K-1 to Members, and Members should be prepared to file for extensions with the relevant federal and state taxing authorities.

                             Each Fund also will send to Members semi-annual and annual reports, including audited financial statements in the annual report. Each report generally will be provided within 60 days after the close of the period for which the report is being made, or as otherwise required by the 1940 Act. Quarterly reports from the Advisor regarding the operations of each Fund during each quarter also will be sent to Members.

                          SUMMARY OF FEES AND EXPENSES

     The following Transaction Fee Tables and Examples illustrate the fees and expenses that each Fund expects to incur and that Members can expect to bear directly or indirectly.

Torrey U.S. Strategy Partners, LLC Transaction Fee Table

MEMBER TRANSACTION FEES

Maximum sales charge (as a percentage of purchase amount)               3.00%(1)
Maximum redemption fee                                                  None

ANNUAL FUND EXPENSES (as a percentage of the Fund's net assets)

Management Fee (to the Advisor)                                         2.00%
Investor Servicing Fee                                                  0.15%(2)
Acquired Fund Fees and Expenses                                         6.22%(3)
Other Annual Expenses                                                   0.62%(4)

Total Annual Fund Expenses                                              8.99%

(1) In connection with initial and additional investments, investors may be charged front-end sales charge fees (sales commissions) of up to 3.0% of the amounts transmitted in connection with their subscriptions, in the discretion of their Placement Agent. Placement fees are payable to the Placement Agent and at the option of the investor will be added to or deducted from an investor's investment in the Fund. Placement fees generally decline as the size of an investor's subscription increases, and no placement fees are charged on investments of $5 million and over. See "Fees and Expenses."

(2) The investor servicing fee is paid 0.15% to Torrey Associates, LLC, in its capacity as the Investor Support Services Agent.

(3) The Acquired Fund Fees and Expenses include the operating expenses and performance-based incentive fees of the Portfolio Funds in which the Fund invested for the period ended March 31, 2007. These operating expenses consist of management fees, administration fees, professional fees (i.e., audit and legal fees), and other operating expenses. Investors indirectly bear a portion of the asset-based fees, incentive-based allocations and other expenses borne by the Fund as an indirect investor, through the Fund, in the Portfolio Funds or special purpose investment vehicles. The information used to determine the Acquired Fund Fees and Expenses is generally based on the most recent shareholder reports received from the respective Portfolio Funds or, when not available, from the most recent investor communication from the Portfolio Funds. The "Acquired Fund Fees and Expenses" disclosed above are based on historic fees and expenses, which may change substantially over time and, therefore, significantly affect Acquired Fund Fees and Expenses. All Portfolio Funds in which the Fund invests charge a performance fee based on the Portfolio Fund's earnings. Currently the Fund is generally charged fees and expenses in the range of 1% to 2% of the value of the assets invested in such Portfolio Fund or vehicle, plus an incentive fee generally currently in the range from 15% to 20% of any realized and unrealized capital appreciation in the value of the Fund's investments in such Portfolio Funds or vehicles. The fee arrangements with Portfolio Funds or special purpose vehicles may or may not provide for a "clawback" (i.e., recovery by the Fund of incentive fees paid on unrealized appreciation that later turned into realized depreciation) or a "high water mark" (i.e., whether appreciation would be determined based on a prior high value or whether prior losses would need to be recovered before a performance fee is payable). If there is no "clawback" provision, the Fund may pay incentive fees without ultimately realizing any appreciation. If there is no "high water mark" provision, prior losses would not have to be recovered before the Fund pays further incentive fees (i.e., the Fund may pay incentive fees on appreciation that does nothing more than make up all or a portion of prior losses). Future Portfolio Funds' fees and expenses may be substantially higher or lower because certain fees are based on the performance of the Portfolio Funds, which may fluctuate over time.

(4) The Other Expenses amount is based on estimated amounts for the current fiscal year.

     The purpose of the table above is to assist prospective investors in understanding the various fees and expenses Members will bear directly or indirectly. "Other Expenses," as shown above, is an estimate based on estimated amounts for the current fiscal year and includes professional fees and other expenses that the Fund will bear directly, including fees paid to the Fund's Administrator and HedgeOp and custody fees and expenses, but does not include organization expenses and offering costs. For a more complete description of the various fees and expenses of the Fund, see "The Managers", "The Advisor" and "Fees and Expenses."

Torrey U.S. Strategy Partners Example:

     You would pay the following fees and expenses on a $100,000 investment, assuming a 5% annual return:*

     1 year         3 years        5 years        10 years
     ------         -------        -------        --------
     $8,863         $25,550        $40,945        $74,410

     The Example is based on the fees and expenses set out above and should not be considered a representation of future expenses. Actual expenses may be greater or lesser than those shown. Moreover, the rate of return of the Fund may be greater or less than the hypothetical 5% return used in the Example. A greater rate of return than that used in the Example would increase certain fees and expenses paid by the Fund.

----------
*    On an investment of $1,000, the Example would be as follows:

EXAMPLE:

     You would pay the following fees and expenses on a $1,000 investment, assuming a 5% annual return:

     1 year         3 years        5 years        10 years
     ------         -------        -------        --------
     $89            $256           $409           $744

Torrey International Strategy Partners, LLC Transaction Fee Table

MEMBER TRANSACTION FEES

Maximum sales charge (as a percentage of purchase amount)               3.00%(1)
Maximum redemption fee                                                  None

ANNUAL FUND EXPENSES (as a percentage of the Fund's net assets)

Management Fee (to the Advisor)                                         2.00%
Investor Servicing Fee                                                  0.15%(2)
Acquired Fund Fees and Expenses                                         4.70%(3)
Other Annual Expenses                                                   1.01%(4)

Total Annual Fund Expenses                                              7.86%

(1) In connection with initial and additional investments, investors may be charged front-end sales charge fees (sales commissions) of up to 3.0% of the amounts transmitted in connection with their subscriptions, in the discretion of their Placement Agent. Placement fees are payable to the Placement Agent and at the option of the investor will be added to or deducted from an investor's investment in the Fund. Placement fees generally decline as the size of an investor's subscription increases, and no placement fees are charged on investments of $5 million and over. See "Fees and Expenses."

(2) The investor servicing fee is paid .15% to Torrey Associates, LLC, in its capacity as the Investor Support Services Agent.

(3) The Acquired Fund Fees and Expenses include the operating expenses and performance-based incentive fees of the Portfolio Funds in which the Fund invested for the period ended March 31, 2007. These operating expenses consist of management fees, administration fees, professional fees (i.e., audit and legal fees), and other operating expenses. Investors indirectly bear a portion of the asset-based fees, incentive-based allocations and other expenses borne by the Fund as an indirect investor, through the Fund, in the Portfolio Funds or special purpose investment vehicles. The information used to determine the Acquired Fund Fees and Expenses is generally based on the most recent shareholder reports received from the respective Portfolio Funds or, when not available, from the most recent investor communication from the Portfolio Funds. The "Acquired Fund Fees and Expenses" disclosed above are based on historic fees and expenses, which may change substantially over time and, therefore, significantly affect Acquired Fund Fees and Expenses. All Portfolio Funds in which the Fund invests charge a performance fee based on the Portfolio Fund's earnings. Currently the Fund is generally charged fees and expenses in the range of 1% to 2% of the value of the assets invested in such Portfolio Fund or vehicle, plus an incentive fee generally currently in the range from 15% to 20% of any realized and unrealized capital appreciation in the value of the Fund's investments in such Portfolio Funds or vehicles. The fee arrangements with Portfolio Funds or special purpose vehicles may or may not provide for a "clawback" (i.e., recovery by the Fund of incentive fees paid on unrealized appreciation that later turned into realized depreciation) or a "high water mark" (i.e., whether appreciation would be determined based on a prior high value or whether prior losses would need to be recovered before a performance fee is payable). If there is no "clawback" provision, the Fund may pay incentive fees without ultimately realizing any appreciation. If there is no "high water mark" provision, prior losses would not have to be recovered before the Fund pays further incentive fees (i.e., the Fund may pay incentive fees on appreciation that does nothing more than make up all or a portion of prior losses). Future Portfolio Funds' fees and expenses may be substantially higher or lower because certain fees are based on the performance of the Portfolio Funds, which may fluctuate over time.

(4) The Other Expenses amount is based on estimated amounts for the current fiscal year.

     The purpose of the table above is to assist prospective investors in understanding the various fees and expenses Members will bear directly or indirectly. "Other Expenses," as shown above, is an estimate based on estimated amounts for the current fiscal year and includes professional fees and other expenses that the Fund will bear directly, including fees paid to the Fund's Administrator and HedgeOp and custody fees and expenses, but does not include organization expenses and offering costs. For a more complete description of the various fees and expenses of the Fund, see "The Managers", "The Advisor" and "Fees and Expenses."

Torrey International Strategy Partners, LLC Example:

     You would pay the following fees and expenses on a $100,000 investment, assuming a 5% annual return:*

     1 year         3 years        5 years        10 years
     ------         -------        -------        --------
     $7,789         $22,706        $36,784        $68,609

     The Example is based on the fees and expenses set out above and should not be considered a representation of future expenses. Actual expenses may be greater or lesser than those shown. Moreover, the rate of return of the Fund may be greater or less than the hypothetical 5% return used in the Example. A greater rate of return than that used in the Example would increase certain fees and expenses paid by the Fund.

----------
*    On an investment of $1,000, the Example would be as follows:

EXAMPLE:

     You would pay the following fees and expenses on a $1,000 investment, assuming a 5% annual return:

     1 year         3 years        5 years        10 years
     ------         -------        -------        --------
     $78            $227           $368           $686

--------------------------------------------------------------------------------

                           GLOSSARY OF SELECTED TERMS

--------------------------------------------------------------------------------

Securities Act -- the Securities Act of 1933 and the rules, regulations and orders thereunder, as amended from time to time, or any successor law.

1940 Act -- the Investment Company Act of 1940 and the rules, regulations and orders thereunder, as amended from time to time, or any successor law.

Advisor -- Torrey Associates, LLC.

Advisers Act -- the Investment Advisers Act of 1940 and the rules, regulations and orders thereunder, as amended from time to time, or any successor law.

Administrator -- Price Meadows Incorporated.

Board -- with respect to each Fund, the several Managers of the Fund, as such group may be constituted from time to time.

Capital Account -- the capital account maintained for each Member in a Fund.

CFTC -- the U.S. Commodity Futures Trading Commission.

Code -- the Internal Revenue Code of 1986, as amended, and as hereafter amended from time to time, or any successor law.

Custodian -- PFPC Trust Company

Managers -- the persons granted the authority to control the management of a Fund pursuant to the Fund's Limited Liability Company Agreement.

ERISA -- the U.S. Employee Retirement Income Security Act of 1974, as amended.

Fund -- each of Torrey U.S. Strategy Partners, LLC and Torrey International Strategy Partners, LLC.

Independent Manager -- a Manager of a Fund who is not an "interested person" as defined in the 1940 Act.

Investor Support Services Agent - Torrey Associates, LLC, acting in its capacity as agent under the Investor Support Services Agreement with each Fund.

IRS -- the U.S. Internal Revenue Service.

Limited Liability Company Agreement -- the Amended and Restated Limited Liability Company Agreement of each Fund.

Management Fee -- the monthly management fee payable to the Advisor.

Member -- an investor in a Fund.

Multi-Manager -- an investment strategy involving the allocation of assets among several investment managers using different investment styles.

Placement Agent -- such parties that may be appointed by the Funds from time to time to serve as its placement agents.

Portfolio Fund -- an investment partnership or fund (sometimes referred to as a "hedge fund") in which a Fund invests a portion of its assets.

Portfolio Manager -- an individual or entity responsible for managing a portion of the assets of a Fund, either directly or through a Fund's investment in a Portfolio Fund. The term Portfolio Managers includes the Sub-Advisors.

Private Placement Memorandum -- this Private Placement Memorandum of Torrey U.S. Strategy Partners, LLC and Torrey International Strategy Partners, LLC.

Qualified Purchaser -- a qualified purchaser as defined in Section 2(a)(51)(A) of the 1940 Act.

Regulations -- the regulations adopted by the U.S. Department of Treasury under the Code.

SEC -- the U.S. Securities and Exchange Commission.

Sub-Advisor -- a Portfolio Manager responsible either (i) for directly managing a portion of the assets of a Fund in a managed account or (ii) for managing a special purpose investment vehicle, the general partner/manager of which is the Portfolio Manager and the sole limited partner/member of which is a Fund.

Torrey Client -- another client of the Advisor or one of its affiliates.

UBTI -- "unrelated business taxable income" as defined under the Code.

Unit -- a limited liability company interest in a Fund.

                       TORREY U.S. STRATEGY PARTNERS, LLC
                   TORREY INTERNATIONAL STRATEGY PARTNERS, LLC

--------------------------------------------------------------------------------

                                    THE FUNDS

--------------------------------------------------------------------------------

     Torrey U.S. Strategy Partners, LLC and Torrey International Strategy Partners, LLC (each, a "Fund" and collectively, the "Funds") are registered under the 1940 Act as closed-end, non-diversified, management investment companies. The Funds were formed as limited liability companies under the laws of Delaware on March 25, 2002. Torrey U.S. Strategy Partners, LLC commenced operations in September 2002 and Torrey International Strategy Partners, LLC commenced operations in November 2002. The Funds' principal office is located at 505 Park Avenue, Fifth Floor, New York, New York 10022, and their telephone number is (212) 644-7800.

     The Advisor is responsible for selecting the Portfolio Managers to manage the investments of each Fund. Predecessor operating entities of the Advisor (including sole proprietorships) have been in the "fund of funds" business since 1990, although the Advisor was formally founded and started managing multi-manager investment portfolios in March 1998.

--------------------------------------------------------------------------------

                                    STRUCTURE

--------------------------------------------------------------------------------

     The Funds are specialized multi-manager private investment funds that combine many of the features of a private investment partnership with those of a registered closed-end investment company. Private investment partnerships are unregistered, commingled asset pools that may be leveraged, managed aggressively and offered in large minimum denominations, often over $1 million, through private placements to a limited number of high net worth individual and institutional investors. The managers or advisers of these entities typically are compensated through asset-based fees and performance-based fees or allocations. Closed-end investment companies are 1940 Act registered pools typically organized as corporations or business trusts that are subject to more heightened regulations than non-registered private investment partnerships, relatively modest minimum investment requirements (often less than $2,000), and publicly offered to a broad range of investors. The advisers to these companies typically are compensated through asset-based, but not performance-based, fees. The Funds are similar to private investment partnerships in that their investment portfolios may be actively managed and Units will be sold in comparatively large minimum denominations in private placements solely to high net worth individuals and institutional investors, whose capital accounts will be subject to asset-based fees.

--------------------------------------------------------------------------------

                               INVESTMENT PROGRAM

--------------------------------------------------------------------------------

     The Funds are multi-manager funds which seek to achieve their objectives by deploying their assets primarily among a professionally selected group of investment vehicles which employ a variety of investment techniques and strategies and are managed by highly skilled Portfolio Managers who have particular expertise with respect to various investment strategies and techniques. By allocating its assets among a number of Portfolio Managers, each Fund seeks to achieve its investment objective with less risk and lower volatility than if the Fund utilized a single manager approach. The investment objective and strategies of each Fund are summarized below:

     o TORREY U.S. STRATEGY PARTNERS, LLC: This Fund's investment objective is to achieve long-term capital appreciation by investing primarily in U.S. securities and financial markets. This Fund allocates its assets primarily among Portfolio Managers utilizing a variety of long/short equity strategies that combine long positions in undervalued U.S. common stocks and short positions in overvalued U.S. common stocks. This Fund uses Portfolio Managers employing a wide range of investment strategies, that may include investments in options, futures and other financial derivatives and distressed securities, in addition to investment strategies emphasizing more traditional investments such as stocks and bonds.

     o TORREY INTERNATIONAL STRATEGY PARTNERS, LLC: This Fund's investment objective is to achieve long-term capital appreciation by investing primarily in non-U.S. securities and financial markets. This Fund does not seek to emphasize any particular country, region, industry or sector, but seeks to allocate its assets among a diverse group of Portfolio Managers using different investment strategies whose performance is not expected to be correlated with each other. This Fund allocates its assets primarily among Portfolio Managers utilizing a variety of long/short equity strategies that combine long positions in undervalued non-U.S. common stocks and short positions in overvalued non-U.S. common stocks. This Fund uses Portfolio Managers employing a wide range of investment strategies, that may include investments in options, futures and other financial derivatives, distressed securities, and emerging markets, in addition to investment strategies emphasizing more traditional investments such as stocks and bonds.

     The Portfolio Managers selected to manage assets for a Fund may use a wide range of investment strategies, including those described below. Portfolio Managers may also use different investment strategies not listed below, or they may combine different elements of different strategies listed below.

     o Hedge Strategies - Investment in stocks, bonds or other financial instruments while simultaneously using short sales, futures, options or other instruments in an effort to mitigate the potential adverse effects of general movements in market prices. Hedge strategies include long-short or beta and dollar neutral strategies, which seek to develop a balanced portfolio of both long and short positions in stocks or other instruments.

     o Directional Strategies - Investing in stocks, bonds or other financial instruments in an effort to take advantage of anticipated trends in general market prices or prices of specific investments. Directional strategies may emphasize long term investments or short term trading, and include:

          o long-only strategies - purchasing securities without hedging market risks.

          o market timing - buying and selling securities based upon anticipated general movements in market prices.

          o value investing - investing in companies based on views as to the value of their underlying assets.

          o growth investing - investing in companies based upon views as to their potential future earnings.

          o sector investing - investing in specific industries or sectors of the economy.

          o global investments - investing in international financial markets.

          o macro investments - investing based upon views as to global macroeconomic trends.

          o    emerging markets - investing in developing countries.

          o high yield - often called `junk bonds,' this sub-sector refers to investing in low-grade fixed income securities of companies that show significant upside potential.

          o distressed securities -investing in the debt, equity or trade claims of companies that are believed to be in financial distress. Such securities typically trade at substantial discounts to par value and attract investment when managers perceive a turn-around will materialize.

          o short selling - selling borrowed securities in anticipation of decreases in the market prices of the securities borrowed.

The Advisor selects Portfolio Managers for each Fund and allocates the assets of each Fund among its respective Portfolio Managers. The Advisor reviews a wide range of factors in evaluating each Portfolio Manager, including, but not limited to:

     o    past investment performance during various market conditions

     o    investment strategies and processes used

     o    structures of portfolios and risk management procedures

     o    correlation of results with other Portfolio Managers

     o    reputation, experience and training of key personnel

     o personal investment by principals of the Portfolio Manager in the investment program

     o    compensation and expense structures

     o    assets under management and number of clients

     As part of its due diligence process, the Advisor conducts a comprehensive review of each Portfolio Manager, its investment process and organization. The Advisor conducts on-site interviews of the Portfolio Manager's personnel as well as interviews with third party references and industry sources.

     Portfolio Managers generally are granted complete discretion over the investment of the assets allocated to them, and conduct their investment programs through Portfolio Funds. The Funds currently intend to invest their assets primarily in Portfolio Funds, which may include both unregistered private investment partnerships and registered mutual funds, and entities organized in either the United States or other countries. The Funds also may invest their assets directly pursuant to investment advisory agreements, granting Portfolio Managers discretionary investment authority to invest a portion of the assets of a specific Fund on a managed account basis. The Funds may also create a special purpose investment vehicle for a Portfolio Manager in which the Portfolio Manager serves as general partner/manager and a Fund is the sole limited partner/member.

     The Advisor may cause the Funds to invest a portion of their assets directly in liquid assets in a portfolio managed by the Advisor, which portfolio may include stocks, bonds, futures contracts, currency forward contracts, money market instruments and other liquid assets. Such direct investments may comprise a significant percentage of each Fund's assets during the early operational stage of each Fund, while the Advisor is determining the optimal allocation of assets among Portfolio Managers, or if a Fund receives proceeds from subscriptions for Units at a time when the Fund is unable to invest in desired Portfolio Funds.

     Under ordinary circumstances, the Advisor generally expects to allocate the assets of each Fund among 10 to 20 Portfolio Managers at any given time. The Advisor will allocate not more than 20% of any Fund's assets (measured at the time of investment and valued at cost) to any one Portfolio Fund that is not advised by a Sub-Advisor or with any one Portfolio Manager. The Funds do not intend to acquire more than 5% of the voting securities in any Portfolio Fund not advised by a Sub-Advisor to cause the Funds to control the Portfolio Fund as a practical matter. A Fund, however, may purchase non-voting securities of a Portfolio Fund that is not advised by a Sub-Advisor. Subject to these limitations, a Fund may invest a majority of its assets in non-voting securities of the Portfolio Funds. See "Investment Restrictions" below.

     The Advisor evaluates regularly each Portfolio Manager to determine whether its investment program is consistent with the investment objective of the relevant Fund and whether its investment performance is satisfactory. The Advisor may reallocate a Fund's assets among Portfolio Managers, terminate existing Portfolio Managers and select additional Portfolio Managers, subject to the condition that the selection of a new Sub-Advisor requires approval of a majority (as defined in the 1940 Act) of a Fund's outstanding voting securities, unless such Fund receives an exemption from certain provisions of the 1940 Act.

     Unregistered investment funds, such as the Portfolio Funds, typically provide greater flexibility than traditional registered investment companies, or "mutual funds", in the types of securities they may own, the types of trading strategies they may employ, and, in some cases, the amount of leverage they may use. The Portfolio Managers selected by the Advisor may invest and trade in a wide range of instruments and markets, including, but not limited to, domestic and foreign equities and equity-related instruments, including options and warrants, and fixed income and other debt-related instruments. Portfolio Managers whose investment strategies are generally consistent with the investment objectives of a Fund will not be limited in the markets (either by location or type, such as large capitalization, small capitalization or non-U.S. markets, as the case may be) in which they invest or the investment disciplines that they may employ (such as value or growth or bottom-up or top-down analysis).

     Each Portfolio Manager may use various investment techniques for hedging and non-hedging (i.e., speculative) purposes. For example, each Portfolio Manager may sell securities short and purchase and sell options and futures contracts and engage in other derivative transactions, subject to certain limitations. The use of these techniques may be an integral part of their investment programs, and involves certain risks to the Funds. Each Portfolio Manager may use leverage, which also entails risk.

     Each Portfolio Manager may invest, for defensive purposes or otherwise, some or all of its assets in high quality fixed income securities and money market instruments, or may hold cash or cash equivalents in such amounts as the Portfolio Manager deems appropriate under the circumstances. Pending allocation of the offering proceeds, and thereafter, from time to time, the Funds also may invest in these instruments.

     Additional information about the types of investments that are expected to be made by the Portfolio Managers, their investment practices and related risk factors is provided below. Except as otherwise indicated, the Funds' investment policies and restrictions are not fundamental and may be changed without a vote of the Members.

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                  TYPES OF INVESTMENTS AND RELATED RISK FACTORS

--------------------------------------------------------------------------------

     All investments in securities and financial instruments risk the loss of capital. The value of each Fund's total net assets should be expected to fluctuate. Due to the types of investments and investment strategies to be used by Portfolio Managers, fluctuations in the net asset value of the Funds may be more volatile than is typical for most mutual funds.

     This section describes some of the investments and investment strategies likely to be used by Portfolio Managers and some of the related risks.

Risks of Investing in Global and Emerging Markets

     The performance of Torrey International Strategy Partners, LLC, is subject to special risks relating to investments outside the United States, including fluctuations in foreign currency exchange rates and future economic and political developments in other countries.

     Foreign securities in which the Portfolio Managers may invest may be listed on foreign securities exchanges or traded in foreign over-the-counter markets. Foreign securities markets generally are not as developed or efficient as those in the United States. Securities of some foreign issuers are less liquid and more volatile than securities of comparable U.S. issuers. Similarly, volume and liquidity in most foreign securities markets are less than in the United States and, at times, volatility of prices can be greater than in the United States. Torrey International Strategy Partners, LLC will be subject to risks of possible adverse political and economic developments, seizure or nationalization of foreign deposits, or adoption of governmental restrictions which might adversely affect or restrict the payment of principal and interest on foreign securities to investors located outside the country of the issuer, whether from currency blockage or otherwise. Since foreign securities often are purchased with and payable in currencies of foreign countries, their value may be affected favorably or unfavorably by changes in currency rates and exchange control regulations.

     Custody services in certain non-U.S. jurisdictions remain undeveloped and, accordingly, there is a transaction and custody risk of dealing in certain non-U.S. jurisdictions. Given the undeveloped state of regulations on custodial activities and bankruptcy in certain non-U.S. jurisdictions, the ability of Torrey International Strategy Partners, LLC to recover assets held by a non-U.S. sub-custodian in the event of the sub-custodian's bankruptcy would be in doubt.

     To the extent that investment is made in emerging markets, the political, regulatory and economic risks inherent in investments in emerging markets' securities are significant and may differ in kind and degree from the risks presented by investments in the world's major securities markets. These may include greater price volatility, substantially less liquidity, controls on foreign investment and limitations on repatriation of invested capital.

Hedge Strategies

     The Portfolio Managers may engage in a wide range of investment and trading strategies described below. Many of these strategies are sometimes referred to as "hedge" or "arbitrage" strategies, because they use short sales, futures and other derivatives in an effort to mitigate losses due to general declines in international financial markets. However, there can be no assurances that the hedging and arbitrage strategies used by the Portfolio Managers will be successful in avoiding losses, and hedged positions may perform less favorably in generally rising markets than unhedged positions. Furthermore, no assurance can be given that Portfolio Managers will employ hedging strategies with respect to all or any portion of a given Portfolio Fund's assets or that such strategies can be employed for all investment or trading strategies.

Equity Securities

     Each Portfolio Manager's investment portfolio may include long and short positions in common stocks, preferred stocks and convertible securities of U.S. and foreign issuers. Each Portfolio Manager also may invest in depositary receipts relating to foreign securities. See "Risks of Investing in Global and Emerging Markets" above. Equity securities fluctuate in value, often based on factors unrelated to the value of the issuer of the securities. Each Portfolio Manager may invest in equity securities without restriction as to market capitalization, including securities issued by smaller capitalization companies, including micro cap companies. The prices of the securities of smaller companies may be subject to more abrupt or erratic market movements than larger, more established companies, because these securities typically are traded in lower volume and the issuers typically are more subject to changes in earnings and prospects. Each Portfolio Manager may purchase securities in all available securities trading markets.

Fixed-Income Securities

     Each Portfolio Manager may invest in fixed-income securities. These securities may pay fixed, variable or floating rates of interest, and may include zero coupon obligations. Fixed-income securities are subject to the risk of the issuer's inability to meet principal and interest payments on its obligations (i.e., credit risk) and are subject to the risk of price volatility due to such factors as interest rate sensitivity, market perception of the creditworthiness or financial condition of the issuer, and general market liquidity (i.e., market risk).

     Each Portfolio Manager may invest in both investment grade and non-investment grade debt securities, including high yield bonds and distressed securities. Non-investment grade debt securities are generally considered to be speculative with respect to the issuer's capacity to pay interest and repay principal. Non-investment grade debt securities in the lowest rating categories may involve a substantial risk of default or may be in default. Distressed securities are securities issued by companies that are involved in bankruptcy or insolvency proceedings or experiencing other financial difficulties. The performance of investments in distressed securities may be adversely affected to a greater extent by specific economic developments affecting an issuer, or by a general economic downturn, than investment in securities of issuers not facing such difficulties.

Foreign Currency Transactions

     Each Portfolio Manager may engage in foreign currency transactions for a variety of purposes, including to fix, in U.S. dollars, the value of a security the Portfolio Manager has agreed to buy or sell, or to hedge the U.S. dollar value of securities the Portfolio Manager already owns. Each Portfolio Manager's success in these transactions will depend principally on its ability to predict accurately the future exchange rates between foreign currencies and the U.S. dollar.

Money Market Instruments

     Each Portfolio Manager may invest, for defensive purposes or otherwise, some or all of its assets in high quality fixed-income securities, money market instruments, and money market mutual funds, or hold cash or cash equivalents in such amounts as the Portfolio Manager deems appropriate under the circumstances. Pending allocation of the offering proceeds and thereafter, from time to time, the Funds also may invest in these instruments. In addition, each Fund anticipates that a portion of its assets shall be kept in cash, money market securities or other liquid assets in order to enable the Funds to accommodate requests for repurchases by each Fund of its Units. Money market instruments are high quality, short-term fixed-income obligations, which generally have remaining maturities of one year or less, and may include U.S. Government securities, commercial paper, certificates of deposit, bankers' acceptances and repurchase agreements.

Limited Operating History

     Certain Portfolio Funds may be newly formed entities that have no operating histories. In such cases, the Advisor will have evaluated the past investment performance of Portfolio Managers or their personnel. However, this past investment performance may not be indicative of the future results of an investment in a Portfolio Fund managed by a Portfolio Manager. Although the Advisor, its affiliates and their personnel have considerable experience evaluating the performance of alternative asset managers and providing manager selection and asset allocation services to clients, a Fund's investment program should be evaluated on the basis that there can be no assurance that the Advisor's assessments of Portfolio Managers, and in turn their assessments of the short-term or long-term prospects of investments, will prove accurate. Thus, a Fund may not achieve its investment objective and a Fund's net asset value may decrease.

Non-Diversified Status

     The classification of each of the Funds as a "non-diversified" investment company means that the percentage of each Fund's assets that may be invested in the securities of a single issuer is not limited by the 1940 Act. A "diversified" investment company is required by the 1940 Act generally, with respect to 75% of its total assets, to invest not more than 5% of such assets in the securities of a single issuer. Since a relatively high percentage of each Fund's assets may be invested in the securities of a limited number of issuers, some of which will be within the same industry, each Fund's portfolio securities may be more sensitive to changes in the market value of a single issuer and to events affecting a particular industry or market segment.

     The Funds do not expect to concentrate in any particular industry. The Fund may, however, invest in Portfolio Funds that concentrate their investments in one or more industries.

Borrowing and Leverage

     Subject to the Limited Liability Company Agreement of each Fund and provisions of applicable law, each Fund has arranged for a line or lines of credit and is permitted to make such borrowings thereunder as may be deemed necessary by the Board in its sole discretion for the management of such Fund's business activities.

     The Portfolio Managers may borrow money from brokers and banks for investment purposes. Borrowing for investment purposes, which is known as "leverage," is a speculative investment technique and involves substantial risks. Although leverage will increase investment returns if a Portfolio Fund earns a greater return on the investments purchased with borrowed funds than it pays for the use of such funds, using leverage will decrease investment returns if such Portfolio Fund fails to earn as much on such investments as it pays for the use of the funds. Using leverage, therefore, will magnify the volatility of the value of a Portfolio Fund's investment portfolio. If the Portfolio Manager's equity or debt instruments decline in value, the Portfolio Manager could be required to deposit additional collateral with the lender or suffer mandatory liquidation of the Portfolio Fund's assets pledged as collateral to compensate for the decline in value. In the event of a sudden, precipitous drop in a Portfolio Fund's assets, whether resulting from changes in market value or from redemptions, the Portfolio Manager might not be able to liquidate assets quickly enough to pay off its borrowing. Money borrowed for leveraging will be subject to interest costs. The Portfolio Manager also may be required to maintain minimum average balances in connection with its borrowings or to pay a commitment or other fee to maintain a line of credit.

     The 1940 Act limits the amount an investment company can borrow. The value of an investment company's total indebtedness may not exceed one-third the value of its total assets, including such indebtedness, measured at the time the investment company incurs the indebtedness. This limit does not apply to Portfolio Funds that are not managed by Sub-Advisors (see "Investment Restrictions" below) and, therefore, the Funds' portfolios may be highly leveraged and the volatility of the price of their Units may be great. To obtain "leveraged" market exposure in certain investments and to increase overall return, a Portfolio Manager may purchase options and other instruments that do not constitute "indebtedness" for purposes of the 1940 Act limitations. These instruments nevertheless may involve significant economic leverage and, therefore, in some cases, may involve significant risks of loss.

Short Sales

     A Portfolio Manager may attempt to limit exposure to a possible market decline in the value of its portfolio securities through short sales of securities that the Portfolio Manager believes possess volatility characteristics similar to those being hedged. In addition, Portfolio Managers may use short sales for non-hedging purposes to profit from anticipated declines in prices of securities which in the view of the Portfolio Managers are overvalued. To effect a short sale, a Portfolio Manager will borrow a security from a brokerage firm, another intermediary or an institutional investor to make delivery to the buyer. The Portfolio Manager then is obligated to replace the borrowed security by purchasing it at the market price at the time of replacement. The price at such time may be more or less than the price at which the Portfolio Manager sold the security. A short sale of a security involves the risk of an unlimited increase in the market price of the security, which could result in an inability to cover the short position and thus a theoretically unlimited loss. There can be no assurance that securities necessary to cover the short position will be available for purchase.

Reverse Repurchase Agreements

     Reverse repurchase agreements involve a sale of a security to a bank or securities dealer and the Portfolio Manager's simultaneous agreement to repurchase the security for a fixed price, reflecting a market rate of interest, on a specific date. These transactions involve a risk that the other party to a reverse repurchase agreement will be unable or unwilling to complete the transaction as scheduled, which may result in losses to the Funds. Reverse repurchase agreements are a form of leverage which also may increase the volatility of the investment portfolios of Portfolio Funds.

Initial Public Offerings

     Each Portfolio Manager may purchase securities of companies in initial public offerings. Special risks associated with these securities may include a limited number of shares available for trading, unseasoned trading, lack of investor knowledge of the company, and limited operating history. These factors may contribute to substantial price volatility for the shares of these companies. The limited number of shares available for trading in some initial public offerings may make it more difficult for a Portfolio Fund to buy or sell significant amounts of shares without an unfavorable impact on prevailing market prices. Some companies in initial public offerings are involved in relatively new industries or lines of business, which may not be widely understood by investors. Some of these companies may be undercapitalized or regarded as developmental stage companies, without revenues or operating income, or the near-term prospects of achieving them.

Special Investment Techniques

     Each Portfolio Manager may use a variety of special investment techniques to hedge its investment portfolio against various risks or other factors that generally affect the values of securities and for non-hedging purposes. These techniques may involve the use of derivative transactions. The techniques the Portfolio Managers may employ may change over time as new instruments and techniques are introduced or as a result of regulatory developments. Certain of the special investment techniques that the Portfolio Managers may use are speculative and involve a high degree of risk, particularly when used for non-hedging purposes.

Derivative Contracts

     The Portfolio Managers may invest in, or enter into, derivative contracts. These are financial instruments which derive their value from the value of an underlying asset, index or interest rate. Derivative contracts can be volatile and involve various types and degrees of risk, depending upon the characteristics of the particular derivative contract. Derivative contracts may entail investment exposures that are greater than their cost would suggest, meaning that a small investment in a derivative contract could have a large potential impact on the performance of a Fund. The Funds could experience losses if derivative contracts do not perform as anticipated, or are not correlated with the performance of other investments which they are used to hedge, or if the Portfolio Manager is unable to liquidate a position because of an illiquid secondary market. The market for many derivative contracts is, or suddenly can become, illiquid. Changes in liquidity may result in significant, rapid and unpredictable changes in the prices for derivative contracts.

Options and Futures

     The Portfolio Managers may invest in options and futures contracts. Options transactions may be effected on securities exchanges or in the over-the-counter market. When options are purchased over-the-counter, the Funds bear the risk that the counterparty that wrote the option will be unable or unwilling to perform its obligations under the option contract. Such options may also be illiquid and, in such cases, a Portfolio Manager may have difficulty closing out its position.

     The Portfolio Managers may purchase and sell call and put options in respect of specific securities, and may write and sell covered or uncovered call and put options. A call option gives the purchaser of the call option, in return for a premium paid, the right to buy the security underlying the option from the writer of the call option at a specified exercise price. A put option gives the purchaser of the put option, in return for a premium, the right to sell the underlying security to the writer of the put option at a specified price. A covered call option is a call option with respect to which a Portfolio Manager owns the underlying security. A covered put option is a put option with respect to which a Portfolio Manager has segregated cash or liquid securities to fulfill the obligation undertaken. The purchaser of a put or call option runs the risk of losing his entire investment in a relatively short period of time if the option is not exercised. The uncovered writer of a call option is subject to a risk of loss should the price of the underlying security increase, and the uncovered writer of a put option is subject to a risk of loss should the price of the underlying security decrease.

     Although neither of the Funds will be a commodity pool, certain derivative contracts are subject to the rules of the CFTC. Some or all of the Portfolio Managers may invest in futures contracts and currency forward contracts, and options on such contracts, for hedging purposes or speculative purposes. Each Fund has claimed an exclusion from the definition of the term "commodity pool operator" under the Commodity Exchange Act and, therefore, is not subject to registration or regulation as a pool operator under that Act. If applicable CFTC rules change, different conditions may be applied to each Fund's use of certain derivatives.

     The Portfolio Managers may enter into futures contracts in U.S. domestic markets or on exchanges located outside the United States. Foreign markets may offer advantages such as trading opportunities or arbitrage possibilities not available in the United States. Foreign markets, however, may have greater risk potential than domestic markets. For example, some foreign exchanges are principal markets, so that no common clearing facility exists and an investor may look only to the broker or counterparty for performance of the contract. Unlike trading on domestic commodity exchanges, trading on foreign commodity exchanges is not regulated by the CFTC. The Funds may not be able to invest in certain foreign futures and option contracts that have not been approved for sale by U.S. persons

     No assurance can be given that a liquid market will exist for any particular futures contract at any particular time. Many futures exchanges and boards of trade limit the amount of fluctuation permitted in futures contract prices during a single trading day. Once the daily limit has been reached in a particular contract, no trades may be made that day at a price beyond that limit or trading may be suspended for specified periods during the trading day.

     The Portfolio Managers may purchase and sell single stock futures, stock index futures contracts, interest rate futures contracts, currency futures and other commodity futures. A stock index future obligates a Portfolio Manager to pay or receive an amount of cash based upon the value of a stock index at a specified date in the future, such as the Standard & Poor's 500 Composite Stock Price Index, Nasdaq High Technology Index, or similar foreign indices. An interest rate future obligates a Portfolio Manager to purchase or sell an amount of a specific debt security at a future date at a specific price. A currency future obligates a Portfolio Manager to purchase or sell an amount of a specific currency at a future date at a specific price. Some or all of the Portfolio Managers may also purchase and sell call and put options on stock indexes.

Warrants

     Warrants are derivative instruments that permit, but do not obligate, the holder to purchase other securities. Warrants do not carry with them any right to dividends or voting rights. A warrant ceases to have value if it is not exercised prior to its expiration date.

Swap Agreements

     The Portfolio Managers may enter into equity, interest rate, index and currency rate swap agreements. Swap agreements are two-party contracts entered into primarily by institutional investors for periods ranging from a few weeks to more than a year. In a standard swap transaction, two parties agree to exchange the returns earned on specified assets, such as the return on, or increase in value of, a particular dollar amount invested at a particular interest rate, in a particular foreign currency, or in a "basket" of securities representing a particular index. A swap contract may not be assigned without the consent of the counterparty, and may result in losses in the event of a default or bankruptcy of the counterparty.

     To achieve investment returns equivalent to those achieved by an investment adviser in whose investment vehicles the Funds could not invest directly, perhaps because of such vehicle's investment minimum or its unavailability for direct investment, a Fund may enter into swap agreements under which that Fund may agree, on a net basis, to pay a return based on a floating interest rate, such as LIBOR, and to receive the total return of the reference investment vehicle over a stated time period. A Fund may seek to achieve the same investment result through the use of other derivatives in similar circumstances.

Lending Portfolio Securities

     The Portfolio Managers may lend securities from their portfolios to brokers, dealers and other financial institutions needing to borrow securities to complete certain transactions. A Fund might experience a loss if the institution with which the Portfolio Manager has engaged in a portfolio loan transaction breaches its agreement with the Portfolio Manager.

Restricted and Illiquid Investments

     Although it is expected that each Portfolio Manager will invest primarily in publicly traded securities, the Funds and each Portfolio Manager may also invest in restricted securities and other investments which are illiquid. Restricted securities are securities that may not be sold to the public without an effective registration statement under the Securities Act, or, if they are unregistered, may be sold only in a privately negotiated transaction or pursuant to an exemption from registration under the Securities Act. In no event will any of the Funds invest more that 10% of its assets (measured at the time of investment and valuing such investment at cost) in restricted securities (other than interests in the Portfolio Funds). Further, it is not anticipated that any of the Funds will allocate assets to a Portfolio Fund that invests more than 10% of its assets in restricted securities (although it should be noted that this cannot be directly controlled by the Funds).

     Where registration is required to sell a security, a Portfolio Manager may be obligated to pay all or part of the registration expenses, and a considerable period may elapse between the decision to sell and the time the Portfolio Manager may be permitted to sell a security under an effective registration statement. Portfolio Managers may be unable to sell restricted and other illiquid securities at the most opportune times.

     The Funds' investments in unregistered Portfolio Funds are themselves illiquid and subject to substantial restrictions on transfer. The Funds will typically have only limited rights to withdraw their respective investment in an unregistered Portfolio Fund. The illiquidity of these interests may adversely affect the Funds were they required to sell the interests at an inopportune time.

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                             INVESTMENT RESTRICTIONS

--------------------------------------------------------------------------------

     For purposes of the Funds' investment restrictions and to ensure compliance with the provisions of the 1940 Act, each Fund will look through any Portfolio Fund created specifically for investment by such Fund and managed by a Sub-Advisor, if any, to its underlying assets, but will not look through a Portfolio Fund which is not managed by a Sub-Advisor.

     The Funds have adopted the following investment restrictions as fundamental policies, which cannot be changed with respect to a given Fund without approval by holders of a majority (as defined in the 1940 Act) of such Fund's outstanding voting securities. The Funds may not:

     o Issue senior securities, except that, to the extent permitted by the 1940 Act (a) the Sub-Advisors, if any are engaged, may borrow money to finance portfolio transactions and engage in other transactions involving the issuance by a Fund of "senior securities" representing indebtedness and (b) a Fund may borrow money from banks for temporary or emergency purposes or in connection with repurchases of, or tenders for, such Fund's Units.

     o Underwrite securities of other issuers, except insofar as a Fund may be deemed an underwriter under the Securities Act in connection with the disposition of its portfolio securities.

     o Make loans, except through purchasing fixed-income securities, lending portfolio securities or entering into repurchase agreements in a manner consistent with the Funds' investment policies or as otherwise permitted under the 1940 Act.

     o Purchase, sell, hold or deal in real estate, except that the Funds may invest in securities that are secured by real estate, or securities issued by companies that invest or deal in real estate or real estate investment trusts.

     o Invest in commodities, except that the Funds may purchase and sell foreign currencies, commodity futures and forward contracts and related options.

     o Invest more than 25% of the value of any Fund's total assets in the securities of issuers in any single industry. For purposes of this Investment Restriction, a Portfolio Fund is not considered part of an industry. The Funds may invest in Portfolio Funds that concentrate their investments in one or more industries.

     Under the 1940 Act, the vote of a majority of the outstanding voting securities of an investment company, such as one of the Funds, means the vote, at the annual or a special meeting of the security holders of such company duly called (A) of 67% or more of the voting securities present at such meeting, if the holders of more than 50% of the outstanding voting securities of such company are present or represented by proxy; or (B) of more than 50% of the outstanding voting securities of such company, whichever is less.

     In addition to the foregoing investment restrictions, Torrey U.S. Strategy Partners, LLC will, under normal market circumstances, invest at least 80% of its net assets (which includes borrowings for investment purposes) in Portfolio Funds or with Portfolio Managers that invest primarily in U.S. securities and financial markets. This investment policy is a non-fundamental policy of Torrey U.S. Strategy Partners, LLC and may be changed by the Board. Torrey U.S. Strategy Partners, LLC will notify investors at least 60 days prior to any change in this investment policy.

     If a percentage restriction is adhered to at the time of an investment or transaction, a later change in percentage resulting from a change in the values of investments or the value of a Fund's total assets, unless otherwise stated, will not constitute a violation of such restriction or policy.

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                             ADDITIONAL RISK FACTORS
                        RELATING TO THE FUNDS' STRUCTURE

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Tax Risks

     Counsel to the Funds has rendered an opinion that each of the Funds will be classified as a partnership and not as an association taxable as a corporation for Federal income tax purposes. Counsel to the Funds has rendered its opinion that, under a "facts and circumstances" test set forth in regulations adopted by the U.S. Treasury Department, a Fund will not be treated as a "publicly traded partnership" taxable as a corporation. If it were determined that a Fund should be treated as an association or publicly traded partnership taxable as a corporation, the taxable income of the Fund would be subject to corporate income tax and distributions of profits from the Fund generally would be treated as dividends.

Liquidity Risks

     Units in the Funds are not traded on any securities exchange or other market and are subject to substantial restrictions on transfer. Although the Funds may offer to repurchase Units from time totime, a Member may not be able to dispose of Units in the Funds. The Advisor expects that it will generally recommend to the Managers that each Fund offer to repurchase Units from Members two times each year, in June and December. See "Repurchases and Transfers."

Valuation of Portfolio Funds

     The valuation of the Funds' investments in Portfolio Funds is ordinarily determined based upon valuations provided by the Portfolio Managers for such Portfolio Funds. Certain securities in which the Portfolio Funds invest may not have a readily ascertainable market price and will be valued by the Portfolio Managers. In this regard, a Portfolio Manager may face a conflict of interest in valuing the securities, as their value will affect the Portfolio Manager's compensation. Although the Advisor will review the valuation procedures used by all Portfolio Managers, the Advisor and the Managers will not be able to confirm the accuracy of valuations provided by Portfolio Managers. In addition, the net asset values or other valuation information received by the Advisor from a Portfolio Fund will typically be estimates, subject to later adjustment or revision by the Portfolio Fund. Any such adjustment or revision will either increase or decrease the net asset value of the relevant Fund at the time that the Fund is provided with information regarding the adjustment. The Funds do not expect to restate their respective previous net asset values to reflect an adjustment or revision by a Portfolio Fund. If Portfolio Manager valuations are consistently delayed, missing or inaccurate, the Advisor generally will consider whether the Portfolio Fund continues to be an appropriate investment for the relevant Fund. The Funds may be unable to sell interests in a Portfolio Fund quickly, and could therefore be obligated to continue to hold the interests. In such a case, the Advisor would continue to value the interests without the benefit of the Portfolio Manager valuations, and the Advisor may determine to discount the value of the interests or value them at zero.

No Distributions to Members to Pay Tax Liability

     The Funds do not intend to make periodic distributions of net income or gains, if any, to Members. Whether or not distributions are made, each Member will be required each year to pay applicable Federal and state income taxes on its respective share of the taxable income of each Fund, and if insufficient distributions are made to pay such taxes, will have to pay such taxes from sources other than Fund distributions. The amount and times of any distributions will be determined in the sole discretion of the Managers.

     Investors will likely be required to request extensions of time to file their personal income tax returns. The Funds do not expect to be able to provide estimates of each Member's taxable income before the due date for filing extensions and paying estimated taxes. Members should consult their tax adviser concerning how such delayed reporting may affect them.

Management Risk

     The investment performance of the Funds will be substantially dependent on the services of James Torrey, the principal of the Advisor. In the event of the death, disability, departure, insolvency or withdrawal of Mr. Torrey, the performance of the Funds may be adversely affected.

Special Risks of Multi-Manager Structure

     The Portfolio Funds generally are not registered as investment companies under the 1940 Act and, therefore, the Funds will not be able to avail themselves of the protections of the 1940 Act with respect to the Portfolio Funds.

     The Advisor will not be able to control or monitor the activities of the Portfolio Managers on a continuous basis. A Portfolio Manager may use investment strategies that differ from its past practices and are not fully disclosed to the Advisor, and that involve risks under some market conditions that are not anticipated by the Advisor. Some Portfolio Managers may have limited operating histories.

     An investor who met the conditions imposed by the Portfolio Managers could invest directly with the Portfolio Managers, although in many cases access to these Portfolio Managers may be limited or unavailable. By investing in investment vehicles indirectly through the Funds, the investor bears asset-based fees and performance-based allocations at the Portfolio Fund level and an additional asset-based management fee at the Fund level. In addition, the investor bears a proportionate share of the fees and expenses of the relevant Fund (including operating costs, distribution expenses and administrative fees) and, indirectly, similar expenses of the Portfolio Funds.

     Each Portfolio Manager will receive any performance-based allocations to which it is entitled irrespective of the performance of the other Portfolio Managers and the Funds generally. Accordingly, a Portfolio Manager with positive performance may receive compensation from a Fund, and thus indirectly from investors, even if that Fund's returns as a whole are negative.

     Investment decisions of the Portfolio Funds are made by the Portfolio Managers entirely independently of each other. As a result, at any particular time, one Portfolio Fund may be purchasing shares of an issuer whose shares are being sold by another Portfolio Fund. Consequently, a Fund could incur indirectly transaction costs without accomplishing any net investment result.

     The Funds may elect to hold non-voting securities in Portfolio Funds, or they may waive the right to vote in respect of a Portfolio Fund. In such cases, the Funds will not be able to vote on matters that require the approval of the investors of the Portfolio Fund, including a matter that could adversely affect a Fund's investment. The Funds do not intend to acquire a sufficient percentage of the economic interests in any Portfolio Fund not advised by a Sub-Advisor to cause the Funds to control the Portfolio Fund as a practical matter.

     Since the Funds may make additional investments in the Portfolio Funds only at certain times pursuant to limitations set forth in the governing documents of the Portfolio Funds, the Funds may be required from time to time to invest a significant portion of their assets in money market securities or other liquid assets pending investment in Portfolio Funds.

     Each Portfolio Fund is permitted to redeem its interests in-kind. Thus, upon a Fund's withdrawal of all or a portion of its interest in a Portfolio Fund, that Fund may receive securities that are illiquid or difficult to value. Irrespective of any receipt of such illiquid securities by a Fund, payment for repurchases of Units by such Fund generally will be made in cash. Portfolio Funds may suspend redemptions or withdrawals under certain circumstances.

     For each Fund to complete its tax reporting requirements, it must receive information on a timely basis from the Portfolio Managers. A Portfolio Manager's delay in providing this information will delay the Funds' preparation of tax information to their investors, which will require investors in the Funds to seek extensions on the time to file their tax returns.

     A non-corporate investor's share of each Fund's investment expenses (including management and advisory fees at the Fund and Portfolio Fund levels) may be subject to certain limitations on deductibility for regular Federal income tax purposes and may be completely disallowed for purposes of determining the non-corporate investor's alternative minimum tax liability.

     A Fund may agree to indemnify certain of the Portfolio Funds and Portfolio Managers from any liability, damage, cost or expense arising out of, among other things, certain acts or omissions relating to the offer or sale of Units.

--------------------------------------------------------------------------------

                                  THE MANAGERS

--------------------------------------------------------------------------------

     The rights and powers to manage and control the business affairs of each Fund are vested in its Managers. Such powers include, without limitation, the complete and exclusive authority to oversee and to establish policies regarding the management, conduct and operation of that Fund's business. The Managers exercise the same powers, authority and responsibilities on behalf of a Fund as are customarily exercised by the directors of a registered investment company organized as a corporation.

     The Managers may contribute to the capital of the Funds and hold Units in the Funds. A majority of the Managers of each Fund are not "interested persons" (as defined in the 1940 Act) of the Fund (collectively, the "Independent Managers") and perform the same functions for each Fund as are customarily exercised by the non-interested directors of a registered investment company organized as a corporation.

     The Managers and executive officers are currently the same for the Funds. Brief biographical information regarding each Manager and executive officers is set forth below.

                                    Managers
                                    --------

                                                  Number of
                                                  Portfolios
                             Principal            in Torrey
                             Occupation(s)        Fund Complex     Other
                             During Past          Overseen by      Directorships
Name, Address and Age        Five Years           Manager          held by Manager
-------------------------------------------------------------------------------------
INTERESTED MANAGER**:

James A. Torrey, 59          Chairman and CEO of        2              Director,
505 Park Avenue              the Advisor since                         Microvest
New York, NY 10022           prior to 1997.                             Capital
                                                                       Management
-------------------------------------------------------------------------------------

INDEPENDENT MANAGERS:

William A. Prezant*, 60      Senior Partner, law        2              Director,
6560 SW McCarren Boulevard   firm of Prezant &                       MacGregor Golf
Reno, Nevada  89509          Mollath                                    Company;
                                                                      Director and
                                                                    Chairman of the
                                                                    Board, Strategic
                                                                   Hotels & Resorts;
                                                                    Director, ReFlow
                                                                       Management
-------------------------------------------------------------------------------------

Jewelle W. Bickford,* 65     Senior Managing            2             Board Member,
1251 Avenue of the Americas  Director, Rothschild                       Women for
New York, NY  10020          Inc.                                         Women
                                                                     International;
                                                                        Boards of
                                                                        Trustees,
                                                                      Randolph-Macon
                                                                     Woman's College
-------------------------------------------------------------------------------------

----------
*    Member of the Audit Committee of each Fund.

** "Interested person", as defined in the 1940 Act, of each Fund due to an affiliation with the Advisor.

                                   Officers++
                                   ----------

                                                         Principal Occupation(s)
Name, Address and Age     Position Held with Each Fund   During Past Five Years
--------------------------------------------------------------------------------

James A. Torrey, 59       Chief Executive Officer        Chairman and CEO of the
505 Park Avenue                                          Advisor since prior to
New York, NY 10022                                       1997.

Richard F. Pitonzo, 48    Chief Compliance               Controller of the
505 Park Avenue           Officer/Controller/Treasurer   Advisor since January
New York, NY 10022                                       2005 and appointed
                                                         Chief Compliance
                                                         Officer in September
                                                         2005; Senior Vice
                                                         President of Finance of
                                                         J.D. Clark & Co. from
                                                         July 2002 to 2004.

William G. Mulligan, 38   Secretary                      CEO of HedgeOp
3 Park Avenue                                            Compliance, LLC since
14th Floor                                               January 2001.
New York, NY 10016

----------
++ All Officers will serve in their offices until their respective successors are duly elected and qualified.

     With respect to each of the Funds, a Manager's position in that capacity will terminate if such Manager is removed, resigns or is subject to various disabling events such as death or incapacity. A Manager may resign upon 90 days' prior written notice to the other Managers, and may be removed either by vote of two-thirds of the Managers not subject to the removal vote or vote of the Members holding not less than two-thirds of the total number of votes eligible to be cast by all Members. In the event of any vacancy in the position of a Manager, the remaining Managers may appoint an individual to serve as a Manager, so long as immediately after such appointment at least two-thirds of the Managers then serving would have been elected by the Members. The Managers may call a meeting of Members to fill any vacancy in the position of a Manager, and must do so within 60 days after any date on which Managers who were elected by the Members cease to constitute a majority of the Managers then serving. If no Manager remains to manage the business of the relevant Fund, the Advisor may manage and control such Fund, but must convene a meeting of Members within 60 days for the purpose of either electing new Managers or dissolving that Fund.

     Each Fund has an Audit Committee that consists of the disinterested Managers of the Fund. The purposes of the Audit Committees are to assist the Board of Managers (i) in its oversight of the Fund's accounting and financial reporting principles and policies and related controls and procedures maintained by or on behalf of the Fund; (ii) in its oversight of the Fund's financial statements and the independent audit thereof; (iii) in selecting, evaluating and, where deemed appropriate, replacing the independent accountants; and (iv) in evaluating the independence of the independent accountants. It is anticipated that the Audit Committee of each Fund will meet twice per fiscal year.

Compensation of Managers and Executive Officers; Ownership of Securities by Managers

     Each Independent Manager of a Fund receives annual compensation from that Fund of $15,000 per year. Each Manager is reimbursed by the Fund of which he or she is a Manager for travel expenses incurred in connection with attendance at Board of Managers meetings. The officers and interested Managers of the Fund do not receive any compensation from the Funds.

     The name, position(s) and information related to the compensation of each of the Independent Managers for the fiscal year ended March 31, 2007 are as follows:

                               Compensation
                               ------------              Pension or        Estimated          Total
                                         Torrey          Retirement         Annual      Compensation from
                         Torrey U.S.  International   Benefits Accrued     Benefits      the Fund and the
Name and Position(s)      Strategy       Strategy        as Part of          upon       Fund Complex Paid
Held with each Fund    Partners, LLC  Partners, LLC     Fund Expenses     Retirement        to Manager
-------------------    -------------  -------------     -------------     ----------        ----------
William A. Prezant        $15,000        $15,000           NONE              NONE            $30,000
Manager

Jewelle W. Bickford       $15,000        $15,000           NONE              NONE            $30,000
Manager

     Set forth below are the aggregate holdings of the Funds' Managers in any of the Funds or in registered investment companies overseen by any Manager which are within the same family of investment companies as the Funds.

                                                             Aggregate Dollar Range of Equity
                            Dollar Range of Equity        Securities in All Registered Investment
                        Securities in each Fund as of        Companies Overseen by Manager in
   Name of Manager             December 31, 2006              Family of Investment Companies
   ---------------             -----------------              ------------------------------
INTERESTED MANAGER:

James A. Torrey*                 over $100,000                         over $100,000

INDEPENDENT MANAGERS:

William A. Prezant                   NONE                                   NONE

Jewelle W. Bickford                  NONE                                   NONE

* These Interests are held by Torrey Associates, LLC, a limited liability company of which Mr. Torrey is a majority owner.

Voting of Proxies

     Each Fund is a fund of funds that invests primarily in private investment vehicles or client account entities (the "Securities"). As such, it is expected that proxies received by the Advisor deal with matters related to the operative terms and business details of such Securities. The Advisor is not responsible for, and these procedures are not applicable to, proxies received by the Portfolio Managers. The Advisor has adopted policies and procedures ("Proxy Voting Procedures") regarding the voting of such proxies, which Proxy Voting Procedures have been reviewed and approved by the Board of Directors. Pursuant to the Proxy Voting Procedures, the Advisor's primary objective when voting proxies is to make proxy voting decisions solely in the best interests of the Fund and its investors.

     In order to implement the Proxy Voting Procedures, the Advisor has formed a Proxy Voting Committee (the "Proxy Committee"). The Proxy Committee is comprised of the Advisor's Chief Compliance Officer, the Chief Executive Officer and William G. Mulligan. All proxies sent to Funds that are actually received by the Advisor (to vote on behalf of the Funds) are provided to the Chief Compliance Officer. The Chief Compliance Officer, or his designee, ensures that the proper materials are presented to the Proxy Committee for vote by calling on a meeting of all members of the Proxy Committee. The Proxy Committee determines how to vote the proxies of all clients, including the Funds, that have delegated proxy voting authority to the Advisor and seeks to ensure that all votes are consistent with the best interests of the affected clients. Prior to voting any proxies, the Proxy Committee determines if there are any conflicts of interest related to the proxy in question. In general, the Proxy Committee seeks to ensure that all votes are free from unwarranted and inappropriate influences by evaluating, among other things, whether there are any prior or present relationships between the Advisor and/or its affiliates and the underlying fund to which the proxy in question relates.

     The Proxy Committee also evaluates the general proxy voting policies for the Advisor and is responsible for determining how those policies are applied to specific proxy votes, in light of each issuer's unique structure, management, strategic options and, in certain circumstances, probable economic and other anticipated consequences of alternate actions. Although voting certain proxies is subject to the discretion of the Proxy Committee, the Advisor will generally vote in favor of normal corporate housekeeping proposals including, but not limited to: the election of directors (where there are no related corporate governance issues), selection or reappointment of auditors or increasing or reclassification of common stock. In addition, the Proxy Committee will generally vote against proposals that make it more difficult to replace members of the issuer's board of directors or board of managers and introduce unequal voting rights (although there may be regulatory reasons that would make such a proposal favorable to certain clients of the Advisor. For proxies addressing any other issues (which may include proposals related to fees paid to investment managers of underlying investment funds, redemption rights provided by underlying investment funds, investment objective modifications, etc.), the Advisor determines (which may be based upon the advice of external lawyers or accountants) whether a proposal is in the best interest of the affected clients. In doing so, the Advisor will evaluate a number of factors which may include (but are not limited to): (i) the performance of the underlying investment fund in question; and (ii) a comparison of the proposed changes in terms to customary terms in the industry. The Advisor, or its designee, is responsible for ensuring that all reporting and record-keeping requirements related to proxy voting are fulfilled.

     The Advisor understands and appreciates the importance of ensuring that its proxy voting procedures are clearly described to Advisory Clients and Investors. Information about how each Fund voted proxies relating to securies held in each Fund's portfolio during the most recent12-month period is available without charge by calling the Fund toll-free at (866) 644-7800 and on the SEC's website at http://www.sec.gov.

--------------------------------------------------------------------------------

                                   THE ADVISOR

--------------------------------------------------------------------------------

     Torrey Associates, LLC (previously defined as the "Advisor") and its affiliates provide investment advice and management services to pooled investment vehicles, including the Funds, private investment partnerships and offshore funds. The Advisor's capabilities in providing investment management services dates back to 1998, although the Advisor's Founder and Chief Executive Officer, James A. Torrey, has been operating his advisory business as sole proprietorship as far as 1990. The Advisor has established three separate divisions dedicated to Investment Research, Finance & Administration and Marketing & Client Services. These divisions are fully supported by the Advisor's third-party service providers that provide operational and compliance support services, as well as fund administration.

     As of March 2007, the Advisor and its affiliates had approximately $1 billion in assests under management. As of the date of this Prospectus, the Funds are the only two fund of hedge funds managed by the Advisor that are registered under the 1940 Act.

     The Advisor, which was formed as a Delaware limited liability company on March 1, 1998, is registered with the SEC as an investment advisor under the Advisers Act. In addition, the Advisor is registered as a "commodity pool operator" with the CFTC and is a member of the National Futures Association. The Advisor is controlled by James A. Torrey and is 100% employee owned.

     The Advisor selects the Portfolio Managers and allocates the assets of the Funds among them. The Advisor evaluates regularly each Portfolio Manager to determine whether its investment program is consistent with the relevant Fund's investment objective and whether its investment performance is satisfactory. The Advisor may reallocate a specific Fund's assets among the Portfolio Managers, terminate existing Portfolio Managers and select additional Portfolio Managers, subject to the condition that selection of a new Sub-Advisor requires approval of a majority (as defined in the 1940 Act) of that Fund's outstanding voting securities, unless that Fund receives an exemption from certain provisions of the 1940 Act. The Advisor performs its duties subject to any policies established by the Managers.

     The principal offices of the Advisor are located at 505 Park Avenue, Fifth Floor, New York, New York 10022, and its telephone number is 212-644-7800. The Advisor or its designee maintains each Fund's accounts, books and other documents required to be maintained under the 1940 Act at 505 Park Avenue, Fifth Floor, New York, New York 10022 or such other location as may be designated by the Funds.

     The following personnel of the Advisor will be primarily responsible for selecting Portfolio Managers and allocating each Fund's asset among the Portfolio Managers and Portfolio Funds.

     James A. Torrey is the Founder, Chairman and Chief Executive Officer of the Advisor and the President and Chief Executive Officer of Torrey Funds Management, Inc. (an affiliate of the Advisor). The Advisor also serves as general partner to The Torrey Asia Fund, L.P., The Torrey Biotech and Health Sciences Fund, L.P., The Torrey Development Fund, L.P., The Torrey Emerging Markets Fund, L.P., The Torrey Europe Fund, The Torrey International Fund, L.P., The Torrey Global Resources Fund, L.P. , Torrey Global Equity Partners, LP and Peabody Global Partners, L.P., each of which is a private investment partnership which pursues a "fund of funds" strategy. Additionally, the Advisor serves as investment manager to The Torrey Asia Offshore Fund, Ltd., The Torrey Biotech and Health Sciences Offshore Fund, Ltd., The Torrey Development Offshore Fund, Ltd., The Torrey Emerging Markets Offshore Fund, Ltd., The Torrey Europe Offshore Fund, Ltd., The Torrey International Offshore Fund, Ltd., The Torrey Global Resources Offshore Fund, Ltd. and Peabody Global Offshore Partners, Ltd., each of which is a non-U.S. company which pursues a "fund of funds" strategy. An affiliate of the Advisor, Binjai Hill Management, L.L.C., serves as general partner/investment manager to Binjai Hill Master Fund, LP, Binjai Hill Investors, LLC and Binjai Hill Investors Offshore, Ltd., which are private investment funds which operate in a master-feeder structure. Another affiliate of the Advisor, Rhine Alpha Management, L.L.C., serves as managing member to Rhine Alpha Partners, LLC, which is a private investment fund offered to U.S. investors. Mr. Torrey has over 25 years of experience in the investment business advising wealthy individuals, corporations and other entities on investments. From 1976 through early 1996, Mr. Torrey held executive positions at Kidder, Peabody & Co., The First Boston Corporation, PaineWebber Incorporated and Alex. Brown & Sons. Mr. Torrey attended the University of California at Berkeley.

     Julio Zamora has twelve years investment experience. Prior to joining Torrey, from July 2006 to May 2007, he was Managing Director and Head of Portfolio Management at Citibank's Global Hedge Strategies joint venture creating hedge fund portfolios for ultra high net worth investors. Before, from May 2004 to July 2006, Mr. Zamora was an Executive Director at Morgan Stanley's Graystone Research, analyzing long short equity hedge funds. From August 2003 to May 2004, Mr. Zamora was a co-portfolio manager/senior analyst at the Bassini Playfair Wright Opportunity Fund, a hedge fund investing in emerging market securities. Mr. Zamora also spent seven years in equity research and strategy at Morgan Stanley (from March 1997 to January 2003), where he was the Latin American Equity Strategist and a ranked analyst covering the media and retail sectors. Before joining the Morgan Stanley, Mr. Zamora worked as an equity analyst at UBS Securities from October 1995 to March 1997. Mr. Zamora was a management consultant with Booz, Allen & Hamilton, heading teams in New York, London, Munich, and Mexico, and earning the Booz, Allen & Hamilton Worldwide Excellence Award from August 1989 to January 1993. From January 1993 to December 1993, Mr. Zamora was head of consumer credit products at Serfin, a Mexican bank. From January 1994 through October 1995, Mr Zamora was CEO of High Life, a mens clothing retailer in Mexico. Mr. Zamora was a Fulbright Scholar at Columbia University, where he received a Master's in International Affairs in 1989. He holds a Licenciatura degree in Economics from Anahuac University (1986).

     Shu Nung Lee, CFA has ten years of international equity investment experience. Prior to joining Torrey in July 2006, he was responsible for absolute return investment management and research at Archer Research Ltd. (January 2006 to June 2006), Guoco Management Co. (August 2005 to November
2005), and Cologico Capital (February 2004 to March 2005). He spent two years (March 2002 to January 2004) at Nicholas-Applegate Capital Management as Portfolio Manager of the Pacific Rim Fund. From 1996 to 2002, Mr. Lee was the Japan Auto analyst for Lehman Brothers and Asia Utilities analyst at Credit Suisse, during which time he was institutionally-ranked by Greenwich Associates. Prior to that, he worked for Toyota (1991 to 1994) where in 1991 he became Toyota's first non-Japanese body engineer in Japan. Mr. Lee holds a B.S. from Stanford University (1991), an M.B.A. from Columbia University (1996), and is a CFA charter holder. He is fluent in English, Cantonese, and Japanese and proficient in Mandarin.

     Andrew Finver is responsible for managing Torrey's US funds. He has been at Torrey for since August, 2004 and has 9 years investment experience. Prior to joining Torrey, he was an analyst with Valenzuela Capital Partners, LLC, a $1Bn small and mid-cap equity manager in New York, from December 2000 until July 2004. At Valenzuela, he was responsible for analyzing companies, valuing stocks, and making buy/sell recommendations in the Consumer, Business Services, and Healthcare sectors. Mr. Finver spent two years in GE Capital's Structured Finance Group in their headquarters in Stamford, CT from August 1998 through May, 2000. He was an Associate responsible for credit analysis, deal structuring and execution. He worked on deals primarily in the US and Latin America that involved proprietary investing of equity, debt, synthetic leasing, and project financing. At GE Capital, Mr. Finver was selected to participate in GE's credit training and six sigma Quality training courses. Additionally, Mr. Finver was a Summer Associate in 1997 in HSBC's Investment Banking Mergers & Acquisitions Group in New York. Prior to graduate school, he worked at an international non-profit in Washington, DC from 1994 until 1996 and was a high school Spanish teacher in Towson, MD 1993 - 1994. He received a Master's in International Affairs, specializing in International Finance and Business from Columbia University in 1998 and a Bachelor of Arts from Pitzer College, Claremont, CA in 1992.

     Ricardo Cortez is the President of Private Client Services at the Advisor. Mr. Cortez has over 20 years of investment experience. Before joining the Advisor in 2001, Mr. Cortez was Vice President and Product Manager for the Global Multi-Manager Strategies group at Goldman Sachs. Prior to that, he spent 11 years at Prudential overseeing product development, communications, and sales for the IMS Division. Mr. Cortez began his career with Merrill Lynch as a stock market analyst and was a portfolio manager and President of Liberty Capital Management. Mr. Cortez graduated cum laude from Queens College of the City University of New York and attended Columbia University in the Ph.D. program in mathematical logic. He is a member of the Board of Advisors of the Investment Management Consultants Association (IMCA) and was awarded the CIMA (Certified Investment Management Analyst) designation in 1993.

     Eileen B. Spencer joined the Advisor in 1998 and is a Managing Director and Chief Operations Officer of the Advisor. Ms. Spencer began her investment career in 1985 at Kidder Peabody & Co. She also worked at The First Boston Corporation, Paine Webber Incorporated, and Alex. Brown & Sons. She is in charge of Human Resources, employee supervision, and all operational activities including money movements and fund administration. Ms. Spencer attended State University of New York at Oswego.

     Richard F. Pitonzo joined the Advisor in January 2005 as Controller and was appointed Chief Compliance Officer in September 2005. Previously, he was Senior Vice President of Finance in the New York office of J.D. Clark & Co. Mr. Pitonzo has over 20 years of experience in both hedge funds and funds of hedge funds. He was the Accounting Manager of the Private Equity Group at SoundView Technology Group and prior to that he was the Controller at Croesus Capital Management, Inc., a hedge fund specializing in emerging markets. Mr. Pitonzo began his career at Josephthal & Co. Inc., where he was the Accounting Manager for approximately 10 years. Mr. Pitonzo received his B.A in Accounting from the College of Staten Island.

     The authority of the Advisor to serve or act as investment adviser, and be responsible for the day-to-day management of the Funds, and payment of the Management Fee to the Advisor, as set forth in the Investment Advisory Agreement, was initially approved by the Managers, including each Independent Manager, and by vote of the Initial Member. The Investment Advisory Agreement and the authority of the Advisor to act as investment adviser and manage the affairs of the Funds will terminate with respect to a specific Fund under the following circumstances:

     1. if revoked by (A) vote of a majority of the outstanding voting securities of such Fund (as defined in the 1940 Act) or (B) the Managers, acting in accordance with the 1940 Act, in either case with 60 days' prior written notice to the Advisor;

     2. at the election of the Advisor, with 60 days' prior written notice to the Managers of such Fund;

     3. if, prior to the second anniversary of the date of commencement of the operations of the Fund, the continuation of such agreements and authority shall not have been approved by (A) the vote of a majority of the outstanding voting securities of such Fund (as defined in the 1940 Act) or (B) the Managers and, in either case, by a majority of the Independent Managers by vote cast at a meeting called for such purpose;

     4. to the extent required by the 1940 Act, upon the occurrence of any event in connection with the Advisor, its provision of investment advisory services to the Fund, the Limited Liability Company Agreement or otherwise constituting an "assignment" within the meaning of the 1940 Act; or

     5.   if the Advisor withdraws or is removed as the advisor of a Fund.

     The Advisor also may withdraw, or be removed by a Fund, as Advisor. If the Advisor gives notice to a Fund of its intention to withdraw, it will be required to remain as an Advisor for one year, or until such earlier date as a successor Advisor is approved by the Fund, if, in the opinion of counsel to the Fund, earlier withdrawal is likely to cause the Fund to lose its partnership tax classification or as otherwise required by the 1940 Act. At the request of the Fund, the Advisor will remain as the investment advisor of the Fund for a period of six months if the Fund has terminated the authority of the Advisor to act as investment adviser and manage its affairs, unless a successor advisor to the Advisor is earlier approved by the Fund.

     In approving the Investment Advisory Agreement, the Managers considered all information they deemed reasonably necessary to evaluate the terms of the Investment Advisory Agreement. The principal areas of review by the Managers were the nature and quality of the services to be provided by the Advisor and the reasonableness of the fees to be charged for those services.

     The Managers' evaluation of the quality of the Advisor's services took into account the scope and quality of the Advisor's in-house research capability, other resources dedicated to performing its services and the quality of administrative and other services. In reviewing the fees payable under the Investment Advisory Agreement, the Managers compared the fees and overall expense levels of the Funds to those of competitive funds and other funds with similar investment objectives and strategies. In evaluating advisory fees, the Managers also took into account the demands and complexity of the investment management of the Funds.

     The Managers also considered the business reputation of the Advisor and its financial resources. The Managers evaluated the procedures and systems of the Advisor that are designed to fulfill the Advisor's fiduciary duty to the Funds with respect to possible conflicts of interest, including the Advisor's code of ethics (regulating the personal trading of its officers and employees) and the allocation of trades among its various investment advisory clients.

     No single factor was considered in isolation or to be determinative to the decision of the Managers to approve the Investment Advisory Agreement. Rather, the Managers concluded, in light of a weighing and balancing of all factors considered, that it was in the best interests of each Fund to approve the Investment Advisory Agreement, including the fees to be charged for services thereunder.

Voting

     With respect to a Fund, each Member of the Fund has the right to cast a number of votes based on the value of such Member's capital account in the Fund at any meeting of Members called by the Managers or Members holding at least a majority of the total number of votes eligible to be cast by all Members. Members are entitled to vote on any matter on which shareholders of a registered investment company organized as a corporation would be entitled to vote, including selection of Managers, approval of the authority of the Advisor to act as investment adviser and manage the affairs of the Fund, and approval of the Fund's auditors. Except for the exercise of their voting privileges, Members of a Fund are not entitled to participate in the management or control of the Fund's business, and may not act for or bind the Fund.

Other Funds and Accounts Managed

     The following table sets forth information about the funds and accounts other than the Funds for which Mr. James A. Torrey, the Funds' Portfolio Manager is primarily responsible for the day-to-day portfolio management as of March 31, 2007.

            ------------------------------------------------------------------------------------
               Number of Other Accounts Managed and      Number of Accounts and Assets for Which
                      Assets by Account Type                Advisory Fee is Performance-Based
------------------------------------------------------------------------------------------------
                                                                      Other
Name of     Registered     Other Pooled                  Registered   Pooled
Portfolio   Investment     Investment     Other          Investment   Investment    Other
Manager     Companies      Vehicles       Accounts       Companies    Vehicles      Accounts
------------------------------------------------------------------------------------------------
James A.    2              17             2              0            1             2
Torrey
            $127,239,250   $796,822,036   $105,675,000                $67,440,459   $105,675,000
------------------------------------------------------------------------------------------------

Information Concerning Compensation of Portfolio Manager

     James A. Torrey, the managing member of Torrey Associates, LLC, the Advisor of the Funds, is primarily responsible for the management of the Funds' portfolios and has responsibility for the day-to-day management of the Funds.

     Mr. Torrey also acts as the portfolio manager of 17 private pooled investment vehicles with total assets of approximately $797 million. Each of these private pooled investment vehicles provides a portion of the management fee payable to the Advisor or one of its affiliates out of net profits of the pooled investment vehicle, which may be characterized as a fee based upon account performance. In addition, the Advisor participates in the joint management of two private pooled investment vehicles with assets of approximately $106 million from which the Advisor receives performance compensation. Substantially all of the private pooled vehicles described in this paragraph also make payments to the Advisor or its affiliates covering certain overhead expenses.

     As an investment advisor and fiduciary, the Advisor owes its clients a duty of loyalty. In recognition of the fact that conflicts of interest are inherent in the investment management business, the Advisor has adopted policies and procedures reasonably designed to identify and manage the effects of actual and potential conflicts of interest in the areas of employee personal trading, managing multiple accounts for multiple clients and allocation of investment opportunities. All employees of the Advisor are subject to these policies.

     The Advisor has adopted a Code of Ethics that is designed to detect and prevent conflicts of interest when personnel own, buy or sell securities which may be owned, bought or sold for clients through one of its vehicles. Personal securities transactions may raise a potential conflict of interest when an employee owns or trades in a security that is owned or considered for purchase or sale by a client, or recommended for purchase or sale by a client. The Advisor's personnel are permitted to engage in transactions for their personal accounts in securities that are being considered for purchase or sale by its clients or are being bought or sold by its advisory clients, subject to preclearance. The Advisor's Code of Ethics requires disclosure of all personal accounts and pre-clearance of all securities transactions involving initial public offerings and limited offerings, including investments in other private investment vehicles.

     As noted above, the Portfolio Manager manages multiple portfolios for multiple clients. The Portfolio Manager has responsibility for managing the investments of multiple accounts with a common investment strategy or several investment styles. Accordingly, client portfolios may have investment objectives, strategies, time horizons, tax considerations and risk profiles that differ from those of the Funds. The Portfolio Manager makes investment decisions for the Funds based on their respective investment objective, policies, practices, cash flows, tax and other relevant investment considerations. Consequently, the Portfolio Manager may purchase or sell securities for one client portfolio and not another client portfolio, and the performance of securities purchased for one portfolio may vary from the performance of securities purchased for other portfolios. In addition, as described above, some of these other client account structures have fee structures, such as performance based fees, that differ (and may be higher than) the Funds. Accordingly, conflicts of interest may arise when the Advisor has a particular financial incentive, such as a performance-based fee or the reimbursement of overhead amounts, relating to an account.

     The Advisor has implemented policies and procedures intended to address conflicts of interest relating to the management of multiple accounts and the allocation of investment opportunities. All of the client accounts managed by the Portfolio Manager follow a fund-of-fund strategy and allocate client assets to private investment vehicles and outside portfolio managers. These investment opportunities are primary limited opportunities. The Advisor reviews investment decisions for the purpose of ensuring that all accounts with substantially similar investment objectives are treated equitably. The performance of similarly managed accounts is also regularly compared to determine whether there are any unexplained significant discrepancies. In addition, the Advisor's allocation procedures specify the factors that are taken into account in making allocation decisions. These areas are monitored by the Advisor's Chief Compliance Officer.

     Mr. Torrey presently receives as compensation a fixed amount drawn from its total revenues and other resources, including the management fees earned with respect to the Funds. Mr. Torrey may also receive additional amounts based on the revenues earned by the Advisor from the Funds and other client accounts, but it is expected that the fixed amount can, and typically will, represent a significant portion of Mr. Torrey's overall compensation.

--------------------------------------------------------------------------------

                              CONFLICTS OF INTEREST

--------------------------------------------------------------------------------

The Advisor

     The Advisor and its affiliates manage the assets of registered investment companies, private investment funds and individual accounts (collectively, "Torrey Clients"). The Funds have no interest in these activities. In addition, the Advisor, its affiliates, and any of their respective officers, directors or employees, may invest for their own accounts in various investment opportunities, including in investment partnerships, private investment companies or other investment vehicles in which the Funds will have no interest.

     As an investment adviser and fiduciary, the Advisor, owes its clients a duty of loyalty. In recognition of the fact that conflicts of interests are inherent in the investment management business, the Advisor has adopted policies and procedures reasonable designed to identify and manage the effects of actual or potential conflicts of interest in the areas of employee personal trading, managing multiple accounts for multiple clients and allocation of investment opportunities. All employees of the Advisor are subject to these policies.

     As previously noted herein, the Advisor has adopted a Code of Ethics that is designed to detect and prevent conflicts of interest when personnel own, buy or sell securities which may be owned, bought or sold for clients. Personal securities transactions may raise a potential conflict of interest when an employee owns or trades in a security that is owned or considered for purchase or sale by a client, or recommended for purchase or sale by a client. The Advisor's personnel are only permitted to engage in transactions for their personal accounts in securities that are owned by clients, being bought, sold or considered for purchase by sale by clients provided they have obtained preclearance approval for the transaction. Subject to limited exceptions as permitted by the 1940 Act, the Advisor's Code of Ethics requires disclosure of all personal accounts and preclearance of all securities transactions in limited offerings (such as investments in other private investment vehicles) or initial public offerings.

     The Advisor or its affiliates may determine that an investment opportunity in a particular investment vehicle is appropriate for a particular Torrey Client or for itself or its officers, directors, partners, members or employees, but not for a Fund.

     Situations may arise in which the Advisor, its affiliates or Torrey Clients have made investments which would have been suitable for investment by a Fund but, for various reasons, were not pursued by, or available to, such Fund.

     The investment activities of the Advisor, its affiliates and any of their respective officers, directors or employees may disadvantage a given Fund in certain situations, if among other reasons, the investment activities limit that Fund's ability to invest in an investment vehicle.

     The officers or employees of the Advisor are engaged in substantial activities other than on behalf of the Advisor and may have conflicts of interest in allocating their time and activity between the Advisor and Torrey Clients. The Advisor and its officers and employees will devote so much of their time to the affairs of the Advisor as in their judgment is necessary and appropriate.

     The Advisor acts as the Investor Support Services Agent to the Fund under an investor support services agreement, pursuant to which the Investor Support Services Agent provides investor support services related to the subscription and repurchase of Units and the maintenance of investor accounts. The Advisor receives a fee for its services under the investor support services agreement that is separate from and in addition to the Management Fee.

     The Advisor, its affiliates or Torrey Clients may have an interest in an account managed by, or enter into relationships with, a Portfolio Manager or its affiliates on terms different than an interest in a Fund. In addition, the Portfolio Managers may receive research products and services in connection with the brokerage services that affiliates of the Advisor may provide from time to time to one or more other managed accounts or to a Fund.

     The Placement Agent, its subsidiaries and/or its affiliates may engage in a broad spectrum of activities, including banking, financial advisory services, asset management, underwriting and engaging in broker-dealer transactions, and in the ordinary course of their business may provide such services to the Funds, the Advisor or the underlying funds or their managers.

Allocation of Investment Opportunities by Portfolio Managers

     Each Portfolio Manager may manage accounts for other clients in addition to the account of a Fund or a Portfolio Fund, and will have complete discretion as to how to allocate investment opportunities among its managed accounts. A Portfolio Manager may cause its other managed accounts to commit a larger percentage of their assets to an investment opportunity than a Fund or a Portfolio Fund. Different accounts may have different investment objectives or liquidity needs, or be subject to different regulatory constraints or other considerations.

     Each Portfolio Manager and its principals, officers, employees and affiliates may buy and sell securities or other investments for their own accounts and may have actual or potential conflicts of interest with respect to investments made on behalf of a Fund or a Portfolio Fund. As a result of differing trading and investment strategies or constraints, positions may be taken by principals, officers, employees and affiliates of the Portfolio Manager that are the same, different or made at a different time than positions taken for a Fund or a Portfolio Fund.

     Except in accordance with applicable law, no Sub-Advisor is permitted to buy securities or other property from, or sell securities or other property to, a Fund or a Portfolio Fund managed by the Sub-Advisor. Similar restrictions may not apply to Portfolio Funds which are not managed by Sub-Advisors. Future investment activities of the Portfolio Managers and their affiliates, principals, partners, directors, officers or employees may give rise to additional conflicts of interest.

Code of Ethics

     Each of the Funds, as well as the Advisor, has adopted a Code of Ethics pursuant to Rule 17j-1 under the 1940 Act. Each Code of Ethics establishes standards for personal securities transactions by associated persons and investment personnel, as defined under the Code of Ethics. All associated persons are prohibited from engaging in, or recommending, any securities transaction with respect to a Portfolio Fund and/or a Portfolio Manager which involves any actual or potential conflict of interest, or any abuse of an associated person's position of trust and responsibility.

     Associated persons are required to report all proposed personal securities transactions that involve investing in a Portfolio Fund or with a Portfolio Manager to a compliance officer prior to making such proposed investment. All associated persons are prohibited from investing in a Portfolio Fund or with a Portfolio Manager, unless the Chief Compliance Officer, or its designee, "preclears" such a transaction.

     Associated persons are also prohibited from: (i) recommending securities transactions involving a Portfolio Fund and/or a Portfolio Manager by any Fund without disclosing his or her interests in a Portfolio Fund or with a Portfolio Manager; (ii) divulging current and anticipated portfolio transactions with respect to any Fund to anyone unless it is properly within his or her duties to do so; and (iii) engaging in any securities transaction for his or her own benefit or the benefit of others, including a Fund, while in possession of material, non-public information concerning such securities. In addition, associated persons who are also deemed "investment personnel" are required to pre-notify the Chief Compliance Officer of any personal dealings in securities which they intend to effect with respect to personal interests in a Portfolio Fund or with a Portfolio Manager. The Code of Ethics generally defines "investment personnel" as any person who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of a security by an investment adviser, or whose functions relate to the making of any recommendations with respect to such purchases or sales.

     The Code of Ethics provides for various penalties for violations, and any material violation of the Code of Ethics is reported to the Board of Managers of the relevant Fund. Each Board of Managers also reviews the administration of the Code of Ethics on an annual basis.

     A copy of the Code of Ethics of the Funds can be reviewed and copied at the SEC's Public Reference Room in Washington D.C. Details on the operation of the Public Reference Room can be obtained by calling the SEC at (202) 942-8090. A copy of the Code of Ethics may also be obtained from the EDGAR Database on the SEC's website, www.sec.gov. A copy of the Code of Ethics may be obtained, after paying a duplicating fee, by electronic request to "publicinfo@sec.gov" or by writing the Public Reference Section of the SEC, Washington, D.C. 20549-0102.

Brokerage Allocation

     Each Portfolio Manager has complete discretion to select the broker-dealers for the execution of its portfolio investment transactions. In selecting broker-dealers, Portfolio Managers may consider a wide range of factors, including seeking to obtain the best price and execution for the transactions, taking into account factors such as price, size of order, difficulty of execution and operational facilities of a brokerage firm.

     In selecting brokers or dealers to execute transactions, Portfolio Managers may not necessarily solicit competitive bids and may not have an obligation to seek the lowest available commission cost. It may not be the practice of a Portfolio Manager to negotiate "execution only" commission rates, and thus the investment vehicle managed by the Portfolio Manager may be deemed to be paying for research and other services provided by the broker which are included in the commission rate. Research furnished by brokers may include, but is not limited to, written information and analyses concerning specific securities, companies or sectors; market, financial and economic studies and forecasts; financial publications; statistic and pricing services, as well as discussions with research personnel, along with hardware, software, data bases and other technical and telecommunication services and equipment (including updates, improvements and repairs thereon) utilized in the investment management process. Research services obtained by the use of commissions arising from such investment vehicle's portfolio transactions may be used by the Portfolio Manager in its other investment activities. Portfolio Managers may also be paying for services other than research which are included in the commission rate. These other services obtained by the Portfolio Managers may include, without limitation, office space, facilities and equipment; administrative and accounting support; supplies and stationery; telephone lines, usage and equipment and other items which might otherwise be treated as an expense of the Portfolio Manager. To the extent a Portfolio Manager utilizes commissions to obtain items which would otherwise be an expense of the Portfolio Manager, such use of commissions in effect constitutes additional compensation to the Portfolio Manager. Certain of the foregoing commission arrangements are outside the parameters of Section 28(e) of the Securities Exchange Act of 1934, as amended, which permits the use of commissions or "soft dollars" to obtain "research and execution" services. Finally, since commission rates are generally negotiable, selecting broker-dealers on the basis of considerations which are not limited to applicable commission rates may result in higher transaction costs than would otherwise be obtainable.

--------------------------------------------------------------------------------

                                FEES AND EXPENSES

--------------------------------------------------------------------------------

     The Advisor provides certain management and administrative services to the Funds, including, among other things, providing office space and other support services to the Funds. In consideration for the services of the Advisor, each of the Funds pays the Advisor a quarterly management fee at the annual rate of 2% of such Fund's net assets (the "Management Fee"). The Management Fee is due and payable quarterly in arrears within 10 days after the end of the relevant quarter. Net assets means the total value of all assets under management of a Fund, less all accrued debts, liabilities and obligations of that Fund, calculated before giving effect to any repurchases of Units. The Management Fee is computed based on the net assets of a Fund as of the end of business on the last business day of each quarter. The Management Fee is charged in each fiscal period to the capital accounts of all Members in proportion to their capital accounts at the beginning of such fiscal period.

     Each Fund shall pay the Advisor a quarterly investor servicing fee (the "Investor Servicing Fee") at the annual rate of 0.15% of the Fund's net asset value attributable to investments in such Fund made by the Placement Agent's customers on the last business day of the relevant quarter. The services to be provided by the Advisor include answering inquiries regarding the Funds, providing reports and other information, and investor support services related to the subscription and repurchase of Units and the maintenance of investor accounts.

     Each Fund has entered into an administration agreement ("Administration Services Agreement") with Price Meadows Incorporated ("Administrator"), to perform certain financial, accounting, administrative and other services on behalf of such Fund, including the preparation of interim financial statements, the calculation of Fund investment performance, the calculation of any fees payable to the Advisor, and the preparation of interim reports. In consideration for these services, each of the Funds pays the Administrator an annual fee of between 0.06% and 0.15% based on the net assets as of the beginning of each month. Each Fund also reimburses the Administrator for reasonable out-of-pocket expenses.

     HedgeOp performs certain operational and compliance support services for the Funds and may provide similar compliance support services to the underlying Portfolio Funds invested in by the Funds. .In consideration for these services provided to the Funds, each of the Funds pays HedgeOp an annual fee of between 0.10% and 0.125% of the average net assets of the Funds, subject to a minimum monthly fee, and will reimburse HedgeOp for certain of HedgeOp's expenses.

     PFPC Trust Company (the "Custodian") serves as the custodian for each Fund's assets and is compensated for those services at an annual rate based on each Fund's average net assets subject to a minimum monthly fee.

     The Placement Agent is entitled to receive a front-end sales charge in an amount up to 3% of the gross investment by each investor in each Fund. The specific amount of the sales charge is dependent upon the size of each individual investment, as set forth below:

                                                                  Front-End
                                                              Sales Charge (as a
                                                              percentage of the
               Amount of Investment                            amount invested)
               --------------------                            ----------------
               up to $499,999                                        3.0%
               $500,000 to less than $1 million                      2.5%
               $1 million to less than $2 million                    2.0%
               $2 million to less than $5 million                    1.0%
               $5 million and over                                   0.0%

     Sales charges may be adjusted or waived at the sole discretion of the Placement Agent, as the case may be, and may be waived for employees, officers, managers and directors of the Advisor or the Placement Agent, their respective affiliates and certain related persons. At the option of the prospective investor, the sales charge, which does not constitute part of an investor's capital contribution to the Fund or part of the assets of the Fund, will be added to or deducted from the prospective investor's subscription amount. For example, (i) if an investor chooses to have the sales charge added to its subscription amount of $1,000,000, the investor will be charged a $20,000 sales charge in addition to the $1,000,000 invested; or (ii) if an investor chooses to have the sales charge deducted from its subscription amount of $1,000,000, a $20,000 sales charge will be deducted from that subscription amount and $980,000 will be invested in the Fund.

     The Advisor will make quarterly payments from its own resources to the Placement Agent for its services in connection with the placement of Units. These payments will be based upon the then current net asset value of Fund assets raised from Placement Agent clients.

     The Funds will indemnify, to the extent enumerated in the agreement among the Fund, the Advisor and the Placement Agent, the Placement Agent against any losses, claims, demands, damages, or liabilities (or actions or proceedings in respect thereof) to which it may be liable in connection with the offering of Units of the Funds in the absence of the Placement Agent's willful misfeasance, bad faith or gross negligence.

     Each Fund bears all expenses incurred in its business other than those specifically required to be borne by the Advisor. Expenses to be borne by each Fund include, but are not limited to, the following:

     o all costs and expenses directly related to portfolio transactions and positions for the Fund's account, including, but not limited to, the fees and pro rata share of the expenses of the Portfolio Funds, brokerage commissions, research fees (including research-related travel), interest and commitment fees on loans and debit balances, borrowing charges on securities sold short, dividends on securities sold short but not yet purchased, custodial fees, margin fees, transfer taxes and premiums, taxes withheld on foreign dividends and indirect expenses from investments in investment funds;

     o all costs and expenses associated with the organization and registration of the Fund, certain offering costs and the costs of compliance with any applicable Federal or state laws;

     o all costs and expenses associated with the organization of Portfolio Funds managed by Sub-Advisors, if any, and with the selection of Portfolio Managers, including due diligence and travel-related expenses;

     o the costs and expenses of holding any meetings of any Members that are regularly scheduled, permitted or required to be held under the terms of the Limited Liability Company Agreement, the 1940 Act or other applicable law;

     o fees and disbursements of any attorneys, accountants, auditors and other consultants and professionals engaged on behalf of the Fund;

     o the fees of custodians and other persons providing administrative, operational and compliance support services to the Fund;

     o the costs of a fidelity bond and any liability insurance obtained on behalf of the Fund, the Advisor or the Managers of the Fund;

     o all costs and expenses of preparing, setting in type, printing and distributing reports and other communications to Members;

     o all expenses of computing the Fund's net asset value, including any equipment or services obtained for the purpose of valuing the Fund's investment portfolio;

     o all charges for equipment or services used for communications between a Fund and any custodian, or other agent engaged by the Fund; and

     o such other types of expenses as may be approved from time to time by the Managers of a given Fund other than those required to be borne by the Advisor.

     The Advisor is reimbursed by each Fund for any of the above expenses that it pays on behalf of such Fund.

     The organizational and offering expenses of each Fund have been paid. Each Fund also bears certain on-going offering costs associated with any periodic offers of Units. Organizational costs are amortized over the first twelve months of operations of each Fund. Offering costs cannot be deducted for tax purposes by the offering Fund or its Members.

     Each Portfolio Fund bears all expenses incurred in its business, which are similar to those expenses incurred by the Funds. The Portfolio Managers generally charge an asset-based fee to, and receive performance-based fees or allocations from, the Portfolio Funds, which effectively reduce total distributions from the Portfolio Funds to the Funds.

--------------------------------------------------------------------------------

                        CAPITAL ACCOUNTS AND ALLOCATIONS

--------------------------------------------------------------------------------

Capital Accounts

     Each Fund maintains a separate capital account for each Member, which has an opening balance equal to such Member's initial contribution to the capital of that Fund. Each Member's capital account is increased by the sum of the amount of cash and, in the sole discretion of the Advisor, the value of any securities constituting additional contributions by such Member to the capital of such Fund, plus any amounts credited to such Member's capital account as described below. Similarly, each Member's capital account is reduced by the sum of the amount of any repurchase by such Fund of the Units of such Member, plus the amount of any distributions to such Member which are not reinvested, plus any amounts debited against such Member's capital account as described below. To the extent that any debit would reduce the balance of the capital account of any Member below zero, that portion of any such debit is instead allocated to the capital account of the Advisor; any subsequent credits that would otherwise be allocable to the capital account of any such Member is instead allocated to the capital account of the Advisor in such amounts as are necessary to offset all previous debits attributable to such Member.

     Capital accounts of Members are adjusted as of the close of business on the last day of each fiscal period. Fiscal periods begin on the day after the last day of the preceding fiscal period and end at the close of business on (1) the last day of the fiscal year of a Fund, (2) the day preceding the date as of which a contribution to the capital of a Fund is made, (3) the day as of which a Fund repurchases any Unit of any Member, or (4) the day as of which any amount is credited to or debited from the capital account of any Members other than an amount to be credited to or debited from the capital accounts of all Member in accordance with their respective fund percentages. A fund percentage is determined for each Member as of the start of each fiscal period by dividing the balance of such Member's capital account as of the commencement of such period by the sum of the balances of all capital accounts of all Members as of such date.

Allocation of Net Profits and Net Losses

     Net profits or net losses of each Fund for each fiscal period are allocated among and credited to or debited against the capital accounts of all Members of the Fund as of the last day of each fiscal period in accordance with Members' respective fund percentages for such fiscal period. Net profits or net losses are measured as the net change in the value of the net assets of the relevant Fund, including any net change in unrealized appreciation or depreciation of investments and realized income and gains or losses and expenses during a fiscal period, before giving effect to any repurchases by such Fund of Units.

     Allocations for Federal income tax purposes generally are made among the Members so as to reflect equitably amounts credited or debited to each Member's capital account for the current and prior fiscal years.

Allocation of Withholding Taxes

     Withholding taxes or other tax obligations incurred by each Fund which are attributable to any Member are debited against the capital account of such Member as of the close of the fiscal period during which the Fund in question paid such obligation, and any amounts then or thereafter distributable to such Member are reduced by the amount of such taxes. If the amount of such taxes is greater than any such distributable amounts, then the Member is required to pay to the relevant Fund as a contribution to the capital of that Fund, upon demand of that Fund, the amount of such excess.

Net Asset Valuation

     The net asset value of each Fund and of the Units are determined by or at the direction of the Managers as of the close of business at the end of any fiscal period in accordance with U.S. generally accepted accounting principles and the valuation principles set forth below or as may be determined from time to time pursuant to policies established by the Managers. The net asset value of each Fund equals the value of the assets of each Fund, less all of its liabilities, including accrued fees and expenses. The net asset value per Unit of each Fund equals the net asset value of the Fund divided by the number of outstanding Units.

     The Funds value interests in Portfolio Funds not managed by the Sub-Advisors at fair value in accordance with procedures approved by the Managers. Fair value of interests of Portfolio Funds ordinarily will be the value determined by the Portfolio Manager for each Portfolio Fund in accordance with the policies established by the relevant Portfolio Fund. Each Fund will rely upon audited and unaudited reports and other information prepared by the Portfolio Funds.

     In accordance with each Fund's valuation procedures, in any instance in which the Advisor or the Managers have reason to believe that the current valuation of an interest in a Portfolio Fund does not represent the fair value of such interest, the Advisor will promptly provide the Managers with its proposed valuation for that interest, on the basis of all relevant information available at the time, including independent appraisals if readily obtainable. The Advisor will take steps to ascertain the fair value of an interest in a Portfolio Fund by, among other things, making appropriate inquiries of the Portfolio Managers, seeking an independent appraisal of the Portfolio Fund or its holdings (to the extent feasible) and/or applying a discount or premium based on the Advisor's professional opinion of market and other events and the Advisor's current knowledge of the Portfolio Fund's current holdings. Following the Valuation Procedures, in the absence of specific transaction activity in a particular Portfolio Fund, the Advisor will consider whether it is appropriate, in light of all relevant circumstances, to value such a position at its net asset value as reported at the time of valuation, or whether to adjust such value to reflect a premium or discount.

     Valuations provided to a Fund by a Portfolio Manager may be based upon estimated or unaudited reports, and may be subject to later adjustment or revision by the Portfolio Manager. Any such adjustment or revision will either increase or decrease the net asset value of the relevant Fund at the time that the Fund is provided with information regarding the adjustment. The Funds do not expect to restate their previous net asset values per Unit to reflect an adjustment or revision by a Portfolio Fund. Accordingly, a Member may have Units repurchased at a net asset value per Unit that is higher or lower than a subsequently adjusted amount. For example, any increase in the net asset value per Unit of a Fund resulting from a subsequent adjusted valuation will be entirely for the benefit of the outstanding Units of that Fund and to the detriment of Members who had Units of that Fund repurchased at a net asset value per Unit lower than the adjusted amount. The same principles apply to the purchase of Units, and new Members may be affected in a similar way. Although the Advisor and the Managers review the valuations provided by Portfolio Managers, the Advisor and the Managers will not be able to confirm the accuracy of valuations provided by Portfolio Managers.

     To the extent Sub-Advisors are engaged to manage the assets of a Fund, the Fund will generally value the portfolio securities held by the Investments Funds managed by the Sub-Advisors as described below:

     Domestic exchange traded securities and securities included in the Nasdaq National Market System are valued at their last composite sale prices as reported on the exchanges where such securities are traded. If no sales of such securities are reported on a particular day, the securities are valued based upon their composite bid prices for securities held long, or their composite ask prices for securities held short, as reported by such exchanges. Securities traded on a foreign securities exchange are valued at their last sale prices on the exchange where such securities are primarily traded, or in the absence of a reported sale on a particular day, at their bid prices, in the case of securities held long, or ask prices, in the case of securities held short, as reported by such exchange. Other securities for which market quotations are readily available are valued at their bid prices, or ask prices in the case of securities held short, as obtained from one or more dealers making markets for such securities. If market quotations are not readily available, securities and other assets are valued at fair value as determined in good faith by, or under the supervision of, the Managers.

     Debt securities are valued in accordance with the procedures described above, which with respect to such securities may include the use of valuations furnished by a pricing service which employs a matrix to determine valuations for normal institutional size trading units. The Managers monitor periodically the reasonableness of valuations provided by any such pricing service. Debt securities with remaining maturities of 60 days or less, absent unusual circumstances, are valued at amortized cost, so long as such valuation is determined by the Managers to represent fair value.

     All assets and liabilities initially expressed in foreign currencies are converted into U.S. dollars using foreign exchange rates provided by a pricing service. Trading in foreign securities generally is completed, and the values of such securities are determined, prior to the close of securities markets in the United States. Foreign exchange rates are also determined prior to such close. On occasion, the values of securities and exchange rates may be affected by events occurring between the time as of which determination of such values or exchange rates are made and the time as of which the net asset value of each Fund is determined. When such events materially affect the values of securities held by a Fund or its liabilities, such securities and liabilities may be valued at fair value as determined in good faith by, or under the supervision of, the Managers of such Fund.

     Prospective investors should be aware that situations involving uncertainties as to the valuation of portfolio positions could have an adverse effect on a Fund's net assets if the judgments of the Managers or Portfolio Managers regarding appropriate valuations should prove incorrect. Also, Portfolio Managers may only provide determinations of the net asset value of Portfolio Funds on a weekly or monthly basis, in which event it may not be possible to determine the net asset value of the Funds more frequently. If Portfolio Manager valuations are consistently delayed, missing or inaccurate, the Advisor generally will consider whether the Portfolio Fund continues to be an appropriate investment for the Fund. The Fund may be unable to sell interests in a Portfolio Fund quickly, and could therefore be obligated to continue to hold the interests. In such a case, the Advisor would continue to value the interests without the benefit of the Portfolio Manager valuations, and the Advisor may determine to discount the value of the interests or value them at zero.

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                             SUBSCRIPTION FOR UNITS

--------------------------------------------------------------------------------

Subscription Terms

     Both initial and additional subscriptions for Units in each of the Funds may be accepted from eligible investors (as described below) at such times as the Board may determine on the terms set forth below. Subscriptions for Units may be submitted to the Board or to the Placement Agent. The Funds may, in the discretion of the Board, suspend the offering of Units at any time or permit subscriptions on a more frequent basis. The Funds reserve the right to reject any subscription, in whole or in part, for Units. As part of a continuous offering after the initial closing, initial subscriptions and additional capital contributions will generally be accepted monthly.

     Units will be offered at their net asset value per Unit. Generally, the minimum initial investment is $100,000 in the aggregate for the Funds. If an investor invests in two Funds at the same time, the minimum initial investment in any particular Fund is $25,000. The minimum additional capital contribution is $25,000 in aggregate for the Funds, subject to meeting the $25,000 minimum in any particular Fund for each investor. For employees, officers, managers or directors of the Advisor or the Placement Agent and their respective affiliates, and members of their immediate families, and, in the sole discretion of the Board, other investors, the minimum required initial contribution to the capital of a Fund is $25,000 in the aggregate for the Funds subject to meeting a $10,000 minimum in any particular Fund. The Funds may vary the investment minimums from time to time.

     The initial closing date for subscriptions of Units of the Funds is to be determined at the discretion of the Board of Managers. The maximum size of each Fund is not limited.

     Except as otherwise permitted by the Funds, initial and any additional contributions to the capital of a Fund by any Member will be payable in cash, and all contributions must be transmitted, through the Placement Agent or directly to the Fund, by such time and in such manner as is specified in the subscription documents of the Funds. Initial and additional contributions to the capital of a Fund will be payable in one installment and will be due prior to the proposed acceptance of the contribution. All initial and additional contributions to each Fund must be received and cleared prior to the subscription date, generally the first business day of the following month. In order to subscribe, investors must have the requisite amount of funds available in their accounts with the Placement Agent on the last business day of the month, or another procedure acceptable to the Fund. If an investor's funds are not so available, the investor's subscription for Units will not be accepted for the current subscription date.

     Each new Member will be obligated to agree to be bound by all of the terms of the relevant Limited Liability Company Agreement. Each potential investor also will be obligated to represent and warrant in a Subscription Agreement, among other things, that such investor is purchasing Units for its own account, and not with a view to the distribution, assignment, transfer or other disposition of such Units.

Eligible Investors

     Each prospective investor will be required to certify that the Units subscribed for are being acquired directly or indirectly for the account of an "accredited investor" as defined in Regulation D under the Securities Act, and generally that such investor, as well as each of the investor's equity owners under certain circumstances, at the time of subscription, (i) has a net worth of more than $1.5 million, (ii) is a "qualified purchaser" as defined in Section 2(a)(51)(A) of the 1940 Act (a "Qualified Purchaser"), or (iii) has at least $750,000 under the discretionary investment management of the Advisor and its affiliates. Existing Members who subscribe for additional Units and transferees of Units may be required to represent that they meet the foregoing eligibility criteria at the time of the additional subscription. The Funds do not accept subscriptions from or for the benefit of charitable remainder trusts. The relevant investor qualifications will be set forth in a subscription agreement to be provided to prospective investors, which must be completed by each prospective investor.

Subscription Procedure

     Prospective investors may subscribe for Units by completing, executing and delivering to their Financial Advisor at the Placement Agent, the following:

     1. The Subscription Agreement, by which the prospective investor subscribes to purchase Units;

     2. The Member signature page (in the form contained in the Subscription Agreement) by which the prospective investor will execute and agree to be bound by the terms of the Limited Liability Company Agreement; and

     3. Payment of the subscription amount through their account at the relevant Placement Agent, or another procedure acceptable to the Fund.

     In order to comply with United States and international laws aimed at the prevention of money laundering and terrorist financing, each prospective investor that is an individual will be required to represent in the Subscription Agreement that, among other things, he is not, nor is any person or entity controlling, controlled by or under common control with the prospective investor, a "Prohibited Person" as defined in the Subscription Agreement (generally, a person involved in money laundering or terrorist activities, including those persons or entities that are included on any relevant lists maintained by the U.S. Treasury Department's Office of Foreign Assets Control, any senior foreign political figures, their immediate family members and close associates, and any foreign shell bank). Further, each prospective investor which is an entity will be required to represent in the Subscription Agreement that, among other things (i) it has carried out thorough due diligence to establish the identities of its beneficial owners, (ii) it reasonably believes that no beneficial owner is a "Prohibited Person", (iii) it holds the evidence of such identities and status and will maintain such information for at least five years from the date of its complete withdrawal from the Fund, and (iv) it will make available such information and any additional information that the Fund may request.

     No initial subscription for Units will be accepted by the Board until a validly executed Subscription Agreement is on file with the Fund and the Fund is in receipt of cleared funds. The Board reserves the right to reject any subscription, in whole or in part, in its sole discretion. Funds not received and cleared prior to the subscription date cannot be invested until the following subscription date.

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                       REPURCHASES AND TRANSFERS OF UNITS

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No Right of Redemption

     No Member or other person holding Units has the right to require any Fund to redeem a Unit. No public market exists for the Units, and none is expected to develop. Consequently, investors may not be able to liquidate their investment other than as a result of repurchases of Units by the Funds, as described below.

Repurchases of Units

     The Managers of each Fund, from time to time and in their complete and exclusive discretion, may determine to cause the Fund to repurchase Units from Members, including the Advisor, pursuant to written tenders by Members on such terms and conditions as the Managers may determine. In determining whether a Fund should repurchase Units from Members pursuant to written tenders, the Managers will consider the recommendation of the Advisor. The Advisor expects that it generally will recommend to the Managers that each Fund offer to repurchase Units from Members two times each year, in June and December. The Managers of each Fund also will consider the following factors, among others, in making such determination:

     o    whether any Members have requested to tender Units to such Fund;

     o    the liquidity of such Fund's assets;

     o    the investment plans and working capital requirements of such Fund;

     o    the relative economies of scale with respect to the size of such Fund;

     o    the history of such Fund in repurchasing Units;

     o    the condition of the securities markets; and

     o    the anticipated tax consequences of any proposed repurchases of Units.

     The Managers will determine that a Fund repurchase Units from Members pursuant to written tenders only on terms they determine to be fair to such Fund and to all Members or persons holding Units acquired from Members. When the Managers determine that a Fund will repurchase Units, notice will be provided to each Member of such Fund describing the terms of the offer, and containing information Members should consider in deciding whether and how to participate in such repurchase opportunity. It is expected that such notice will be provided to Members of each Fund not less than 45 days prior to the date of such repurchase, and that Members wishing to accept such offer will be required to accept such offer not less than 15 days prior to the date of such repurchase (although it may be more).

     The Limited Liability Company Agreement of each Fund provides that a Fund shall be dissolved if the Units of any Member that has submitted a written request to tender all of the Units held by such Member for repurchase by such Fund has not been repurchased within a period of two years of such request.

     Repurchases of Units from Members by a Fund may be made, in the discretion of the Board, in part or in whole for cash or for securities of equivalent value, and will be effective after receipt by such Fund of all eligible written tenders of Units from Members. The amount due to any Member whose Units are repurchased will be equal to the value of the Member's capital account or portion thereof based on the net asset value of such Fund's assets as of the effective date of repurchase, after giving effect to all allocations to be made to the Member's capital account as of such date. Payment of the purchase price pursuant to a tender of Units will consist of, first, cash and/or securities traded on an established securities exchange, valued at net asset value in accordance with the Limited Liability Company Agreement of each Fund and distributed to tendering Members on a pro rata basis, in an aggregate amount equal to at least 90% of the estimated unaudited net asset value of the Units tendered, determined as of the effective date of the repurchase. Payment of such amount (the "cash payment") will be made promptly after the effective date of the repurchase or if the Fund has requested withdrawal of its capital from any Portfolio Funds in order to fund the repurchase of Units, 10 business days after the Fund has received at least 90% of the aggregate amount withdrawn by the Fund from such Portfolio Funds. Generally, payment pursuant to such a tender also will consist of a promissory note that bears no interest, is not transferable and entitles the holder thereof to a contingent payment equal to the difference of (a) the net asset value of the Units tendered over (b) the cash payment. The promissory note will be payable in cash, and will generally be payable within 30 days after the effective date of the repurchase (but in no event shall such note be payable later than immediately following the conclusion of the relevant Fund's annual audit).

     The repurchase of Units by each Fund is subject to regulatory requirements imposed by the SEC. Each Fund believes that the repurchase procedures described above comply with such requirements; however, in the event that modification of these procedures is required, the Board of Managers of each Fund will adopt revised repurchase procedures as necessary in order to ensure the Funds' compliance with applicable regulations.

     Subject to the approval of the Board of Managers and compliance with the 1940 Act, the Funds may impose a redemption fee in connection with repurchases of Units, including a fee applicable to repurchases of Units (or portions thereof) effected prior to expiration of a specified period subsequent to a Member's admission to the Fund. In addition, the Funds may allocate to tendering Members withdrawal or similar charges imposed by Portfolio Funds that are not advised by a Sub-Advisor if the Board determined to withdraw from the Portfolio Fund as a result of a tender and such a charge was imposed on a Fund.

     Each Fund intends to maintain daily a segregated account containing permissible liquid assets in an amount equal to the aggregate amount of the notes payable to former Members. Payment for repurchased Units may require a Fund to liquidate portfolio holdings earlier than the Board otherwise would liquidate such holdings, potentially resulting in losses, and may increase the Funds' portfolio turnover. The Board intends to take measures to attempt to avoid or minimize such potential losses and turnover.

     Each Fund may repurchase Units of a Member or any person acquiring Units from or through a Member if:

     o such Units have been transferred or such Units have vested in any person by operation of law as the result of the death, dissolution, bankruptcy or incompetency of a Member;

     o ownership of such Units by a Member or other person will cause the Fund to be in violation of, or require registration of any Unit under, or subject the Fund to additional registration or regulation under, the securities, commodities or other laws of the United States or any other relevant jurisdiction;

     o continued ownership of such Units may be harmful or injurious to the business or reputation of the Fund or the Advisor, or may subject the Fund or any Members to an undue risk of adverse tax or other fiscal consequences;

     o any of the representations and warranties made by a Member in connection with the acquisition of Units was not true when made or has ceased to be true; or

     o it would be in the best interests of the Fund for the Fund to repurchase such an interest.

Transfers of Units

     No person may become a substituted Member without the written consent of the Board, which consent may be withheld for any reason in the Board's sole and absolute discretion. Units may be transferred only (i) by operation of law pursuant to the death, bankruptcy, insolvency or dissolution of a Member or (ii) with the written consent of the Board, which may be withheld in its sole and absolute discretion and is expected to be granted, if at all, only under extenuating circumstances, in connection with a transfer to a family trust or other entity that does not result in a change of beneficial ownership. Notice to the Board of any proposed transfer must include evidence satisfactory to the Board that the proposed transfer is exempt from registration under the Securities Act, that the proposed transferee meets any requirements imposed by the Funds with respect to investor eligibility and suitability, including the requirement that any investor, or investor's equity owners in certain circumstances at the time of subscription is an "accredited investor" as defined in Regulation D under the Securities Act and (i) has a net worth of more than $1.5 million, (ii) is a Qualified Purchaser or (iii) has at least $750,000 under the discretionary investment management of the Advisor and its affiliates, and must be accompanied by a properly completed Subscription Agreement. In addition to the foregoing, no Member will be permitted to transfer any Units unless after such transfer the balance of the capital account of the transferee, and any Member transferring less than its entire number of Units, is at least equal to the amount of the Member's initial capital contribution.

     Any transferee meeting the eligibility requirements that acquires Units of a Fund by operation of law as the result of the death, dissolution, bankruptcy or incompetency of a Member or otherwise, will be entitled to the allocations and distributions allocable to the Units so acquired and to transfer such Units in accordance with the terms of the Limited Liability Company Agreement, but will not be entitled to the other rights of a Member unless and until such transferee becomes a substituted Member as provided in the Limited Liability Company Agreement. If a Member transfers Units with the approval of the Board, under the policies established by the Managers, the Board will promptly take all necessary actions to admit such transferee or successor to such Fund as a Member. Each Member and transferee is required to pay all expenses, including attorneys' and accountants' fees, incurred by such Fund in connection with such transfer. If such a transferee does not meet the investor eligibility requirements, that Fund reserves the right to redeem its Units.

     By subscribing for Units of a Fund, each Member has agreed to indemnify and hold harmless that Fund, its Managers, the Advisor, each other Member of such Fund and any affiliate of the foregoing against all losses, claims, damages, liabilities, costs and expenses, including legal or other expenses incurred in investigating or defending against any such losses, claims, damages, liabilities, costs and expenses or any judgments, fines and amounts paid in settlement, joint or several, to which such persons may become subject by reason of or arising from any transfer made by such Member in violation of these provisions or any misrepresentation made by such Member in connection with any such transfer.

     The Advisor may not transfer its interest as an Advisor, except to a person who has agreed to be bound by all of the terms of the Limited Liability Company Agreement and pursuant to applicable law.

--------------------------------------------------------------------------------

                                   TAX ASPECTS

--------------------------------------------------------------------------------

     Pursuant to Internal Revenue Service (the "IRS") regulations, the Fund and its tax advisors hereby inform you that: (i) any tax advice contained herein is not intended and was not written to be used, and cannot be used by any taxpayer, for the purposes of avoiding penalties that may be imposed on the taxpayer; (ii) any such advice was written to support the promotion or marketing of the Units described in this Memorandum; and (iii) each taxpayer should seek advice based on the taxpayer's particular circumstances from an independent tax advisor.

     The following is a summary of certain aspects of the Federal income taxation of the Funds and their Members which should be considered by a prospective Member. This summary only addresses the tax consequences of an investment in the Funds to a U.S. person, generally, a person that is a United States citizen or resident, a United States corporation or other United States entity taxable as a corporation, an estate the income of which is subject to United States federal income taxation regardless of its source, or a trust if a court within the United States is able to exercise primary jurisdiction over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust.

     The Funds have not sought a ruling from IRS or any other Federal, state or local agency with respect to any of the tax issues affecting the Funds, nor have they obtained an opinion of counsel with respect to any tax issues other than the characterization of each of the Funds as a partnership for Federal income tax purposes, and there can be no assurance that the IRS will agree with or that a court will sustain the positions discussed herein.

     This summary only discusses certain aspects of the Federal income tax treatment of the Funds and is based upon the Code, judicial decisions, existing, temporary and proposed Treasury Regulations (the "Regulations") and administrative pronouncements in existence on the date hereof, all of which are subject to change or different interpretation, possibly with retroactive effect. This summary does not discuss the impact of various proposals to amend the Code which could change certain of the tax consequences of an investment in the Funds. This summary also does not discuss all of the tax consequences that may be relevant to a particular investor, to investors that acquire Units other than for cash or to certain investors subject to special treatment under the Federal income tax laws, such as insurance companies. If a partnership invests in a Fund, the tax treatment of a partner will generally depend upon the status of the partner and upon the activities of the partnership. A partner in a partnership which invests in a Fund is encouraged to consult its tax advisor.

     EACH PROSPECTIVE MEMBER SHOULD CONSULT WITH ITS OWN TAX ADVISER IN ORDER FULLY TO UNDERSTAND THE FEDERAL, STATE, LOCAL AND FOREIGN INCOME TAX CONSEQUENCES OF AN INVESTMENT IN A FUND.

     In addition to the particular matters set forth in this section, tax-exempt organizations should review carefully those sections of this Private Placement Memorandum regarding liquidity and other financial matters to ascertain whether the investment objective of one or more of the Funds is consistent with their overall investment plans. Each prospective tax-exempt Member is urged to consult its own tax adviser regarding the acquisition of Units.

Classification of the Funds

     The Funds have received an opinion of Seward & Kissel LLP, counsel to the Funds, that under the provisions of the Code and the Regulations, as in effect on the date of the opinion, each Fund will be classified as a partnership for Federal income tax purposes and not as an association taxable as a corporation.

     Under the Code, certain "publicly traded partnerships" are generally treated as corporations for Federal income tax purposes. A publicly traded partnership is any partnership the interests in which are traded on an established securities market or which are readily tradable on a secondary market or the substantial equivalent thereof. Counsel to the Funds has rendered its opinion that, under a "facts and circumstances" test contained in the Regulations, and based upon the anticipated operations of the Funds, Units will not be readily tradable on a secondary market or the substantial equivalent thereof, and, therefore, the Funds should not be treated as publicly traded partnerships taxable as a corporation.

     The opinion of counsel described above, however, is not binding on the IRS or the courts. If it were determined that a Fund should be treated as an association or a publicly traded partnership taxable as a corporation for Federal income tax purposes, as a result of a successful challenge to such opinions by the IRS, changes in the Code, the Regulations or judicial interpretations thereof, a material adverse change in facts, or otherwise, the taxable income of the Fund would be subject to corporate income tax when recognized by the Fund; distributions of such income, other than in certain redemptions of Units, would be treated as dividend income when received by the Members of the Fund to the extent of the Fund's current or accumulated earnings and profits; and Members of the Fund would not be entitled to report profits or losses realized by the Fund.

     As partnerships for tax purposes, the Funds are not themselves subject to Federal income tax. Each Member of a Fund will be taxed upon his or her distributive share of each item of the Fund's income, gain, loss and deduction allocated to such Member (including from investments in other partnerships) for each taxable year of the Fund ending with or within the Member's taxable year. Each item will have the same character to a Member, and will generally have the same source (either United States or foreign), as though the Member realized the item directly. Members must report these items regardless of the extent to which, or whether, the Funds or Members receive cash distributions for such taxable year, and thus may incur income tax liabilities unrelated to any distributions to or from the Funds.

Non-Confidentiality

     A Member (and each employee, representative, or other agent of the Member) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of an investment in a Fund and all materials of any kind (including opinions or other tax analyses) that are provided to the Member relating to such tax treatment and tax structure.

Tax Elections and Returns; Tax Audits

     The Advisor decides how to report all Fund items of income, gain, loss or deduction on each Fund's tax returns, and makes all tax elections on behalf of each Fund. All Members are required under the Code to treat all Fund items consistently on their own returns, unless they file a statement with the IRS disclosing the inconsistency. In the event the income tax return of any Fund is audited by the IRS, the tax treatment of the Fund's income and deductions generally is determined at the entity level in a single proceeding rather than by individual audits of the Members. The Advisor is designated as the "Tax Matters Partner" for each Fund, and has considerable authority to make decisions affecting the tax treatment and procedural rights of all Members. The Advisor also has the authority to bind Members to settlement agreements and the right on behalf of all Members to extend the statute of limitations relating to the Members' tax liabilities with respect to Fund items.

Tax Consequences to a Withdrawing Member

     A Member receiving a cash liquidating distribution from a Fund in connection with a complete withdrawal from such Fund generally will recognize capital gain or loss to the extent of the difference between the proceeds received by such Member and such Member's adjusted tax basis in his or her Units. Such capital gain or loss generally will be short-term or long-term capital gain or loss depending upon the Member's holding period for his or her Units. A Member receiving a cash nonliquidating distribution will recognize income in a similar manner only to the extent that the amount of the distribution exceeds such Member's adjusted tax basis in his or her Units.

     A Fund may specially allocate items of Fund capital gain, including short-term capital gain, to a withdrawing Member to the extent the withdrawing Member's liquidating distribution would otherwise exceed the withdrawing Member's adjusted tax basis in his or her Units. Such a special allocation may result in the withdrawing Member recognizing capital gain, which may include short-term gain, in the Member's last taxable year in a Fund, thereby reducing the amount of long-term capital gain recognized during the tax year in which the Member receives a liquidating distribution upon withdrawal. There can be no assurance that the IRS would accept such a special allocation. If the special allocation were successfully challenged by the IRS, the Fund's gains allocable to the remaining Members would be increased.

     Distributions of property other than cash, whether in complete or partial liquidation of a Member's Units, generally will not result in the recognition of taxable income or loss to the Member.

     A Fund may be required to adjust the basis of its assets downward in the event that a Member is redeemed from the Fund at a loss. As a result, the taxable gains of a Fund allocated to the remaining Members may be increased when the Fund disposes of such assets.

Tax Treatment of Fund Investments

     General. Each Fund, through the Portfolio Funds, expects to act as a trader or investor, and not as a dealer, with respect to its securities transactions. A trader and an investor are persons who buy and sell securities for their own accounts. A dealer, on the other hand, is a person who purchases securities for resale to customers rather than for investment or speculation.

     Generally, the gains and losses realized by a trader or investor on the sale of securities are capital gains and losses. Thus, subject to certain exceptions, the Funds expect that the gains and losses from their securities transactions typically will be capital gains and capital losses. These capital gains and losses may be long-term or short-term depending, in general, upon the length of time a particular investment position is maintained and, in some cases, upon the nature of the transaction. Property held for more than one year generally will be eligible for long-term capital gain or loss treatment. The application of certain rules relating to short sales, to so-called "straddle" and "wash sale" transactions and to "Section 1256 contracts" may serve to alter the manner in which the holding period for a security is determined or may otherwise affect the characterization as long-term or short-term, and also the timing of the realization, of certain gains or losses. The Funds will also realize ordinary income from interest and dividends on securities and other sources.

     Limitations on Deductibility of Interest. For non-corporate taxpayers,
Section 163(d) of the Code limits the deduction for "investment interest" (i.e., interest or short sale expenses for "indebtedness properly allocable to property held for investment"). Investment interest is not deductible in the current year to the extent that it exceeds the taxpayer's "net investment income," consisting of net gain and ordinary income derived from investments in the current year. For this purpose, any long-term capital gain or "qualified dividend income" is excluded from net investment income unless the taxpayer elects to pay tax on such amount at ordinary income tax rates.

     For purposes of this provision, the Funds' activities likely will be treated as giving rise to investment income for a Member, and the investment interest limitation would apply to a non-corporate Member's share of the interest and short sale expenses attributable to the Funds' operation. In such case, a non-corporate Member would be denied a deduction for all or part of that portion of his or her distributive share of the Funds' ordinary losses attributable to interest and short sale expenses unless he or she had sufficient investment income from all sources (including the relevant Fund). A Member that could not deduct losses currently as a result of the application of Section 163(d) would be entitled to carry forward such losses to future years, subject to the same limitation. The investment interest limitation would also apply to interest paid by a non-corporate Member on money borrowed to finance his or her investment in a Fund. Potential investors are advised to consult with their own tax advisers with respect to the application of the investment interest limitation in their particular tax situations.

     Deductibility of Investment Expenses. Each Fund intends to take the position on its Federal income tax return that (i) a non-corporate Member may deduct his share of the expenses of the Portfolio Funds that are traders in securities without regard to these limitations on deductibility, and (ii) a non-corporate Member's share of the expenses of the Portfolio Funds that are investors in securities are subject to these limitations. Each Fund also will be required to determine whether expenses it incurs directly (e.g., the Management
Fee) are investment expenses subject to these limitations. Each Member who is an individual may deduct his share of the expenses of a Fund from Portfolio Funds that are treated as "traders" will be under Code Section 162 as a business expense. A Member's share of the expenses of a Fund from Portfolio Funds that are treated as "investors" (other than interest expense) will be investment expenses deductible under Code Section 212, and accordingly such expenses would be deductible by an individual Member only to the extent that his share of such expenses, when combined with certain of his other "miscellaneous itemized deductions" exceeds 2% of his adjusted gross income. Further, the amount in excess of such 2% floor is subject to the overall limitation on itemized deductions imposed by Code Section 68. Also, the amount in excess of such 2% floor would be considered a tax preference item in computing the alternative minimum tax for an individual Member. Although the Funds intend to treat the trade or business related expenses and any performance-based allocations as not being subject to the foregoing limitations on deductibility, there can be no assurance that the IRS may not treat such items as investment expenses which are subject to the limitations. The consequences of these limitations will vary depending upon the particular tax situation of each Member. Accordingly, non-corporate Members should consult their tax advisers with respect to the application of these limitations.

     Income and Losses from Passive Activities. The Code restricts the deductibility of losses from a "passive activity" against certain income which is not derived from a passive activity. This restriction applies to individuals, trusts, estates, personal service corporations and certain closely held corporations. Pursuant to Temporary Regulations issued by the Treasury Department, income or loss from the Funds' securities trading activity generally will not constitute income or loss from a passive activity. Therefore, passive losses from other sources generally could not be deducted against a Member's share of income and gain from the Funds. Income or loss attributable to investments in partnerships engaged in a trade or business (other than trading securities) may constitute passive activity income or loss.

     Potential Limitations on Deduction Under Section 470. Section 470 of the Code imposes loss limitations that apply with respect to "tax-exempt use property." Although these limitations were intended to curtail certain leasing transactions that were viewed as abusive, the limitations may apply to any partnership that has a tax-exempt partner or foreign partner (which may be the case with respect to a Fund or an entity in which a Fund invests). If, and to the extent that, such limitations were to apply to a Fund, a Member would generally be prohibited from using losses from a Fund to offset other income of the Member (other than income from the Fund). Losses that are not deductible in any year because of these limitations may be carried forward to subsequent years. Members should consult with their own tax advisors with respect to the potential applicability of Section 470 of the Code to an investment in a Fund.

     Passive Foreign Investment Companies. From time to time a Fund or a Portfolio Fund may invest in one or more passive foreign investment companies ("PFICs") as defined by Section 1297 of the Code. No Fund intends to invest in a PFIC unless the PFIC provides the information necessary for the relevant Fund to elect to have the PFIC treated as a "qualifying electing fund". As a result of such election, the Fund would be required to include annually in its gross income its pro rata share of the PFIC's net ordinary income and net realized capital gains, whether or not such amounts are actually distributed to the Fund. However, any net operating losses or net capital losses of the PFIC will not pass through to the Fund or offset any ordinary income or capital gains of the PFIC reportable to the Fund in subsequent years. As a result, a Member's taxable income may be higher than if such losses could be passed through to Members or used to offset other gains on a current basis. However, such losses would ultimately reduce the gain (or increase the loss) recognized by the Fund on its disposition of its shares in the PFIC.

     There can be no assurance any PFIC will comply with the PFIC reporting requirements. In addition, it is possible that a Portfolio Fund may invest in a PFIC that does not comply with the PFIC reporting requirements. Under the PFIC rules, if the PFIC fails to provide the information that is necessary for the Fund to make the election described above, any gain realized on the sale or other disposition of shares in a PFIC generally would be treated as ordinary income. For tax purposes, such income will be assumed to have been earned ratably over the Fund's holding period with such amounts subject to tax in each year of that holding period at the highest applicable tax rate. In addition to the tax resulting from this method, an interest charge at the rate generally applicable to underpayments of tax will be imposed on the tax amounts so calculated for all prior tax years. Each Fund intends to redeem as promptly as practicable any investment in a PFIC that fails to provide the information necessary to make the election described above. However, there is no assurance that a Portfolio Fund will not invest in a PFIC that does not comply with the PFIC reporting requirements.

     Investors may be subject to IRS reporting requirements with respect to a Fund's investments in PFICs. In particular, an investor that is subject to U.S. Federal income tax will be required to file annually IRS Form 8621, Return by a Shareholder of a Passive Foreign Investment Company or Qualified Electing Fund, with respect to each PFIC in which the Fund invests. The Administrator will furnish information with respect to each PFIC investment that Members can use to make the necessary IRS filings.

     Tax Shelter Regulations. The IRS has released final Regulations expanding previously existing information reporting, record maintenance and investor list maintenance requirements with respect to certain "tax shelter" transactions (the "Tax Shelter Regulations"). The Tax Shelter Regulations may potentially apply to a broad range of investments that would not typically be viewed as tax shelter transactions, including investments in investment partnerships and portfolio investments of investment partnerships. Under the Tax Shelter Regulations, if a Fund or a Portfolio Manager engages in a "reportable transaction," the Fund and, under certain circumstances, a Member may be required to (i) retain all records material to such "reportable transaction"; (ii) complete and file IRS Form 8886, "Reportable Transaction Disclosure Statement" as part of its Federal income tax return for each year it participates in the "reportable transaction", and (iii) send a copy of such form to the IRS Office of Tax Shelter Analysis at the time the first such tax return is filed. The scope of the Tax Shelter Regulations may be affected by further IRS guidance. Non-compliance with the Tax Shelter Regulations may involve significant penalties and other consequences. Each Member should consult his own tax advisers as to his obligations under the Tax Shelter Regulations.

Foreign Taxes

     It is possible that certain dividends and interest received from sources within foreign countries will be subject to withholding taxes imposed by such countries. In addition, some foreign countries may impose capital gains taxes on certain securities transactions involving foreign issuers. Tax treaties between certain countries and the United States may reduce or eliminate such taxes.

     The Funds will inform Members of their proportionate share of the foreign taxes paid or incurred by the Funds that Members will be required to include in their income. The Members generally will be entitled to claim either a credit, subject to the limitations discussed below, and provided that, in the case of dividends, the foreign stock is held for the requisite holding period, or, if they itemize their deductions, a deduction, subject to the limitations generally applicable to deductions, for their share of such foreign taxes in computing their Federal income taxes. A Member that is tax exempt will not ordinarily benefit from such credit or deduction.

     Generally, a credit for foreign taxes is subject to the limitation that it may not exceed the Member's federal tax, before the credit, attributable to the Member's total foreign source taxable income. A Member's share of dividends and interest from non-U.S. securities generally will qualify as foreign source income. Generally, the source of income realized upon the sale of personal property, such as securities, will be based on the residence of the seller. In the case of a limited liability company, the determining factor is the residence of the Member. Thus, absent a tax treaty to the contrary, the gains from the sale of securities allocable to a Member that is a U.S. resident will be treated as derived from U.S. sources, even though the securities are sold in foreign countries. However, in certain circumstances, securities losses realized by a U.S. resident are recharacterized as foreign source to the extent of certain dividends and other deemed inclusions of income previously taken into account by that U.S. resident. Certain currency fluctuation gains, including fluctuation gains from foreign currency denominated debt securities, receivables and payables, will also be treated as ordinary income derived from U.S. sources.

     The limitation on the foreign tax credit is applied separately to foreign source passive income, such as dividends and interest. In addition, the foreign tax credit is allowed to offset only 90% of the alternative minimum tax imposed on corporations and individuals.

     Furthermore, for foreign tax credit limitation purposes, the amount of a Member's foreign source income is reduced by various deductions that are allocated and/or apportioned to such foreign source income. One such deduction is interest expense, a portion of which generally will reduce the foreign source income of any Member who owns (directly or indirectly) foreign assets. For these purposes, foreign assets owned by the Funds will be treated as owned by the investors in the Funds and indebtedness incurred by the Funds will be treated as incurred by investors in the Funds. Because of these limitations, Members may be unable to claim a credit for the full amount of their proportionate share of the foreign taxes paid by the Funds. The foregoing is only a general description of the foreign tax credit under current law. Moreover, since the availability of a credit or deduction depends on the particular circumstances of each Member, Members are advised to consult their own tax advisers.

Tax-Exempt Investors (including IRAs)

     Unrelated Business Taxable Income. Investors which are tax-exempt entities, including IRAs, 401(k) Plans, Keogh Plans or Employee Benefit Plans, may be required to make tax payments, including estimated tax payments, and file an income tax return for any taxable year in which such tax-exempt entity is an investor in a Fund.

     Generally, an exempt organization is exempt from Federal income tax on its passive investment income, such as dividends, interest and capital gains, whether realized by the organization directly or indirectly through a partnership in which it is a partner.

     This general exemption from tax does not apply to the UBTI of an exempt organization. Generally, UBTI includes income or gain derived, either directly or through partnerships, from a trade or business, the conduct of which is not substantially related to the exercise or performance of the organization's exempt purpose or function. UBTI also includes "unrelated debt-financed income," which generally consists of (i) income derived by an exempt organization, directly or through a partnership, from income-producing property with respect to which there is "acquisition indebtedness" at any time during the taxable year, and (ii) gains derived by an exempt organization, directly or through a partnership, from the disposition of property with respect to which there is "acquisition indebtedness" at any time during the 12-month period ending with the date of such disposition.

     The Funds, through the Portfolio Funds, expect to incur "acquisition indebtedness" with respect to certain transactions, such as the purchase of securities on margin. The calculation of each Fund's "unrelated debt-financed income" is complex and will depend in large part on the amount of leverage, if any, used by the Portfolio Funds from time to time. Also, the Funds may, directly or indirectly, invest in an entity that is engaged in a trade or business (other than securities trading) and is classified for U.S. tax purposes as a partnership. Accordingly, it is impossible to predict what percentage of each Fund's income and gains will be treated as UBTI for a Member which is an exempt organization. An exempt organization's share of the income or gains of the Funds which is treated as UBTI may not be offset by losses of the exempt organization either from the Funds or otherwise, unless such losses are treated as attributable to an unrelated trade or business (e.g., losses from securities for which there is acquisition indebtedness).

     To the extent that the Funds generate UBTI, the applicable Federal tax rate for such a Member generally would be either the corporate or trust tax rate depending upon the nature of the particular exempt organization. An exempt organization may be required to support, to the satisfaction of the IRS, the method used to calculate its UBTI. Each Fund will be required to report to a Member which is an exempt organization information as to the portion, if any, of its income and gains from the Funds for each year which will be treated as UBTI. The calculation of such amount with respect to transactions entered into by the Funds is highly complex, and there is no assurance that the Funds' calculation of UBTI will be accepted by the IRS.

     Tax-exempt investors should review with their tax advisers the discussion above regarding UBTI and any tax and/or filing obligation they may have with respect to UBTI. Tax-exempt investors should also consult their tax advisers with regard to the UBTI issues that may arise upon the disposition of their interest in a Fund. In a private ruling, the IRS has taken the position that a portion of the gain realized from the sale (e.g., withdrawal) of a partnership interest by a tax-exempt entity is debt-financed income when the partnership uses borrowed funds to purchase property even though the tax-exempt entity did not use borrowed funds to purchase its partnership interest.

     Special Considerations for IRAs. Potential IRA investors should note that an investment in a Fund may give rise to UBTI without a corresponding distribution of cash. As a result, any United States federal income taxes due on such UBTI must be paid by the IRA from assets other than its Units in the Fund. If the beneficiary of an IRA pays such tax on behalf of the IRA, then such payment will be treated as a deemed contribution by the beneficiary to the IRA. If this deemed contribution causes the IRA's beneficiary to exceed certain specified annual contribution limits, a penalty may be imposed on such excess contribution. As a result, potential IRA investors are encouraged to consult their tax advisers prior to investing in a Fund.

     Private Foundations. Private foundations and their managers are subject to excise taxes if they invest "any amount in such a manner as to jeopardize the carrying out of any of the foundation's exempt purposes." This rule requires a foundation manager, in making an investment, to exercise "ordinary business care and prudence" under the facts and circumstances prevailing at the time of making the investment, in providing for the short-term and long-term needs of the foundation to carry out its exempt purposes. The factors which a foundation manager may take into account in assessing an investment include the expected return (including both income and capital appreciation), the risks of rising and falling price levels, and the need for diversification within the foundation's portfolio.

     In order to avoid the imposition of an excise tax, a private foundation may be required to distribute on an annual basis its "distributable amount," which includes, among other things, the private foundation's "minimum investment return," defined as 5% of the excess of the fair market value of its nonfunctionally related assets (assets not used or held for use in carrying out the foundation's exempt purposes), over certain indebtedness incurred by the foundation in connection with such assets. It appears that a foundation's investment in a Fund would most probably be classified as a nonfunctionally related asset. A determination that Units are nonfunctionally related assets could conceivably cause cash flow problems for a prospective Member which is a private foundation.

     In some instances, the "excess business holdings" provisions of the Code may prohibit an investment in the Funds by a private foundation. For example, if a private foundation, either directly or together with a "disqualified person," acquires more than 20% of the capital interest or profits interest of a Fund, the private foundation may be considered to have "excess business holdings." If this occurs, such foundation may be required to divest itself of its Units in order to avoid the imposition of an excise tax. However, the excise tax will not apply if at least 95% of the gross income from the relevant Fund is "passive" within the applicable provisions of the Code and Regulations. Although there can be no assurance, the Board believes that each Fund will meet this 95% gross income test.

     A substantial percentage of investments of certain "private operating foundations" may be restricted to assets directly devoted to their tax-exempt purposes. Otherwise, generally, rules similar to those discussed above govern their operations.

     Charitable Remainder Trusts. A charitable remainder trust is subject to a 100% federal excise tax on any UBTI which it earns. Since the Funds may generate UBTI to a tax-exempt investor such as a charitable remainder trust, charitable remainder trusts are not permitted to invest in the Funds.

     Qualified Retirement Plans. Employee benefit plans subject to the provisions of ERISA, IRAs and Keogh Plans should consult their counsel as to the implications of such an investment under ERISA. See "ERISA Considerations."

     Endowment Funds. Portfolio Managers of endowment funds should consider whether the acquisition of Units is legally permissible. This is not a matter of Federal law, but is determined under state statutes. It should be noted, however, that under the Uniform Management of Institutional Funds Act, which has been adopted in various forms by a large number of states, participation in investment partnerships or similar organizations in which funds are commingled and investment determinations are made by persons other than the governing board of the endowment fund is allowed.

State and Local Taxation

     In addition to the Federal income tax consequences described above, prospective investors should consider potential state and local tax consequences of an investment in the Funds. State and local laws often differ from Federal income tax laws with respect to the treatment of specific items of income, gain, loss, deduction and credit. A Member's distributive share of the taxable income or loss of a Fund generally will be required to be included in determining the Member's reportable income for state and local tax purposes in the jurisdiction in which the Member is a resident.

     A partnership in which a Fund acquires (directly or indirectly) an interest may conduct business in a jurisdiction which will subject to tax a Member's share of such Fund's income from that business. Prospective investors should consult their tax advisers with respect to the availability of a credit for such tax in the jurisdiction in which that Member is a resident.

     The Funds have been advised that, based on the proposed method of operation of the Funds and on the basis of present law, the Funds should not be subject to the New York City unincorporated business tax and that individual Members who are not considered to be residents of New York State should not be subject to New York State personal income tax in respect of their share of the income from a Fund.

     If a Fund were considered to have income from New York sources, the Fund would be required to withhold New York State income tax with respect to income allocable to a Member that is a corporation (other than an S corporation) or an individual who is not a resident of New York. Based on the anticipated activities of the Funds, it is expected that none of a Fund's income will be treated as New York source income. If a Fund is required to pay such tax, a Member should be eligible for a credit equal to the portion of the tax on the Fund attributable to such Member's share of the income if such Member files a New York State income tax return.

     It is the responsibility of each prospective investor to satisfy himself as to, among other things, the legal and tax consequences of an investment in a Fund under state law, including the laws of the state(s) of his domicile and his residence, by obtaining advice from his own tax counsel or other adviser, and to file all appropriate tax returns that may be required.

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                              ERISA CONSIDERATIONS

--------------------------------------------------------------------------------

     Persons who are fiduciaries with respect to an employee benefit plan or other arrangement subject to the Employee Retirement Income Security Act of 1974, as amended (an "ERISA Plan" and "ERISA," respectively), and persons who are fiduciaries with respect to an IRA or Keogh plan, which is not subject to ERISA but is subject to the prohibited transaction rules of Section 4975 of the Code (together with ERISA Plans, "Benefit Plans") should consider, among other things, the matters described below before determining whether to invest in the Funds.

     ERISA imposes certain general and specific responsibilities on persons who are fiduciaries with respect to an ERISA Plan, including prudence, diversification, an obligation not to engage in a prohibited transaction and other standards. In determining whether a particular investment is appropriate for an ERISA Plan, Department of Labor ("DOL") regulations provide that a fiduciary of an ERISA Plan must give appropriate consideration to, among other things, the role that the investment plays in the ERISA Plan's portfolio, taking into consideration whether the investment is designed reasonably to further the ERISA Plan's purposes, an examination of the risk and return factors, the portfolio's composition with regard to diversification, the liquidity and current return of the total portfolio relative to the anticipated cash flow needs of the ERISA Plan, the income tax consequences of the investment (see "TAX ASPECTS--Unrelated Business Taxable Income" and "--Certain Issues Pertaining to Specific Exempt Organizations") and the projected return of the total portfolio relative to the ERISA Plan's funding objectives. Before investing the assets of an ERISA Plan in any of the Funds, a fiduciary should determine whether such an investment is consistent with its fiduciary responsibilities and the foregoing regulations. For example, a fiduciary should consider whether an investment in a Fund may be too illiquid or too speculative for a particular ERISA Plan, and whether the assets of the ERISA Plan would be sufficiently diversified. If a fiduciary with respect to any such ERISA Plan breaches the fiduciary's responsibilities with regard to selecting an investment or an investment course of action for such ERISA Plan, the fiduciary may be held liable for losses incurred by the ERISA Plan as a result of such breach.

     Because the Funds are registered as investment companies under the 1940 Act, the underlying assets of the Funds are not considered to be "plan assets" of the ERISA Plans investing in the Funds for purposes of ERISA's (or the Code's) fiduciary responsibility and prohibited transaction rules. Thus, the Advisor is not a fiduciary within the meaning of ERISA by reason of its authority with respect to the Funds.

     The Board will require a Benefit Plan which proposes to invest in any of the Funds to represent that it, and any fiduciaries responsible for such Plan's investments, are aware of and understand the Fund's investment objectives, policies and strategies, and that the decision to invest plan assets in a Fund was made by the fiduciaries of the Benefit Plan with appropriate consideration of relevant investment factors with regard to the Benefit Plan and is consistent with the duties and responsibilities imposed upon fiduciaries with regard to their investment decisions under ERISA and/or the Code.

     Certain prospective Benefit Plan investors may currently maintain relationships with the Advisor or other entities which are affiliated with the Advisor. Each of such persons may be deemed to be a party in interest to and/or a fiduciary of any Benefit Plan to which it provides investment management, investment advisory or other services. ERISA prohibits (and the Code penalizes) the use of ERISA and Benefit Plan assets for the benefit of a party in interest and also prohibits (or penalizes) an ERISA or Benefit Plan fiduciary from using its position to cause such Plan to make an investment from which it or certain third parties in which such fiduciary has an interest would receive a fee or other consideration. ERISA and Benefit Plan investors should consult with counsel to determine if participation in the Funds is a transaction which is prohibited by ERISA or the Code. Fiduciaries of ERISA or Benefit Plan investors will be required to represent that the decision to invest in the Funds was made by them as fiduciaries that are independent of such affiliated persons, that such fiduciaries are duly authorized to make such investment decision and that they have not relied on any individualized advice or recommendation of such affiliated persons, as a primary basis for the decision to invest in the Funds.

     The provisions of ERISA and the Code are subject to extensive and continuing administrative and judicial interpretation and review. The discussion of ERISA and the Code contained in this Private Placement Memorandum is general and may be affected by future publication of regulations and rulings. Potential Benefit Plan investors should consult their legal advisers regarding the consequences under ERISA and the Code of the acquisition and ownership of Units.

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                 SUMMARY OF LIMITED LIABILITY COMPANY AGREEMENTS

--------------------------------------------------------------------------------

     The following is a summary description of additional items and of select provisions of the Limited Liability Company Agreements which are not described elsewhere in this Private Placement Memorandum. The description of such items and provisions is not definitive and reference should be made to the complete text of the Form of Limited Liability Company Agreements contained in Appendix A.

Liability of Members

     Pursuant to applicable Delaware law, Members generally are not personally liable for obligations of a Fund unless, in addition to the exercise of their rights and powers as Members, they participate in the control of the business of that Fund. Any such Member would be liable only to persons who transact business with such Fund reasonably believing, based on such Member's conduct, that the Member is a managing member. Under the terms of the Limited Liability Company Agreements, the Members do not have the right to take part in the control of the Funds, but they may exercise the right to vote on matters requiring approval under the 1940 Act and on certain other matters. Although such right to vote should not constitute taking part in the control of the Funds' business under applicable Delaware law, there is no specific statutory or other authority for the existence or exercise of some or all of these powers in some other jurisdictions. To the extent that the Funds are subject to the jurisdiction of courts in jurisdictions other than the State of Delaware, it is possible that these courts may not apply Delaware law to the question of the limited liability of the Members.

     Under Delaware law and the Limited Liability Company Agreement, each Member may be liable up to the amount of any contributions to the capital of a Fund (plus any accretions in value thereto prior to withdrawal) and a Member may be obligated to make certain other payments provided for in the Limited Liability Company Agreement and to return to the relevant Fund amounts wrongfully distributed to him.

Duty of Care of the Advisor

     Each Fund's Investment Advisory Agreement provides that the Advisor shall not be liable to the Funds or any of the Members for any loss or damage occasioned by any act or omission in the performance of the Advisor's services as Advisor in the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of the Advisor's office. Each Fund's Investment Advisory Agreement also contains provisions for the indemnification, to the extent permitted by law, of the Advisor by the Funds, but not by the Members individually, against any liability and expense to which the Advisor may be liable as Advisor which arise in connection with the performance of its activities on behalf of the Funds. The Advisor will not be personally liable to any Member for the repayment of any positive balance in such Member's capital account or for contributions by such Member to the capital of a Fund or by reason of any change in the Federal or state income tax laws applicable to such Fund or its investors. The rights of indemnification and exculpation provided under each Fund's Investment Advisory Agreement do not provide for indemnification of the Advisor for any liability, including liability under Federal securities laws which, under certain circumstances, impose liability even on persons that act in good faith, to the extent, but only to the extent, that such indemnification would be in violation of applicable law.

Amendment of the Limited Liability Company Agreement

     Each Limited Liability Company Agreement may be amended with the approval of (i) the Managers, including a majority of the Independent Managers, if required by the 1940 Act, or (ii) a majority, as defined in the 1940 Act, of the outstanding voting securities of the relevant Fund. Certain amendments involving capital accounts and allocations thereto may not be made without the consent of any Members adversely affected thereby or unless each Member has received written notice of such amendment and any Member objecting to such amendment has been allowed a reasonable opportunity to tender all of his or her Units for repurchase by such Fund. However, the Board may at any time, without the consent of the Members of a Fund, amend the Limited Liability Company Agreement to (i) restate the Limited Liability Company Agreement, (ii) effect compliance with any applicable law or regulation, or (iii) make such changes as may be necessary to assure such Fund's continuing eligibility to be classified for U.S. Federal income tax purposes as a partnership which is not treated as a corporation under
Section 7704(a) of the Code.

Power of Attorney

     By subscribing for an Interest, each Member will appoint each of the Managers its attorney-in-fact for purposes of filing required certificates and documents relating to the formation and continuance of the relevant Fund as a limited liability company under Delaware law or signing all instruments effecting authorized changes in such Fund or the relevant Limited Liability Company Agreement and conveyances and other instruments deemed necessary to effect the dissolution or termination of such Fund.

     The power-of-attorney granted in the Limited Liability Company Agreements is a special power-of-attorney coupled with an interest in favor of each of the Managers and as such is irrevocable and continues in effect until all of such Member's Units have been withdrawn pursuant to a periodic repurchase or transferred to one or more transferees that have been approved by the Board for admission to the relevant Fund as substitute Members.

Term, Dissolution and Liquidation

     A Fund will be dissolved:

     o upon the affirmative vote to dissolve such Fund by both (1) the Managers and (2) Members holding at least two-thirds of the total number of votes eligible to be cast by all Members;

     o upon the expiration of any two year period that commences on the date on which any Member has submitted, in accordance with the procedure specified in the Limited Liability Company Agreements, a written notice to a Fund requesting the repurchase of all its Units by such Fund (which notice has not been subsequently withdrawn by such Member), if such Units have not been repurchased by the Fund within such period;

     o upon the failure of Members to elect successor Managers at a meeting called by the Advisor when no Manager remains; or

     o    as required by operation of law.

     Upon the occurrence of any event of dissolution with respect to any Fund, the Board, or a liquidator, if the Board is unable to perform this function, is charged with winding up the affairs of the Fund and liquidating its assets. Net profits or net loss during the fiscal period including the period of liquidation will be allocated as described in the section titled "Capital Accounts and Allocations--Allocation of Net Profits and Net Losses."

     Upon the dissolution of a Fund, its assets are to be distributed (1) first to satisfy the debts, liabilities and obligations of such Fund, other than debts to Members, including actual or anticipated liquidation expenses, (2) next to satisfy debts owing to the Members, and (3) finally to the Members proportionately in accordance with the balances in their respective capital accounts. Assets may be distributed in-kind on a pro rata basis if the Board or liquidator determines that such a distribution would be in the interests of the Members in facilitating an orderly liquidation.

Reports to Members

     Each Fund will furnish to its Members as soon as practicable after the end of each taxable year such information as is necessary for such Members to complete Federal and state income tax or information returns, along with any other tax information required by law. Each Fund will send to its Members a semi-annual unaudited report and an audited annual report, in each case prepared in accordance with U.S. generally accepted accounting principles, within 60 days after the close of the period for which it is being made, or as otherwise required by the 1940 Act. Quarterly reports from each Fund regarding such Fund's operations during such period also will be sent to Members.

     Each Fund files semi-annual reports containing unaudited financial statements and annual reports containing audited financial statements within sixty (60) days of the end of its second fiscal quarter and fiscal year, respectively, with the SEC.

Fiscal Year and Tax Year

     Each Fund's fiscal year ends on March 31; the tax year for each Fund ends on December 31.

Accountants and Legal Counsel

     KPMG LLP, with a principal place of business at 801 Second Avenue, Suite 900, Seattle, Washington 98104, serves as the independent registered public accountants of the Funds.

     Seward & Kissel LLP, One Battery Park Plaza, New York, New York 10004, acts as counsel to each of the Funds in connection with the offering of Units. Seward & Kissel LLP also acts as counsel to the Advisor and its affiliates.

Custodian

     PFPC Trust Company (the "Custodian") serves as the primary custodian of the assets of the Funds and the Portfolio Funds managed by the Sub-Advisors, and may maintain custody of such assets with domestic and foreign subcustodians (which may be banks, trust companies, securities depositories and clearing agencies) approved by the Managers. Assets of the Funds and Portfolio Funds are not held by the Advisor or Sub-Advisors, respectively, or commingled with the assets of other accounts other than to the extent that securities are held in the name of a custodian in a securities depository, clearing agency or omnibus customer account of such custodian. The Custodian's principal business address is 400 Bellevue Parkway, Philadelphia, Pennsylvania 19809.

Financial Statements

     The 2007 financial statements of Torrey U.S. Strategy Partners, LLC and Torrey International Strategy Partners, LLC are incorporated by reference from the 2007 Annual Report to Members of each Fund, filed with the SEC pursuant to
Section 30(d) of the 1940 Act and the rules and regulations thereunder. The 2007 Annual Report contains schedules of the Fund's portfolio investments as of March 31, 2007 and certain other financial information. The Fund will furnish, without charge, a copy of such Annual Report to any person who requests a copy.

Inquiries

     Inquiries concerning the Funds and Units in the Funds, including information concerning subscription and withdrawal procedures, should be directed to:

                             Torrey Associates, LLC
                                 505 Park Avenue
                                   Fifth Floor
                            New York, New York 10022
                            Telephone: (212) 644-7800
                            Facsimile: (212) 644-8333
                       For additional information contact:
                                 Ricardo Cortez

                                    * * * * *

     All potential investors in the Funds are encouraged to consult appropriate legal and tax counsel.

SK 80350 0024 791625 v4

                                OTHER INFORMATION

Item 25. Financial Statements and Exhibits

1.       Financial Statements

         Part A: Financial Highlights. (Not applicable)

         Part B: Statement of Assets and Liabilities of Torrey International Strategy Partners, LLC, a Delaware limited liability company (the
         Fund), including the Schedule of Investments in Investment Funds as of March 31, 2007, and the related Statements of Operations and Cash Flows for the year then ended, the Statements of Changes in Members' Equity - Net Assets for each of the years in the two-year period then ended, and the Financial Highlights for each of the years in the four-year period ended March 31, 2007 and for the period from inception (November 1, 2002) through March 31, 2003, included in the 2007 Annual Report to Members of the Fund, filed with the SEC on June 12, 2007 and Semi-Annual Report to Members of the Fund, filed with the SEC on November 27, 2006 are incorporated by reference herein.

2.       Exhibits

(a) Certificate of Formation of Limited Liability Company filed with the Delaware State Department on March 25, 2002. (1)

(b)(1)   Limited Liability Company Agreement, dated March 28, 2002. (2)

(b)(2) Amended and Restated Limited Liability Company Agreement, dated May 15, 2002. (3)

(c)      Not applicable.

(d)      Not applicable.

(e)      Not applicable.

(f)      Not applicable.

(g)      Form of Investment Advisory Agreement between the Company and the
         Advisor. (3)

(h)      Not applicable.

(i)      Not applicable.

(j)      Form of Custody Agreement between the Company and the Custodian. (4)

(k)(1) Form of Administration Agreement between the Company and the Administrator. (3)

(k)(2) Form of Placement Agency Agreement among the Company, the Advisor and Prudential Securities Incorporated as the Placement Agent. (3)

(k)(3) Form of Amended and Restated Placement Agency Agreement among the Company, the Advisor and Wachovia Securities, LLC and Wachovia Securities Financial Networks, LLC as the Placement Agent. (5)

(k)(4) Form of Placement Agency Agreement among the Company, the Advisor and Citigroup Global Markets Inc. as the Placement Agent. (6)

(k)(5) Investor Support Services Agreement between the Company and Torrey Associates, LLC as the Investor Support Services Agent. (5)

(k)(6)   Joint Errors & Omission Liability Insurance Agreement.

(l)      Not applicable.

(m)      Not applicable.

(n)      Consent of KPMG LLP, independent auditors.

(o)      Not applicable.

(p)      Not applicable.

(q)      Not applicable.

(r)      Joint Code of Ethics for the Registrant and the Advisor. (3)

----------
(1) Incorporated by reference to Exhibit (a) to the Registration Statement on Form N-2 of the Registrant, filed with the Securities and Exchange Commission on March 29, 2002.
(2) Incorporated by reference to Exhibit (b) to the Registration Statement on Form N-2 of the Registrant, filed with the Securities and Exchange Commission on March 29, 2002.
(3) Incorporated by reference to Exhibit (b)(2) to Post-Effective Amendment No. 1 to the Registration Statement on Form N-2 of the Registrant, filed with the Securities and Exchange Commission on June 12, 2002.
(4) Incorporated by reference to Exhibit (j) to Post-Effective Amendment No. 2 to the Registration Statement on Form N-2 of the Registrant, filed with the Securities and Exchange Commission on July 3, 2002.
(5) Incorporated by reference to Exhibit (k)(3) to Post-Effective Amendment No. 3 to the Registration Statement on Form N-2 of the Registrant, filed with the Securities and Exchange Commission on November 4, 2003.
(6) Incorporated by reference to Exhibit (k)(4) to Post-Effective Amendment No. 4 to the Registration Statement on Form N-2 of the Registrant, filed with the Securities and Exchange Commission on January 25, 2006.

Item 26. Marketing Arrangements

         Not applicable.

Item 27. Other Expenses of Issuance and Distribution

         Not applicable.

Item 28. Persons Controlled by or Under Common Control

         No person is directly or indirectly under common control with the Registrant, except that the Registrant may be deemed to be controlled by Torrey Associates, L.L.C., the adviser of the Registrant, which also acts as the advisor or general partner of other investment funds. Information regarding the ownership of Torrey Associates, L.L.C. is set forth in its Form ADV, as filed with the Commission (File No. 801-57092).

Item 29. Number of Holders of Securities

         Not applicable.

Item 30. Indemnification

         It is the Registrant's policy to indemnify its Managers to the maximum extent permitted by law, as set forth in Section 3.7 of the Registrant's Amended and Restated Limited Liability Company Agreement, dated May 15, 2002.

Item 31. Business and Other Connections of Investment Adviser

         The description of Torrey Associates, L.L.C. and its directors and officers under the caption "The Advisor" in the Offering Memorandum is incorporated by reference herein.

Item 32. Location of Accounts and Records

         The accounts, books and other documents required to be maintained by
         Section 31(a) of the Investment Company Act of 1940, as amended, and the Rules thereunder are maintained principally at the offices of Torrey Associates, L.L.C., 505 Park Avenue, Fifth Floor, New York, New York 10022.

Item 33. Management Services

         Not Applicable

Item 34. Undertakings

         Not Applicable

                                   SIGNATURES

         Pursuant to the requirements of the Investment Company Act of 1940, as amended, the Registrant has duly caused this Amendment No. 5 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, and State of New York, on the 23rd day of July, 2007.

                             Torrey International Strategy Partners, LLC


                             By: /s/ James A. Torrey
                                 --------------------
                                     James A. Torrey
                                     Chief Executive Officer

SK 80350 0024 792825